As filed with the Securities and Exchange Commission on November 12, 1996

                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                        HUMPHREY HOSPITALITY TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                             12301 Old Columbia Pike
                          Silver Spring, Maryland 20904
                    (Address of principal executive offices)

                             James I. Humphrey, Jr.
                             12301 Old Columbia Pike
                          Silver Spring, Maryland 20904
                                 (301) 680-4343
                     (Name and address of agent for service)
                                 ---------------

                                   Copies to:

Thurston R. Moore, Esq.                                 James J. Wheaton, Esq.
    Hunton & Williams                                   Willcox & Savage, P.C.
    Riverfront Plaza                                    1800 NationsBank Center
  951 East Byrd Street                                   One Commercial Place
Richmond, Virginia 23219                                Norfolk, Virginia 23510
     (804) 788-8200                                         (804) 628-5619

         Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

==============================================================================================================================
Title of Securities         Amount Being               Proposed                     Proposed Maximum             Amount of
 Being Registered            Registered        Offering Price Per Share (2)     Aggregate Offering Price     Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock            1,150,000(1) shares              $8.75                         $10,062,500                 $3,050
($.01 par value)
==============================================================================================================================

(1) Includes 150,000 shares that may be purchased pursuant to an overallotment option granted to the Underwriters.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c), based upon the average of the high and low prices of the Common Stock on The Nasdaq Stock Market on November 7, 1996.


       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                             CROSS REFERENCE SHEET

                   Pursuant to Rule 501(a) of Regulation S-K

Item Number and Caption                                              Heading in Prospectus
 1.      Forepart of Registration Statement and Outside Front
         Cover Page of Prospectus.................................   Outside Front Cover Page

 2.      Inside Front and Outside Back Cover Pages of
         Prospectus...............................................   Inside Cover Page; Outside Back Cover Page

 3.      Summary Information, Risk Factors and Ratio of
         Earnings to Fixed Charges................................   Outside Front Cover Page; Prospectus Summary; Risk
                                                                     Factors; Policies and Objectives With Respect to
                                                                     Certain Activities; Shares Available for Future Sale

 4.      Determination of Offering Price..........................   Outside Front Cover Page; Underwriting

 5.      Dilution.................................................   Dilution

 6.      Selling Security Holders.................................   Not Applicable

 7.      Plan of Distribution.....................................   Outside Front Cover Page; Underwriting

 8.      Use of Proceeds..........................................   Use of Proceeds

 9.      Selected Financial Data..................................   Selected Financial Information

10.      Management's Discussion and Analysis of Financial
         Condition and Results of Operations......................   Management's Discussion and Analysis of Financial
                                                                     Condition and Results of Operations

11.      General Information as to Registrant.....................   Prospectus Summary; Management; Business and
                                                                     Properties

12.      Policy With Respect to Certain Activities................   Prospectus Summary; Risk Factors; Policies and Objectives
                                                                     with Respect to Certain Activities; Certain Provisions of
                                                                     Virginia Law and the Company's Articles of Incorporation
                                                                     and Bylaws; Reports to Shareholders

13.      Investment Policies of Registrant........................   Policies and Objectives with Respect to Certain Activities;
                                                                     Prospectus Summary; Business and Properties

14.      Description of Real Estate...............................   Prospectus Summary; Business and Properties

15.      Operating Data...........................................   Business and Properties

16.      Tax Treatment of Registrant and its Security Holders.....   Prospectus Summary; Federal Income Tax Considerations

17.      Market Price of and Dividends on the Registrant's
         Common Equity and Related Shareholder Matters............   Price Range of Common Stock and Distributions

18.      Description of Registrant's Securities...................   Description of Capital Stock

19.      Legal Proceedings........................................   Business and Properties-- Legal Proceedings

20.      Security Ownership of Certain Beneficial Owners
         and Management...........................................   Ownership of the Company's Common Stock

21.      Directors and Executive Officers.........................   Management








22.      Executive Compensation...................................   Management

23.      Certain Relationships and Related Transactions...........   Prospectus Summary; Business and Properties; Management;
                                                                     Certain Relationships and Transactions; The Lessee

24.      Selection, Management and Custody of Registrant's
         Investments..............................................   Outside Front Cover Page; Prospectus Summary; Business
                                                                     and Properties; Management; Policies and Objectives with
                                                                     Respect to Certain Transactions

25.      Policies With Respect to Certain Transactions............   Risk Factors; Policies and Objectives with Respect to Certain
                                                                     Transactions

26.      Limitations of Liability.................................   Management

27.      Financial Statements and Information.....................   Prospectus Summary; Selected Financial Information;
                                                                     Financial Statements

28.      Interests of Named Experts and Counsel...................   Legal Matters; Experts

29.      Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities...........   Management

            Subject to completion dated ______________________ 1996



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.




                                1,000,000 Shares
                        HUMPHREY HOSPITALITY TRUST, INC.                 [Logo]

                                  Common Stock

         Humphrey Hospitality Trust, Inc. (the "Company") is a self-advised and self-administered equity real estate investment trust ("REIT") that, through Humphrey Hospitality Limited Partnership (the "Partnership"), owns interests in nine existing limited-service hotels (the "Hotels"). The Hotels include seven Comfort Inn(R) hotels, one Best Western(R) hotel, and one Days Inn(R) hotel with an aggregate of 617 rooms and are located in Maryland, Tennessee, Virginia and West Virginia. In addition, the Company is currently developing a 64-room Comfort Suites(R) hotel located in Dover, Delaware (the "New Development") which is expected to open in early 1997.

         All of the shares of the Company's common stock, $.01 par value per share (the "Common Stock") offered hereby are being sold by the Company. The Common Stock is traded on The Nasdaq Stock Market under the symbol "HUMP." To ensure compliance with certain rules relating to the Company's qualification as a REIT, the Company's Articles of Incorporation generally prohibit direct or indirect ownership of more than 9.9% of the outstanding shares of Common Stock by any person. See "Description of Capital Stock - Restrictions on Transfer".

         Assuming an offering price of $8.25, the last reported bid price of the Common Stock on The Nasdaq Stock Market, the net proceeds to the Company from this offering will be approximately $7.5 million. The Company will contribute all of the net proceeds of this offering to the Partnership and, after such contribution, will own an approximately 84.24% interest in the Partnership. The Partnership will use the net proceeds of this offering to repay certain indebtedness, to pay the remaining costs of the New Development and to establish a reserve to pay for future hotel acquisitions or development.

         See "Risk Factors" beginning on page 14 of this Prospectus for a discussion of certain factors that should be considered by prospective purchasers of the shares of Common Stock offered hereby.

                                ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECUR-
        ITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=====================================================================================================
                                       Price to                Selling              Proceeds to
                                        Public              Commission(1)            Company(2)
-----------------------------------------------------------------------------------------------------
Per Share                                  $                      $                      $
Total(3) ....................              $                      $                      $
=====================================================================================================

(1) See "Underwriting" for information concerning indemnification of the Underwriter and other matters.

(2) Before deducting expenses payable by the Company, estimated at $225,000.

(3) The Company has granted the Underwriters an option for 30 days to purchase up to an additional 150,000 shares at the public offering price per share, less the underwriting discount, solely to cover over-allotments. If such option is exercised in full, the total initial public offering price, underwriting discount and proceeds to the Company will be $ , $ and $ , respectively. See "Underwriting".

         The shares of Common Stock offered hereby are being offered by Anderson & Strudwick Incorporated (the "Underwriter"), as and if delivered to and accepted by it, and subject to the right of the Underwriter to reject any order in whole or in part. It is expected that the delivery of the Common Shares will be made in New York, New York on or about , 1996.

                                  -----------

                              ANDERSON & STRUDWICK
                                  INCORPORATED

                                            , 1996

                          [COLOR PHOTOS AND ART WORK]

                             AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Website at http://www.sec.gov, and reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (including the Company) can be obtained from that site. The Common Stock of the Company is traded on The Nasdaq Stock Market and such reports, proxy and information statements and other information concerning the Company can be inspected and copied at The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1506.

         The Company has filed with the Commission, 450 Fifth Street, N.W. Washington, D.C. 20549, a Registration Statement on Form S-11 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the Common Shares offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits. For further information concerning the Company and the Common Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER (AND SELLING GROUP MEMBERS IF ANY) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ STOCK MARKET IN ACCORDANCE WITH RULE 10b-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934 . SEE "UNDERWRITING."

PROSPECTUS SUMMARY................................................................................................  1
  The Company.....................................................................................................  1
  Risk Factors....................................................................................................  1
  Recent Developments.............................................................................................  3
  The Hotels......................................................................................................  5
  Growth Strategy.................................................................................................  5
  Benefits to Mr. Humphrey and His Affiliates.....................................................................  9
  Distribution Policy.............................................................................................  9
  Tax Status...................................................................................................... 10
  The Offering.................................................................................................... 10
  Summary Financial Data.......................................................................................... 11

RISK FACTORS...................................................................................................... 14
  Risks of Leverage............................................................................................... 14
  Conflicts of Interest........................................................................................... 14
  Tax Risks....................................................................................................... 15
  Risks of Mr. Humphrey's Personal Bankruptcy..................................................................... 16
  Risks Associated with Development............................................................................... 16
  Risk Associated with Use of Proceeds............................................................................ 17
  Inability to Operate the Properties............................................................................. 17
  Growth Strategy................................................................................................. 17
  Dependence on the Lessee........................................................................................ 18
  Limited Number of Hotels........................................................................................ 18
  Emphasis on Comfort Inn Hotels.................................................................................. 18
  Dilution........................................................................................................ 19
  Cross-Collateralized Debt....................................................................................... 19
  No Assurance of Return on Property Investments.................................................................. 19
  Effect of Market Interest Rates on Price of the Common Stock.................................................... 19
  Reliance on Board of Directors and Management................................................................... 19
  Limitation on Liability of Officers and Directors............................................................... 20
  Limitation on Acquisition and Change in Control................................................................. 20
  Ability of Board of Directors to Change Certain Policies........................................................ 20
  Hotel Industry Risks............................................................................................ 21
  Real Estate Investment Risks.................................................................................... 22

THE COMPANY....................................................................................................... 25

GROWTH STRATEGY................................................................................................... 25
  Acquisition Strategy............................................................................................ 25
  Development Strategy............................................................................................ 26
  Internal Growth Strategy........................................................................................ 27

USE OF PROCEEDS................................................................................................... 28

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS..................................................................... 29

CAPITALIZATION.................................................................................................... 31

DILUTION.......................................................................................................... 32

SELECTED FINANCIAL INFORMATION.................................................................................... 33

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS............................................................................... 39
  Overview........................................................................................................ 39
  Results of Operations........................................................................................... 39
  Liquidity and Capital Resources................................................................................. 42
  Inflation....................................................................................................... 44
  Seasonality of Hotel Business and the Hotels.................................................................... 44

BUSINESS AND PROPERTIES........................................................................................... 45
  The Hotel Industry.............................................................................................. 45
  Comfort Inn and Comfort Suites Hotels........................................................................... 45
  Best Western Hotels............................................................................................. 45
  Days Inn Hotels................................................................................................. 45
  The Hotels...................................................................................................... 46
  The New Development............................................................................................. 50
  Fixed Leases.................................................................................................... 51
  The Percentage Leases........................................................................................... 51
  Franchise Licenses.............................................................................................. 55
  Operating Practices............................................................................................. 56
  Employees....................................................................................................... 57
  Environmental Matters........................................................................................... 57
  Competition..................................................................................................... 57
  Depreciation.................................................................................................... 58
  Legal Proceedings............................................................................................... 58

POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES........................................................ 59
  Investment Policies............................................................................................. 59
  Financing....................................................................................................... 59
  Conflict of Interest Policies................................................................................... 60
  Provisions of Virginia Law...................................................................................... 61
  Policies with Respect to Other Activities....................................................................... 62

MANAGEMENT........................................................................................................ 63
  Directors and Executive Officers................................................................................ 63
  Acquisition Committee........................................................................................... 64
  Audit Committee................................................................................................. 64
  Executive Compensation.......................................................................................... 65
  Compensation of Directors....................................................................................... 65
  Exculpation and Indemnification................................................................................. 65

CERTAIN RELATIONSHIPS AND TRANSACTIONS............................................................................ 65
  Revised Services Agreement...................................................................................... 66
  Credit Facility................................................................................................. 66
  Development Agreement........................................................................................... 66
  Repayment of Debt Guaranteed by Mr. Humphrey.................................................................... 66
  Acquisition of Hotels from Humphrey Affiliates.................................................................. 66
  Guarantees by Mr. Humphrey and His Affiliates................................................................... 67
  Leases.......................................................................................................... 67
  Franchise Licenses.............................................................................................. 67
  Non-Competition Agreement and Option Agreement.................................................................. 67
  Other........................................................................................................... 67

THE LESSEE........................................................................................................ 67

OWNERSHIP OF THE COMPANY'S COMMON STOCK........................................................................... 69

DESCRIPTION OF CAPITAL STOCK...................................................................................... 70
  General......................................................................................................... 70
  Common Stock.................................................................................................... 70
  Preferred Stock................................................................................................. 71
  Restrictions on Transfer........................................................................................ 71
  Other Matters................................................................................................... 73

CERTAIN PROVISIONS OF VIRGINIA LAW AND
OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS............................................................. 73
  Board of Directors.............................................................................................. 73
  Amendment....................................................................................................... 74
  Business Combinations........................................................................................... 74
  Control Share Acquisitions...................................................................................... 75
  Operations...................................................................................................... 75
  Advance Notice of Director Nominations and New Business......................................................... 75

SHARES AVAILABLE FOR FUTURE SALE.................................................................................. 75

PARTNERSHIP AGREEMENT............................................................................................. 77
  Management...................................................................................................... 77
  Transferability of Interests.................................................................................... 77
  Capital Contribution............................................................................................ 77
  Redemption Rights............................................................................................... 78
  Operations...................................................................................................... 78
  Distributions................................................................................................... 79
  Allocations..................................................................................................... 79
  Term............................................................................................................ 79
  Tax Matters..................................................................................................... 79

FEDERAL INCOME TAX CONSIDERATIONS................................................................................. 79
  Taxation of the Company......................................................................................... 80
  Requirements for Qualification.................................................................................. 81
  Failure to Qualify.............................................................................................. 89
  Taxation of Taxable U.S. Shareholders........................................................................... 90
  Taxation of Shareholders on the Disposition of the Common Stock................................................. 90
  Capital Gains and Losses........................................................................................ 90
  Information Reporting Requirements and Backup Withholding....................................................... 91
  Taxation of Tax-Exempt Shareholders............................................................................. 91
  Taxation of Non-U.S. Shareholders............................................................................... 91
  Other Tax Consequences.......................................................................................... 93
  Tax Aspects of the Partnership and the Subsidiary Partnership................................................... 93
  Sale of a Hotel Partnership's Property.......................................................................... 96

UNDERWRITING...................................................................................................... 96

EXPERTS........................................................................................................... 97

REPORTS TO SHAREHOLDERS........................................................................................... 98

LEGAL MATTERS..................................................................................................... 98

GLOSSARY.......................................................................................................... 99

INDEX TO FINANCIAL STATEMENTS.....................................................................................F-1

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements and the notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that the Underwriter's overallotment option is not exercised and assumes that the offering price is $8.25 per share, the last reported bid price of the Common Stock on The Nasdaq Stock Market. Unless the context otherwise indicates, all references herein to the "Company" include Humphrey Hospitality Trust, Inc., Humphrey Hospitality Limited Partnership and Solomons Beacon Inn Limited Partnership. Unless the context otherwise indicates, all references herein to the "Partnership" include Humphrey Hospitality Limited Partnership and Solomons Beacon Inn Limited Partnership. The offering of 1,000,000 shares of the Company's Common Stock pursuant to this Prospectus is referred to herein as the "Offering." The Company's Common Stock, par value $.01 per share, is referenced herein as the "Common Stock," and the shares of the Company's Common Stock that are offered hereby are referenced herein as the "Common Shares." See "Glossary" for the definitions of certain additional terms used in this Prospectus.

                                  The Company

         The Company is a self-administered REIT that, through the Partnership, owns interests in the nine existing limited-service Hotels with an aggregate of 617 rooms and an average age of approximately nine years as of September 30, 1996. The Hotels include seven hotels operated as Comfort Inns, one hotel operated as a Best Western, and one hotel operated as a Days Inn. The Hotels are located in Maryland (one hotel), Tennessee (one hotel), Virginia (five hotels) and West Virginia (two hotels). The Hotels were purchased from Affiliates of James I. Humphrey, Jr., the Company's Chairman and President. An Affiliate of Mr. Humphrey developed eight of the Hotels. The Company is currently developing the New Development, a 64-room Comfort Suites hotel located in Dover, Delaware. The New Development is currently scheduled to be open for business in early 1997. See "- Recent Developments."

         The Company will contribute all of the proceeds from the Offering, net of all Offering expenses and fees ("Net Proceeds"), to the Partnership in exchange for 1,000,000 units of limited partnership interest in the Partnership ("Units"). After the Closing, the Company will own a 84.24% partnership interest, and Mr. Humphrey and his affiliates (collectively, the "Humphrey Affiliates") will own a 15.76% interest in the Partnership. The Company will remain the sole general partner of the Partnership. The Net Proceeds will be approximately $7.5 million based on the offering price of $8.25 per Common Share offered hereby (the "Offering Price"). The Partnership will use the Net Proceeds
(i) to repay approximately $660,000 of outstanding debt on a credit facility (the "Credit Facility") secured by six of the Hotels and by the New Development,
(ii) to pay the remaining costs associated with the New Development, which are estimated to be approximately $2.1 million; and (iii) to establish a fund for future acquisitions and development. Upon the application of the Net Proceeds, the Company will have approximately $8.2 million of total indebtedness outstanding (the "Remaining Indebtedness"), which debt shall be secured by certain of the Hotels and the New Development.

         In order to qualify as a REIT, the Company cannot operate hotels. Therefore, the Hotels are leased to, and operated by, Humphrey Hospitality Management, Inc. (the "Lessee"). The leases relating to the Hotels (the "Percentage Leases") are designed to allow the Company to participate in growth in revenues of the Hotels by providing that percentages of such revenues are paid by the Lessee as rent. Mr. Humphrey is the sole shareholder of the Lessee.

                                  Risk Factors

         An investment in the Common Shares involves various risks, and investors should carefully consider the matters discussed under "Risk Factors," including the following:

         o Although the Company has adopted policies and has made covenants to lenders and the Underwriter limiting its level of indebtedness, there is no provision in the Company's Articles of Incorporation or Bylaws that limits the level of debt that the Company may incur, and consequently, the Company could become highly leveraged, which in turn could adversely affect the Company's ability to make distributions to its shareholders and increase the risk of default under its indebtedness.

         o Conflicts of interest between the Company, the limited partners of the Partnership (the "Limited Partners"), which consist of Mr. Humphrey and certain Humphrey Affiliates, and the Lessee, including:

                  o conflicts related to the adverse tax consequences to the Limited Partners upon a sale of any Hotel in which they once owned an interest, or the refinancing or prepayment of any principal on any of the Remaining Indebtedness related to such a Hotel and the related risk that Mr. Humphrey's personal interests with regard to a sale of a Hotel or refinancing or prepayment of any of the Remaining Indebtedness could be adverse to those of the Company and its shareholders;

                  o lack of arm's-length negotiations with respect to the terms of the Percentage Leases, the purchase agreements for the Hotels, Non-Competition Agreement (as defined herein) and Option Agreement (as defined herein), and Mr. Humphrey's conflicts relating to enforcing these agreements; and

                  o        conflicts relating to competing demands on Mr.
                           Humphrey's and the Lessee's time, including risks associated with a Humphrey Affiliate's exercise of its right to purchase the New Development Hotel from the Company at the Company's cost six years after its completion.

         o Risks associated with distributing substantially all Cash Available for Distribution to Shareholders (as defined herein), including the risk that future Cash Available for Distribution to Shareholders will be insufficient to permit the Company to maintain its current distribution rate;

         o Tax risks, including taxation of the Company as a corporation if it fails to qualify as a REIT, taxation of the Partnership as a corporation if it were deemed not to be a partnership, and the Company's liability for federal and state taxes on its income as a result of either such event, which would materially adversely affect Cash Available for Distribution to Shareholders.

         o Mr. Humphrey personally guarantees a substantial portion of the Remaining Indebtedness, and his personal bankruptcy would constitute a default under the related loan documents.

         o Risks associated with the development of hotels, including the risk of abandonment of development, unexpected construction costs or delays, newly developed hotels' failure to perform as expected, and failure to obtain, or delays in obtaining, governmental permits and authorizations.

         o The Company has not identified properties to be purchased or developed with a substantial portion of the Net Proceeds and will also use a portion of the Net Proceeds to pay construction costs on the New Development, which is not scheduled to begin operations until early 1997. Until the Company invests such funds in properties and the New Development opens for business, these portions of the Net Proceeds will contribute little or no income to the Company. There can be no assurances that the Company will find hotel properties that meet its investment criteria.

         o Risks associated with the Company's (and the Company's shareholders') lack of control over the daily operation of the Hotels due to federal income tax law prohibitions on a REIT operating hotels.

         o Risks that the Company's growth through acquisitions and development will be constrained (i) because a REIT generally cannot retain earnings for acquisitions and development and
                  (ii) by the limitation on the amount of indebtedness that the Company can incur under its Debt Policy (as defined herein). Consequently, the Company's ability to grow through additional acquisitions and development of hotels will likely depend on its ability to obtain financing through additional equity offerings.

         o Risks associated with the dependence of the Company on the Lessee's ability to generate revenue and to control operating costs at the Hotels and to make payments under the Leases (as defined herein) in amounts sufficient to permit the Company to make the anticipated distributions to shareholders.

         o The number of the Hotels is limited and, therefore, adverse changes in the operations of any Hotel could reduce Cash Available for Distribution to Shareholders.

         o Seven of the Hotels and the New Development are licensed under one franchise brand and any adverse developments to that franchise brand could reduce distributions to the holders of Common Stock.

         o Purchasers of the Common Shares sold in the Offering will experience immediate and substantial dilution of $3.15 or 38.2% of the Offering Price in the net tangible book value per Common Share.

                              Recent Developments

New Development

         On April 15, 1996, the Company purchased, from a third party, a 1.32 acre lot in Dover, Delaware, using borrowings from the Credit Facility, and commenced the development of the New Development, a 64-unit Comfort Suites hotel. As of September 30, 1996, the Company has incurred approximately $660,000 in costs associated with the New Development, which have been funded by borrowings under the Credit Facility. The remaining costs of the New Development will be financed with a portion of the Net Proceeds and are currently expected to be approximately $2.1 million. Upon completion and opening for occupancy, the hotel will be leased by the Lessee for a fixed lease payment of $378,840 a year, payable in equal monthly installments. This rent represents an annual return to the Company (net of insurance, real estate and personal property taxes and reserves for furniture, fixtures and capital expenditures ("FFE Reserves")) of 12% or more of the total costs for the New Development. See "Certain Relationships and Transactions - Investment Policies." The New Development has no operating history, therefore the Lessee's payments are based on the Lessee's projections of operations of that hotel. To the extent that the Lessee's projections are incorrect, the Lessee will be required to pay the Rent on the Fixed Lease from its net income or assets. In 1995, the Lessee's net income was approximately $139,000, which is less than the $378,840 annual rent payments that the Lessee will be required to pay. See "Risk Factors - Dependence on the Lessee." Construction on the New Development began in May 1996 and is expected to be completed in early 1997.

         The Company has executed an amended development services agreement (the "Development Agreement") with Humphrey Development, Inc. ("Humphrey Development"), a Humphrey Affiliate, pursuant to which Humphrey Development provides construction supervision and will pay any development costs in excess of $2,795,910 in exchange for a right to purchase the New Development from the Company on the sixth anniversary of its commencement of operations for $2,795,910. See "Risk Factors - Competing Hotels to be Acquired by Affiliates of Mr. Humphrey."

The Nasdaq Stock Market

         On October 30, 1996, the Common Stock began to be traded on The Nasdaq Stock Market. Prior to that date, the Common Stock was traded on The Nasdaq SmallCap Market. The Company believes that by trading on The Nasdaq Stock Market, shares of the Common Stock may become more liquid and the shareholder base of the Company may expand geographically and structurally with the potential for Common Shares to be held by residents of almost every state and by institutional investors.

New Director

         On October 4, 1996, Joseph T. Howell resigned from the Company's Board of Directors, citing lack of time to devote to the Company. As of November 5, 1996, the Board of Directors appointed Mr. Jeffrey M. Zwerdling to serve the remainder of Mr. Howell's term, which expires at the 1997 annual meeting of the Company's shareholders. See "Management - Directors and Executive Officers."

Reduction of Directors Fees

         On September 17, 1996, the Board of Directors unanimously voted to reduce the annual fees paid to them by the Company for serving on the Board from $20,000 per year to $10,000 per year. The new fees became effective for the last two quarters of 1996. The Board's action was designed to make their fees more comparable to those of other public companies (including REITs) that are of a similar size to the Company.

Revised Services Agreement

         The Company recently amended the terms of an agreement between it and the Lessee (the "Services Agreement") to provide accounting and securities reporting services for the Company. The initial Services Agreement provided that these services would be provided to the Company for a fixed fee of $80,000 per year notwithstanding the size of the Company's portfolio. On November 6, 1996, the Company amended the agreement to provide for such services for an initial annual fee of $30,000 per year for so long as the Company's portfolio includes the Hotels and the New Development. The amended Services Agreement provides that the fee for such services will increase $10,000 per year (prorated from the time of acquisition) for each additional hotel added to the Company's portfolio (excluding the New Development). Under the terms of the amended Services Agreement, the services fee cannot exceed $100,000 in any year.

Credit Facility

         In April 1996, the Company entered into a credit agreement with Mercantile Safe Deposit and Trust Company ("Mercantile") for the $6.5 million Credit Facility in order to refinance approximately $1.7 million of prior existing indebtedness and pay the development costs of the New Development and a second development that the Company considered but did not pursue in Dublin, Virginia. The Credit Facility is secured by six of the Hotels that are located in Solomons, Maryland; Elizabethton, Tennessee; Dahlgren, Virginia; Farmville, Virginia (both Hotels); Princeton, West Virginia and the New Development.

Investment Policy

         The Board of Directors has adopted a policy that will govern all of the Company's investments in hotel properties (the "Investment Policy") including the acquisition of existing hotels and the development of hotels until such time as the Board amends such policy. Under the Investment Policy, the Company will make no investment in a hotel property unless the Company can demonstrate that it can reasonably expect an annual return on its investment in such property, after deducting insurance, real estate and personal property taxes and FFE Reserves, that is greater than or equal to 12% of the total purchase price to be paid by the Company for such property. See "Certain Relationships and Transactions - Investment Policies." While the Investment Policy may be altered or repealed by a majority vote of the Directors, the Company has agreed with the Underwriters that the Policy will not be amended or repealed until all of the Net Proceeds have been invested in hotel properties. In addition, the Investment Policy will be applied to a hotel property prior to its acquisition or development by the Company, and therefore, there can be no assurances that increases in insurance rates, real estate or personal property tax rates or FFE Reserves, which are based on room revenues, will not decrease the Company's annual return on its investments in any hotel property to a level below that set out in the Investment Policy. See "Risk Factors - No Assurance of Return on Property Investments." and "Business & Properties The Percentage Leases - Maintenance and Modifications."

                                   The Hotels

         The following table sets forth certain information with respect to the Hotels for the twelve months ended September 30, 1996:


                                                    Twelve months ended September 30, 1996
                                                                                         Average
                                       Year         Number of          Average            Daily
HOTELS                                Opened          Rooms           Occupancy           Rate         REVPAR(1)
Comfort Inns & Suites:
 Dahlgren, Virginia.................    1989          59                73.9%            $42.92         $31.72
 Dublin, Virginia...................    1986          98                76.9%             51.87          39.86
 Elizabethton, Tennessee............    1987          58                62.0%             43.74          27.12
 Farmville, Virginia................    1985          51                77.6%             48.64          37.73
 Morgantown, West Virginia..........    1986          80                75.8%             51.74          39.20
 Princeton, West Virginia...........    1985          51                93.2%             56.21          52.41
 Beacon Marina,
   Solomons, Maryland...............    1986          60                70.2%             58.53          41.05

Best Western:
 Wytheville, Virginia...............    1985         100                46.3%             47.82          22.15

Days Inn:
 Farmville, Virginia................    1989          60                69.8%             44.79          31.25
                                                    ----                -----             -----          -----

Consolidated Total/Weighted
  Average for all Hotels............                 617                70.2%            $49.99         $35.07
                                                     ===                =====            ======         ======

-------------------------
(1) "REVPAR" means room revenue per available room, and is determined by dividing room revenue by available rooms for the applicable period.

For further information regarding the Hotels, see "Business and Properties - The Hotels." For further information regarding the Lessee, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview."

                                Growth Strategy

         The Company seeks to enhance shareholder value by increasing Cash Available for Distribution to Shareholders by acquiring and developing additional hotels that meet the Company's investment criteria and by participating in increased revenue from the Hotels through Percentage Leases. "Cash Available for Distribution to Shareholders" equals net income, or loss, of the Company plus depreciation and amortization minus capital expenditures or reserves and principal payments on indebtedness. See "Growth Strategy."

Acquisition Strategy

         The Company intends to acquire equity interests in additional operating hotels that meet its investment criteria as described below. See "Growth Strategy - Acquisition Strategy." The Company will emphasize limited service hotels with strong, national franchise affiliations in the upper economy and mid-scale market segments, or hotels with the potential to obtain such franchises. In particular, the Company will consider acquiring limited service hotels such as Comfort Inn, Comfort Suites, Best Western, Days Inn, Fairfield Inn(R), Hampton Inn(R), Holiday Inn Express(R) hotels, and limited service extended-stay hotels such as Hampton Inn and Suites(R), Homewood Suites(R) and Residence Inn(R) hotels. Under the Bylaws of the Company, any transaction to acquire any additional properties must be approved by a majority of the members of the Company's Board of Directors, including a majority of the Directors who, generally, are not and have not been affiliated with Mr. Humphrey or any of his Affiliates in the last two years (the "Independent Directors"). See "Certain Provisions of Virginia Law and of the Company's Articles of Incorporation and Bylaws -- Board of Directors."

         Under the Investment Policy, the Company will only acquire an operating hotel for which it expects to receive, based on prior operating history, annual rental income, net of insurance paid by the Company, the FFE Reserve and real estate and personal property taxes, in an amount greater than or equal to 12% of the total purchase price paid by the Company for such hotel. See "Risk Factors -- No Assurance of Return on Property Investments." The Company's additional investments in hotels may be financed, in whole or in part, with undistributed cash, net proceeds from subsequent issuances of capital stock or other securities or borrowings. The Company's policy is to limit consolidated indebtedness to less than 50% of the aggregate purchase price paid by the Company for the hotels in which it has invested (the "Debt Policy"). The aggregate total purchase price paid by the Company for the Hotels is currently approximately $25.5 million and is expected to be approximately $28.3 million after the New Development is completed. After the Company has applied the Net Proceeds as set forth herein, the Remaining Indebtedness (approximately $8.2 million) will represent approximately 32% of the aggregate amount paid by the Company for the Hotels at the present time and, after the completion of the New Development, the Remaining Indebtedness will represent approximately 29% of such amount. See "- Recent Developments," "Risk Factors - Risks of Leverage" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The Company has an option to acquire additional hotels acquired or developed by Mr. Humphrey or his Affiliates. See "- Recent Developments," "Policies and Objectives with Respect to Certain Activities - Conflict of Interest Policies -- The Non-Competition Agreement and Option Agreement."

Development Strategy

         The Company intends to grow through the development of new hotels as well as from the acquisition of existing hotels. The Company intends to develop limited-service hotels in secondary and tertiary markets, typically with under 100 rooms, that are similar to the Company's present hotels. The Company is interested in sites that offer the potential to attract a diverse mix of potential market segments.

         The Company's development site selection criteria is expected to include some or all of the following characteristics:

         o Relatively low land costs, particularly as compared with major metropolitan areas.

         o        Sites that exist on or near major highways.

         o Areas that have strong industrial bases with the potential for future growth.

         o Communities with state or federal installations, colleges or universities.

         o        Areas that currently have an aging hotel presence.

         These criteria describe the basic characteristics that the Company looks for prior to committing to the development of a new hotel. Sites that are selected may have some or all of the market characteristics as described above, as well as characteristics that are not specifically described herein. It is not anticipated that all sites selected by the Company will possess all of the characteristics described herein.

         Because a development project has no prior revenues on which the Company's Investment Policy can be tested, the Company intends to invest only in developments where it reasonably believes it will receive Rent payments from the Lessee that are consistent with the Investment Policy. The Company has proposed to the Lessee and the Lessee has agreed to sign a lease agreement (the "Fixed Lease" and together with Percentage Leases, "Leases") pursuant to which the Lessee would lease the New Development for a fixed rent payment of $378,840 per annum which will be payable in equal monthly installments. The annual rent payment under the Fixed Lease (net of insurance paid by the Company, FFE reserves and real estate and personal property taxes) represents an approximately 12% return on the Company's expected total investment in the New Development. See "Risk Factors - No Assurance of Return on Property Investments." The New Development has no operating history, therefore the Lessee's payments are based on the Lessee's projections of operations of that hotel. To the extent that the Lessee's projections are incorrect, the Lessee will have to pay the rent on the Fixed Lease from its net income or assets. In 1995, the Lessee's net income was approximately $139,000 which is less than the $378,840 of annual rent payments that will be required under the Fixed Lease. See "Risk Factors - Dependence on the Lessee." So long as the Investment Policy remains in effect, the Company intends to enter into similar Fixed Leases on any new hotel developments because it mitigates the risks associated with the initial startup of a hotel such as low occupancy rates or low room rates.

Internal Growth Strategy

         The Percentage Leases relating to the Hotels are designed to allow the Company to participate in growth in revenues at the Hotels. The Company intends to use Percentage Leases substantially similar to those applicable to the Hotels with respect to any additional existing hotels it may acquire because the Company believes that when acquiring an existing operating hotel, the start-up risks are less than with hotel developments. See "Business and Properties - The Percentage Leases." The Percentage Leases provide for the Lessee to pay monthly base rent ("Base Rent") plus percentage rent ("Percentage Rent"). The Percentage Rent for each Hotel consists of (i) a set percentage of quarterly and semi-annual room revenues, which is payable quarterly and semi-annually, respectively, (ii) a set percentage of annual room revenues in excess of a threshold amount ("Threshold"), which is payable annually, and (iii) 8% of monthly revenues other than room revenues (including, but not limited to, telephone charges, movie rental fees and rental payments under any third-party leases), which is payable monthly. The portion of Percentage Rent that is based on annual room revenues does not apply to amounts under the Threshold and is designed to allow the Company to participate in any increases in room revenues occurring after the acquisition of a Hotel. See "Business and Properties - The Hotels" and "- The Percentage Leases - Amounts Payable Under the Percentage Leases." The Base Rent, Percentage Rents and rent payments pursuant to the Fixed Lease are hereinafter referred to collectively as "Rent."

         Management of the Company believes that the Company is benefiting from positive trends in the hotel industry. According to Smith Travel Research, occupancy, average daily rate ("ADR") and room revenue per available room ("REVPAR") for all United States ("U.S.") hotels have increased each year from 1991 through 1995. For Upper Economy Hotels, which include the Comfort Inn, Comfort Suites and Days Inn brands, occupancy rose from 1991 through 1994, but remained flat from 1994 to 1995, and ADR and REVPAR have increased from 1991 through 1995. Occupancy at the Hotels has increased from 1991 to 1994 and decreased in 1995, while ADR and REVPAR at the Hotels have increased from 1991 to 1995. The following table reflects occupancy, ADR and REVPAR in 1993, 1994, and 1995 for the Hotels, all upper economy hotels and all U.S. Hotels.

                                         Occupancy                        ADR                      REVPAR
                                   ----------------------       ------------------------    ---------------------
                                   1993    1994     1995        1993    1994     1995       1993    1994     1995
                                   ----    ----     ----        ----    ----     ----       ----    ----     ----
Hotels                             73.7%    72.7%   71.6%      $43.31  $46.37   $48.53     $31.91   $33.74  $34.74
Upper Economy Hotels(1)            63.4     64.3    64.3        43.23   44.97    47.53      27.39    28.92   30.58
All U.S. Hotels(1)                 63.0     64.6    65.3        61.93   64.31    67.41      39.04    41.57   44.00


------------------
(1) Source -- Smith Travel Research. Smith Travel Research includes 20 hotel chains, including Comfort Inn, Comfort Suites and Days Inn hotels, in the category designated as "Upper Economy."

         Following the Closing of the Offering, the structure and relationships of the Company, the Partnership, the Hotels and the Lessee will be as follows:



                                     -----------------
                                     |   Holders of  |
                                     |  Common Stock |
                                     -----------------
                                             |
                                  ------------------------       -----------------
                                  | Humphrey Hospitality |       |  Mr. Humphrey |
         -------------------------|     Trust, Inc.      |       |       and     |
         |                        |    The "Company"     |       |   Affiliates  |
         |                        ------------------------       -----------------
         |                                    |                          |
         1%                                 84.24%                     15.76%
  Limited Partnership                 Partnership Interest       Partnership Interest
       Interest                        and general partner       and limited partners
         |                                     |                         |
         |                                     |                         |
         |                                     |  ------------------------
         |                                     |  |
----------------------                ------------------------               -------------------------
|      Solomons      |                | Humphrey Hospitality |               |  Humphrey Hospitality |
| Beacon Inn Limited |       99%      |        Limited       |   Percentage  |     Management, Inc.  |
|     Partnership    |--   General  --|      Partnership     |--   Leases  --|    (solely owned by   |
|   The "Subsidiary  |   Partnership  |   The "Partnership"  |               |      Mr. Humphrey)    |
|    Partnership"    |    Interest    |                      |               |       The "Lessee"    |
----------------------                ------------------------               -------------------------
        |      |                                 |                                        |
        |      |                                 |                                        |
        |      ----------------------------------------------------------------------------
        |                                        |
        |                                        |
        |                                        |
       100%                                     100%
  Equity Interest                         Equity Interest
        |                                        |
        |                                        |
        |                                        |
        |                                        |
-------------------                     ----------------------
|                 |                     |       Eight        |
|      One        |                     |       Hotels       |
|     Hotel       |                     |      (and New      |
|                 |                     |    Development)    |
-------------------                     ----------------------


                  Benefits to Mr. Humphrey and His Affiliates

         As a result of the Offering, Mr. Humphrey and his Affiliates will receive the following benefits;

         o All of the Company's current indebtedness to be repaid with a portion of the Net Proceeds (approximately $660,000) is personally guaranteed by Mr. Humphrey; and

         o Under the terms of the Development Agreement, Humphrey Development will have an option to purchase the New Development on the sixth anniversary of its commencement of operations at a price equal to the Company's total development and acquisition costs (which will be $2,795,910).

                              Distribution Policy

         The following table sets forth the cash distributions declared per share since the Company's initial public offering of Common Stock (the "IPO"). The Company anticipates that the Closing Date will be after the record date for the Company's distribution for the fourth quarter of 1996, and, consequently purchasers of the Common Shares offered hereby will not be entitled to receive a distribution on their Common Shares until the first quarter of 1997.

1994
Fourth Quarter (from November 29)...........................           .044(1)

1995
First Quarter...............................................            .15
Second Quarter..............................................            .15
Third Quarter...............................................           .181(2)
Fourth Quarter..............................................            .19

1996
First Quarter...............................................            .19
Second Quarter..............................................            .19
Third Quarter...............................................            .19

(1) Represents an approximate pro rata distribution for the period November 29, 1994, the closing date of the IPO, through December 31, 1994 based on an initial quarterly distribution rate of $.125 per share.

(2) Pro rata distribution for the period July 21, 1995, the closing of the Company's second public offering of Common Stock, through September 30, 1995 based on a quarterly distribution of $.19 per share.

         Future distributions will depend on the Company's actual results of operations, Cash Available for Distribution to Shareholders, cash flows from operations, economic conditions and other factors, such as working capital, cash requirements to fund investing and financing activities such as debt service requirements, including the repayment or refinancing of indebtedness, capital expenditure requirements, including improvements to and expansions of existing properties, and the acquisition or development of additional hotel properties, as well as the distribution requirements under federal income tax provisions for qualification as a REIT, which require that a REIT distribute 95% of its annual taxable income. Based on the Company's pro forma net income of approximately $1.73 million for the year ended December 31, 1995, 3,955,050 shares of Common Stock and Units outstanding after the Offering and a $.76 annual distribution per share, approximately 42% of the annual distribution to the Common Shareholders is estimated to represent a return of capital for federal income tax purposes. There are no assurances that Cash Available for Distribution to Shareholders will be sufficient for the Company to make expected distributions. See "Distribution Policy" and "Partnership Agreement."

                                   Tax Status

         The Company elected to be taxed as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended, effective for its short taxable year ended December 31, 1994. As long as the Company qualifies for taxation as a REIT, with certain exceptions, the Company will not be subject to federal corporate income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income, excluding net capital gains. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, the Company will obtain the opinion of its legal counsel as to its REIT status, which opinion will be based on certain assumptions and representations and will not be binding on the Service or any court. Even if the Company qualifies for taxation as a REIT, the Company or the Partnership may be subject to certain state and local taxes on its income and property. In connection with the Company's election to be taxed as a REIT, the Company's Articles of Incorporation impose restrictions on the transfer of shares of Common Stock. The Company has adopted the calendar year as its taxable year. Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates and distributions to the Common Shareholders in any such year will not be deductible by the Company. See "Risk Factors - Tax Risks," " - Ownership Limitation," "Federal Income Tax Considerations - Taxation of the Company" and "Description of Capital Stock - Articles of Incorporation and Bylaw Provisions - Restrictions on Transfer."

                                  The Offering

Common Shares offered by the Company............... 1,000,000

Shares of Common Stock to be outstanding
   after the Offering.............................. 3,331,700

Use of Net Proceeds................................ To repay a portion of the
                                                    Credit Facility, to pay the
                                                    remaining development costs
                                                    of the New Development and
                                                    to create a fund for future
                                                    potential acquisitions and
                                                    development.

Symbol on The Nasdaq Stock Market.................. HUMP
---------------

                             Summary Financial Data

         The following table sets forth audited and unaudited historical and unaudited pro forma financial information for the Company and the Lessee. Such data should be read in conjunction with the applicable financial statements and the notes thereto, which are contained elsewhere in this Prospectus. The pro forma Revenue and Expenses and Financial Data for the Company is presented as if the consummation of the Offering and the application of the Net Proceeds had occurred as of the beginning of the respective period presented. The pro forma Balance Sheet Data is presented as if the consummation of the Offering and the application of the Net Proceeds therefrom had occurred on September 30, 1996.

                 HUMPHREY HOSPITALITY TRUST, INC. (THE COMPANY)
                        Summary Historical and Pro Forma
                   Revenue and Expenses and Financial Data(1)
                     (in thousands, except per share data)



                                                                                    Historical
                                   Period from
                                November 29, 1994
                                  (Date of IPO)      Year          Twelve           Nine            Nine
                                     through         Ended      Months Ended    Months Ended    Months Ended
                                   December 31,  December 31,   September 30,   September 30,   September 30,
                                      1994           1995           1996            1995            1996
                                    (Audited)      (Audited)     (Unaudited)     (Unaudited)     (Unaudited)
                                    ---------      ---------     -----------     -----------     -----------
Operating Data:
Percentage Lease revenue (2).....    $ 273          $ 3,750        $ 3,939         $ 2,753         $ 2,942
Other income (3).................        -               21             28              11              19
                                     -----         ---------     ---------       ---------       ---------
Total revenue....................      273            3,771          3,967           2,764           2,961
                                     -----          --------      --------        --------        --------

Expenses:
Depreciation and amortization....       42              680            727             496             543
Interest expense.................       97            1,011            640             833             462
Real estate and personal
  property taxes and insurance...       18              196            213             144             162
General and administrative.......       15              238            294             200             257
                                     -----         ---------     ---------       ---------       ---------
  Total expenses.................      172            2,125          1,874           1,673           1,424
                                     -----          --------     ---------        --------       ---------
Income before
  minority interest..............      101            1,646          2,093           1,091           1,537
Minority interest (4)............       29              396            441             279             324
                                     -----         ---------     ---------       ---------       ---------
Net income applicable
  to Common Shareholders.........   $   72          $ 1,250       $  1,652         $   812         $ 1,213
                                    ======          =======       ========         =======         =======
Earnings per common share (5)....     $.05             $.71           $.71            $.51            $.52
Other Data:
Weighted average shares
  outstanding and common share
  equivalents outstanding (6)....1,849,666        2,310,184      2,955,050       2,136,992       2,955,050
Funds from operations (7)........   $  143          $ 2,326        $ 2,820          $1,587         $ 2,080
Net cash provided by
  operating activities (8).......     $170           $1,113         $2,043            $876         $ 2,304
Net cash used in
  investing activities...........  $(4,840)           ($619)         ($496)          ($634)          ($995)
Net cash provided by (used in)
  financing activities...........  $ 5,223            ($879)       ($1,726)          ($237)        ($1,097)


                                            Pro Forma
                                           (Unaudited)

                                       Year          Twelve
                                       Ended      Months Ended
                                   December 31,   September 30,
                                       1995           1996
                                       ----           ----
Operating Data:
Percentage Lease revenue (2).....     $ 3,750         $3,939
Other income (3).................         361            368
                                     --------       --------
Total revenue....................       4,111          4,307
                                     --------       --------

Expenses:
Depreciation and amortization....         680            727
Interest expense.................       1,011            640
Real estate and personal
  property taxes and insurance...         196            213
General and administrative.......         238            294
                                     --------       --------
  Total expenses.................       2,125          1,874
                                     --------       --------
Income before
  minority interest..............       1,986          2,433
Minority interest (4)............         313            383
                                     --------       --------
Net income applicable
  to Common Shareholders.........      $1,673         $2,050
                                       ======         ======
Earnings per common share (5)....       $0.50          $0.62
Other Data:
Weighted average shares
  outstanding and common share
  equivalents outstanding (6)....   3,955,050      3,955,050
Funds from operations (7)........     $ 2,666         $3,160
Net cash provided by
  operating activities (8).......      $1,453         $2,383
Net cash used in
  investing activities...........       ($619)         ($496)
Net cash provided by (used in)
  financing activities...........       ($879)       ($1,726)

                        Humphrey Hospitality Trust, Inc.
         Summary Historical and Pro Forma Financial and Other Data (1)
                     (in thousands, except per share data)

                                          December 31, 1994     December 31, 1995           September 30, 1996
                                             Historical            Historical         Historical           Pro Forma
                                              (Audited)             (Audited)                   (Unaudited)
Balance Sheet Data:
Net investment in hotel properties.....       $18,183              $  19,709          $  20,474           $  20,474
Minority interest in Partnership.......           996                  2,589              2,558               3,182
Shareholders' equity...................         4,365                 10,290             10,174              17,008
Total assets...........................        19,375                 21,898             22,399              29,197
Total debt.............................        13,795                  8,383              8,970               8,310

                 HUMPHREY HOSPITALITY MANAGEMENT, INC. (LESSEE)
                    Summary Historical Revenue and Expenses
                       and Financial Data  (in thousands)

                                          Period from
                                       November 29, 1994     Year           Twelve         Nine           Nine
                                         (Date of IPO)       Ended       Months Ended  Months Ended   Months Ended
                                     through December 31, December 31,   September 30, September 30,  September 30,
                                             1994            1995            1996          1995           1996
                                           (Audited)       (Audited)      (Unaudited)   (Unaudited)    (Unaudited)
Room revenue.............................     $ 459         $ 7,499         $ 7,919       $ 5,738        $ 6,158
Other revenue (9)........................        38             556             634           418            496
                                              -----        --------      ----------      --------       --------
  Total revenue..........................       497           8,055           8,553         6,156          6,654

Hotel operating expenses.................       314           4,166           4,529         3,118          3,481
Percentage Lease payments................       273           3,750           3,939         2,753          2,942
                                                           --------        --------      --------       --------

Net income...............................      $(90)       $    139        $     85      $    285       $    231
                                               =====       ========        ========      ========       ========


(1) The pro forma information does not purport to represent what the Company's financial position or results of operations would actually have been if consummation of the Offering had, in fact, occurred on such date or at the beginning of the periods indicated or to project the company's or the Lessee's financial position or results of operations at any future dates or for any future period.

(2) Represents annual Base Rent plus aggregate Percentage Rent paid by the Lessee to the Partnership pursuant to the Percentage Leases, which payments are calculated by applying the rent provisions in the Percentage Leases to the historical revenues of the Hotels.

(3) Pro forma other income includes interest earnings on approximately $6.8 million of Offering proceeds invested for the period at an estimated rate of return of 5% per annum, based upon current rates on liquid investments currently available to the Company.

(4) Pro forma amounts calculated as 15.76% of estimated income before minority interest.

(5) Represents income before minority interest divided by the weighted average number of common shares and common share equivalents, consisting of units, outstanding for the period.

(6) Pro forma weighted average shares outstanding represents the weighted average common shares and common share equivalents outstanding during 1996 (2,955,050 shares) and 1,000,000 shares to be issued in connection with the Offering.

(7) Management considers Funds from Operations to be a market accepted measure of an equity REIT's cash flow, which management believes reflects on the value of real estate companies such as the Company, in connection with the evaluation of other measures of operating performances. All REITs do not calculate Funds from Operations in the same manner, therefore, the Company's calculation of Funds from Operations may not be the same as the calculation of Funds from Operations for similar REITs. In accordance with the resolution adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. (NAREIT), the Company has defined Funds from Operations as net income

      (computed in accordance with generally accepted accounting principles ("GAAP")), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. For the periods represented, depreciation and amortization and minority interest were the only non-cash adjustments. Therefore, pro forma Funds from Operations represents cash flow from operating activities. Funds from Operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Funds from Operations does not reflect working capital changes, cash expenditures for capital improvement or debt service with respect to the Hotels.

      The computation of historical and pro forma Funds from Operations is as follows:

                                                                                                                Pro Forma
                                                                                Historical                     (Unaudited)
                           Period from
                        November 29, 1994
                          (Date of IPO)       Year          Twelve            Nine           Nine
                             through          Ended      Months Ended     Months Ended   Months Ended       Year         Twelve
                           December 31,   December 31,   September 30,    September 30,  September 30,     Ended      Months Ended
                              1994            1995           1996             1995           1996       December 31,    September
                            (Audited)       (Audited)     (Unaudited)      (Unaudited)    (Unaudited)       1995          1996
                            ---------       ---------     -----------      -----------    -----------       ----          ----
Net income applicable to
common shareholders          $  72           $1,250          $1,652          $  812         $1,213        $1,673         $2,050

Add:
  Minority interests            29              396             441             279            324           313            383
  Depreciation and
    amortization                42              680             727             496            543           680            727
                            ------          -------         -------        --------       --------       -------        -------

Total                       $  143           $2,326          $2,820          $1,587         $2,080        $2,666         $3,160
                            ======           ======          ======          ======         ======        ======         ======

(8) Pro forma net cash provided by operating activities includes estimated interest earnings on approximately $6.8 million of Offering proceeds invested for the period at an estimated rate of return of 5% per annum, based upon current rates on liquid investments currently available to the Company.

(9) Represents marina revenue (for the Comfort Inn - Beacon Marina, Solomons, Maryland only), telephone revenue, restaurant revenue and other revenue.

                                  RISK FACTORS

         In evaluating the Company's business, prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus.

Risks of Leverage

         Upon completion of the Offering and the application of the Net Proceeds as set forth herein, the Company will have Remaining Indebtedness of approximately $8.2 million. All of the Remaining Indebtedness will be secured by one or more of the Hotels and the New Development. Approximately 20.7% ($1.7 million) of the Remaining Indebtedness will be due or callable by the lender in April 1999, and approximately 42.6% ($3.5 million) of the Remaining Indebtedness will be due or callable by the lender in November 1999. Because there is no assurance that the Company will be able to repay or refinance its debt when due or called, one or more of the Hotels may be lost to foreclosure. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

         Although the Company has adopted the Debt Policy and has made covenants to lenders and the Underwriter limiting its level of indebtedness, there is no limit on the Company's ability to incur debt contained in the Articles of Incorporation or Bylaws. The Company may borrow additional amounts from the same or other lenders in the future, or may issue corporate debt securities in public or private offerings. Certain of such additional borrowings may be secured by the Hotels. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Policies and Objectives with Respect to Certain Activities - Financing."

         There can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets, including the Hotels and the New Development, to foreclosure. There also can be no assurance that the Company will be able to adhere to its Debt Policy and such policy may be changed by the Board of Directors without shareholder approval. The aggregate total purchase price paid by the Company for the Hotels is currently approximately $25.5 million. After the Company has applied the Net Proceeds as set forth herein, the Company's total outstanding indebtedness will represent approximately 32% of the amount paid by the Company for the Hotels, thereby giving the Company additional borrowing capacity of up to approximately $4.5 million under the Debt Policy. The amount of the Company's outstanding indebtedness could limit the Company's ability to acquire additional hotels without issuing equity securities. See "Risk Factors - Growth Strategy - Competition for Acquisitions."

Conflicts of Interest

         Because of Mr. Humphrey's ownership in and/or positions with the Company, the Partnership, and the Lessee, there are inherent conflicts of interest in the disposition and operation of the Hotels. Consequently, the interests of shareholders may not have been, and in the future may not be, reflected fully in all decisions made or actions taken by officers and Directors of the Company. See "Policies and Objectives with Respect to Certain Activities
- Conflicts of Interest Policies."

  Conflicts Relating to Sales or Refinancing of Hotels

         The Limited Partners, which are Humphrey Affiliates, have unrealized gain in their interests in the Partnership. Any sale of the Hotels or refinancing or prepayment of principal on the Remaining Indebtedness by the Company may cause adverse tax consequences to the Limited Partners. Therefore, the interests of the Company and the Limited Partners could be different in connection with the disposition or refinancing of a Hotel. Decisions with respect to the disposition of the Hotels or refinancing or prepayment of principal on the Remaining Indebtedness will be made by a majority of the Directors, including a majority of the Independent Directors. See "Certain Relationships and Transactions - Acquisition of Hotels from Humphrey Affiliates."

  No Arm's-Length Bargaining on Percentage Leases, Development Agreement, Services Agreement, Hotel Purchase Agreements, Non-Competition Agreement and Option Agreement

         The terms of the Percentage Leases, the Development Agreement, the Services Agreement, the agreements pursuant to which the Partnership acquired the Hotels, the Non-Competition Agreement and the Option Agreement were not negotiated on an arm's-length basis. See "Business and Properties - The Percentage Leases" and "Certain Relationships and Transactions." The Company does not own any interest in the Lessee. Mr. Humphrey is a Director and officer of the Company and the sole shareholder of the Lessee. Consequently, he has a conflict of interest regarding the enforcement of the Percentage Leases, the Development Agreement, the Services Agreement, the Non-Competition Agreement and the Option Agreement. See "The Lessee."

  Competing Hotels to be Acquired by Affiliates of Mr. Humphrey

         The Humphrey Affiliates may develop or acquire new hotels, subject to certain limitations, which may materially affect the amount of time Mr. Humphrey has to devote to the affairs of the Company. The Humphrey Affiliates, including the Lessee, may operate hotels that are not owned by the Company, subject to certain restrictions, which may materially affect the amount of time that Mr Humphrey or the Lessee has to devote to managing the Hotels. Humphrey Development, a Humphrey Affiliate, will have the right to purchase the New Development from the Company at the Company's cost after the sixth anniversary of the opening of the New Development. The Lessee is expected to execute the Fixed Lease with the Company which is expected to have a 10-year term and to be assignable to Humphrey Development. See "Policies and Objectives with Respect to Certain Activities - Conflict of Interest Policies -- The Non-Competition Agreement and Option Agreement."

  Risk of High Distribution Payout Percentage

         The Company's distribution rate to stockholders was approximately 97% of the Company's Cash Available for Distribution to Shareholders for the twelve months ended September 30, 1996. See "Distribution Policy." Should the Company's Cash Available for Distribution to Shareholders decrease, the Company may not be able to maintain its current level of distributions.

Tax Risks

  Failure to Qualify as a REIT

         The Company intends to operate so as to qualify as a REIT for federal income tax purposes. Although the Company has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT, the Company will receive at the closing of the Offering (the "Closing") an opinion of its counsel that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the continued qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding shares, the nature of its assets, the sources of its income, and the amount of its distributions to its shareholders. See "Federal Income Tax Considerations - Taxation of the Company."

         If the Company were to fail to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to its shareholders in computing its taxable income and would be subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, Cash

Available for Distribution to Shareholders would be reduced for each of the years involved. Although the Company currently conducts its operations in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors, with the consent of two-thirds of the shareholders, to revoke the REIT election. See "Federal Income Tax Considerations."

  REIT Minimum Distribution Requirements

         In order to qualify as a REIT, the Company generally will be required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years.

         The Company has made and will continue to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income will consist primarily of its share of the income of the Partnership, and the Company's Cash Available for Distribution to Shareholders will consist primarily of its share of cash distributions from the Partnership. Differences in timing between the recognition of taxable income and the receipt of Cash Available for Distribution to Shareholders due to the seasonality of the hotel industry could require the Company, through the Partnership, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. See "Risk Factors -- Risk of Leverage." For federal income tax purposes, distributions paid to shareholders may consist of ordinary income, capital gains, nontaxable return of capital, or a combination thereof. The Company will provide its shareholders with an annual statement as to its designation of the taxability of distributions.

         Distributions by the Partnership will be determined by the Company's Board of Directors and will be dependent on a number of factors, including the amount of the Partnership's distributable cash, the Partnership's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute such funds, the Partnership's capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors deems relevant. See "Federal Income Tax Considerations - Requirements for Qualification - Distribution Requirements."

  Failure of the Partnership to be Classified as a Partnership for Federal Income Tax Purposes; Impact on REIT Status

         Although the Company has not requested, and does not expect to request, a ruling from the Service that the Partnership will be classified as a partnership for federal income tax purposes, the Company will receive at the Closing an opinion of its counsel stating that the Partnership will be classified as a partnership and not as a corporation or an association taxable as a corporation for federal income tax purposes. If the Service were to challenge successfully the tax status of the Partnership as a partnership for federal income tax purposes, the Partnership would be taxable as a corporation. In such event, the Company likely would cease to qualify as a REIT for a variety of reasons. Furthermore, the imposition of corporate income tax on the Partnership would substantially reduce the amount of Cash Available for Distribution to Shareholders. See "Federal Income Tax Considerations - Tax Aspects of the Partnership and the Subsidiary Partnership."

Risks of Mr. Humphrey's Personal Bankruptcy

         Mr. Humphrey currently personally guarantees 70.7% ($5.8 million) of the Company's Remaining Indebtedness. In the event of his personal bankruptcy, the lenders would have the right to call all such indebtedness due. Because there is no assurance that the Company would be able to repay or refinance such debt if called, one or more of the Hotels could be lost to foreclosure.

Risks Associated with Development

         The Company is currently developing a hotel property and may develop others in the future. Risks associated with hotel development include: abandonment of development opportunities; construction costs exceeding estimates and possibly making the hotel uneconomical; occupancy and room rates at newly completed hotels may not be sufficient to make the hotel profitable; financing may not be available on favorable terms to replace a short-term construction loan; and construction may not be completed on time resulting in increased debt service expenses and/or a longer time before income is produced. Development projects are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary land-use, building, occupancy and other required governmental permits and authorizations.

Risk Associated with Use of Proceeds

         A substantial portion of the Net Proceeds will be producing little or no income immediately after the Closing. Approximately $4.7 million of the Net Proceeds will be invested in an assortment of short-term treasury bills, bank certificates of deposit and commercial paper obligations with terms varying from one to three months until such time as the Company identifies suitable hotel acquisition or development uses for such funds. These funds are expected to produce interest income at rate of approximately 5.2% per annum based on current rates for these investments, which is less than the return on capital that the Company's Investment Policy is designed to obtain. There can be no assurances that the Company will identify hotels or hotel development opportunities that meet its investment criteria including the Investment Policy, or that any hotels or hotel developments will produce a return on the Company's investment. In addition, approximately $2.1 million of the Net Proceeds will be used to pay the remaining costs of the New Development, which will not open and, therefore, will produce no income until early 1997. Until such costs are paid, the Company will invest them in commercial paper obligations with terms varying from 35 to 49 days, which currently produces interest income at a rate of approximately 5.2% per annum.

Inability to Operate the Properties

         In order to qualify as a REIT, the Company cannot operate any hotels. As a result, the Company is unable to make and implement strategic business decisions with respect to its properties, such as decisions with respect to the choice of franchise affiliation, redevelopment of food and beverage operations and other similar decisions. Although the Company consults with the Lessee on such matters, the Lessee is under no obligation to implement any recommendations of the Company. Accordingly, there can be no assurance that the Lessee will operate the Hotels in a manner that is in the best interests of the Company. See "The Lessee."

Growth Strategy

  Constraints on Acquisitions

         The Company's growth strategy includes acquiring existing hotel properties, which will be dependent on its access to cash. The Company generally cannot retain cash from operating activities because in order to qualify as a REIT, the Company must distribute 95% of its annual taxable income. See "Federal Income Tax Considerations -- Requirements for Qualification -- Distribution Requirements." In addition, the Company's ability to borrow funds is limited by its Debt Policy. Because the Company cannot retain earnings and, after the Closing, the Remaining Indebtedness will represent approximately 32% of the amount paid by the Company for the Hotels, the Company's ability to continue to make acquisitions may depend on its ability to obtain additional equity financings. There is no assurance that such financing will be available. See "Growth Strategy - Acquisition Strategy."

  Competition for Acquisitions

         There will be competition for investment opportunities in upper-economy and mid-scale hotels from entities organized for purposes substantially similar to the Company's objectives, as well as other purchasers of hotels. The Company will be competing for such investment opportunities with entities that have substantially greater financial resources than the Company, including access to capital or better relationships with franchisors, sellers or lenders. The Company's competitors may generally be able to accept more risk than the Company can manage prudently and may be able to borrow the funds needed to acquire hotels. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell. See "Business and Properties - Competition."

   Acquisition Risks

         The Company intends to pursue acquisitions of additional hotel properties. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to market and acquire properties will prove inaccurate, as well as general investment risks associated with any new real estate investment. The fact that the Company must distribute 95% of its annual net taxable income in order to maintain its qualification as a REIT may limit the ability of the Company to rely upon rental income from the Leases or subsequently acquired properties to finance acquisitions. As a result, if debt or equity financing is not available on acceptable terms, further acquisition activities might be curtailed or Cash Available for Distribution to Shareholders might be adversely affected. See "Growth Strategy - Acquisition Strategy."

Dependence on the Lessee

         In order to generate revenues to enable it to make distributions to shareholders, the Company relies on the Lessee to make Rent payments. Reductions in revenues from the Hotels or in the net operating income of the Lessee may adversely affect the ability of the Lessee to make such Rent payments and thus the Company's ability to make anticipated distributions to its shareholders. Although failure on the part of the Lessee to comply materially with the terms of a Lease would give the Company the right to terminate any or all of the Leases, to repossess the applicable properties and to enforce the payment obligations under the Leases, the Company would then be required to find another lessee. There can be no assurance that the Company would be able to find another lessee or that, if another lessee were found, the Company would be able to enter into a lease on terms as favorable as the Leases. See "Business and Properties - The Percentage Leases."

         The Lessee has only nominal assets (other than its leasehold interests in the Hotels and the working capital necessary to operate the Hotels) and, therefore, is dependent on the operation of the Hotels to fund its Rent payments to the Partnership under the Leases. The Company expects to enter into a Fixed Lease relating to the New Development pursuant to which the Lessee will pay annual Rent of $378,840 in twelve equal payments. The New Development has no operating history, therefore the Lessee's payments are based on the Lessee's projections of operations of that hotel. To the extent that the Lessee's projections are incorrect, the Lessee will have to pay the Rent on the Fixed Lease from its net income or assets. In 1995, the Lessee's net income was approximately $139,000, which is less than the $378,840 of annual Rent payments that will be required under the Fixed Lease. See "Management's Discussion and Analyses of Financial Condition and Results of Operations - Results of Operations - The Lessee."

Limited Number of Hotels

         The Company currently owns only nine Hotels, seven of which are operated as Comfort Inn hotels, one of which is operated as a Best Western hotel and one of which is operated as a Days Inn hotel. Significant adverse changes in the operations of any Hotel could have a material adverse effect on the Lessee's ability to make Rent payments and, accordingly, on the Company's ability to make expected distributions to its shareholders. See "Business and Properties."

Emphasis on Comfort Inn Hotels

         The Company's acquisition and development strategies emphasize hotels with franchise affiliations similar to those of the Hotels. The Company is subject to risks inherent in concentrating investments in any franchise brand, in particular the Comfort Inn brand, which could have an adverse effect on the Company's lease revenues and Cash Available for Distribution to Shareholders. These risks include, among others, the risk of a reduction in hotel revenues following any adverse publicity related to the Comfort Inn brand. See "Business and Properties - Comfort Inn Hotels" and "- Franchise Licenses."

Dilution

         Purchasers of the Common Shares sold in the Offering will experience immediate and substantial dilution of $3.15 or 38.2% of the Offering Price in the net tangible book value per Common Share. See "Dilution."

Cross-Collateralized Debt

         Approximately $4.07 million of the Remaining Indebtedness is secured by liens on the Comfort Inn- Morgantown, West Virginia and the Best Western-Wytheville, Virginia Hotels and the notes related to such debt are cross-collateralized and cross-defaulted so that the Company will be subject to a risk of loss to foreclosure of one or both of such Hotels upon a default on either of such notes. Approximately $1.7 million of the Remaining Indebtedness, consisting of borrowings under the Credit Facility, is secured by liens on six Hotels and the New Development. Therefore, the Company will be subject to a risk of loss to foreclosure of all six Hotels and the New Development upon an event of default under the Credit Facility. The remainder of the Remaining Indebtedness is secured by a lien on the Comfort Inn-Dublin, Virginia Hotel only.

No Assurance of Return on Property Investments

         The Company's Investment Policy will be applied to a hotel property prior to its acquisition or development by the Company, and therefore, there can be no assurances that increases in insurance rates, real estate or personal property tax rates or FFE reserves, which are based on room revenues, will not decrease the Company's annual return on its investments in any hotel property to a level below that set out in the Investment Policy. See "Business and Properties - the Percentage Leases - Maintenance and Modifications."

Effect of Market Interest Rates on Price of the Common Stock

         One of the factors that may influence the price of the Common Stock in public trading markets will be the annual yield from distributions by the Company on the Common Stock as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the Common Stock.

Reliance on Board of Directors and Management

         Common Shareholders have no right or power to take part in the management of the Company except through the exercise of voting rights on certain specified matters and the annual election of Directors. See "Description of Capital Stock - Common Stock" and "Certain Provisions of Virginia Law and of the Company's Articles of Incorporation and Bylaws." The Board of Directors is responsible for managing the Company. The Company relies upon the services and expertise of its Directors for strategic business direction. An Acquisition Committee, consisting of three Directors, including Mr. Humphrey, reviews potential hotel acquisitions and developments, visits proposed hotel sites, reviews the terms of proposed leases for proposed hotel acquisitions and development, and makes recommendations to the full Board of Directors with respect to proposed hotel acquisitions. See "Management."

         In addition, there may be conflicting demands on Mr. Humphrey caused by his overlapping management of the Company and Humphrey Associates, Inc. ("Humphrey Associates"), a Maryland corporation that is wholly-owned by Mr. Humphrey. Humphrey Associates is one of the Limited Partners. Because Humphrey Associates owns and operates properties other than the Hotels, and Mr. Humphrey serves as President of the Company and Humphrey Associates, Mr. Humphrey may experience a conflict in allocating his time between such entities. See "Policies and Objectives with Respect to Certain Activities - Conflict of Interest Policies."

Limitation on Liability of Officers and Directors

         The Articles of Incorporation of the Company contain a provision which, subject to certain exceptions, eliminates the liability of a Director or officer to the Company or its shareholders for monetary damages for any breach of duty as a Director or officer. This provision does not eliminate such liability to the extent that it is proved that the Director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law. See "Management - Exculpation and Indemnification."

Limitation on Acquisition and Change in Control

  Ownership Limitation

         In order for the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). Furthermore, if the Company owns, actually or constructively, 10% or more of the ownership interests in the Lessee, the Rents received from the Lessee will not qualify as rents from real property, which would result in loss of REIT status for the Company. For the purpose of preserving the Company's REIT qualification, the Articles of Incorporation generally prohibit direct or indirect ownership of more than 9.9% of the outstanding shares of Common Stock or 9.9% of any other class of outstanding shares by any person (the "Ownership Limitation"). The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Capital Stock - Restrictions on Transfer" and "Federal Income Tax Considerations - Requirements for Qualification."

  Authority to Issue Preferred Stock

         The Articles of Incorporation authorize the Board of Directors to issue up to 10,000,000 shares of preferred stock and to establish the preferences and rights of any shares of preferred stock issued. Although the Company has no current intention to issue any series of preferred stock in the foreseeable future, the issuance of any series of preferred stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the interests of the Common Shareholders. See "Description of Capital Stock - Preferred Stock."

  Virginia Anti-Takeover Statutes

         As a Virginia corporation, the Company is subject to various provisions of the Virginia Stock Corporation Act, which impose certain restrictions and require certain procedures with respect to certain takeover offers and business combinations, including, but not limited to, combinations with interested holders and share repurchases from certain holders. See "Certain Provisions of Virginia Law and the Company's Articles of Incorporation and Bylaws - Business Combinations" and "- Control Share Acquisitions."

Ability of Board of Directors to Change Certain Policies

         The major policies of the Company, including its Investment Policy, Debt Policy and other policies with respect to acquisitions, financing, growth, operations, debt and distributions, are determined by its Board of Directors. The Board of Directors may amend or revise these and other policies from time to time without a vote of the Common Shareholders. The effect of any such changes may be positive or negative. Under the Company's Bylaws, the Company cannot acquire any property, sell any of the Hotels, prepay or refinance the Remaining Indebtedness, or decrease the expected distributions to shareholders (assuming the Company has sufficient revenues), without the approval of a majority of the Directors, including a majority of the Independent Directors. The Company cannot change these provisions of its Bylaws without the approval of either 80% of the entire Board of Directors, including a majority of the Independent Directors, or the holders of two-thirds of the outstanding shares of Common Stock. The Company cannot change its policy of seeking to maintain its qualification as a REIT without the approval of the holders of two-thirds of the outstanding shares of Common Stock. See "Policies and Objectives with Respect to Certain Activities" and "Certain Provisions of Virginia Law and of the Company's Articles of Incorporation and Bylaws."

Hotel Industry Risks

  Operating Risks

         The Hotels are subject to all operating risks common to the hotel industry. The hotel industry has experienced volatility in the past, as have the Hotels, and there can be no assurance that such volatility will not occur in the future. These risks include, among other things, competition from other hotels, over-building in the hotel industry that could adversely affect hotel revenues, increases in operating costs due to inflation and other factors, which increases may not be offset by increased room rates, dependence on business and commercial travelers and tourism, strikes and other labor disturbances of hotel employees, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions. These factors could reduce revenues of the Hotels and adversely affect the Lessee's ability to make Rent payments, and therefore, the Company's ability to make expected distributions to its shareholders. See "Business and Properties - The Hotel Industry."

  Competition for Guests

         The hotel industry is highly competitive. The Hotels will compete with other existing and new hotels in their geographic markets. Many of the Company's competitors have substantially greater marketing and financial resources than the Company and the Lessee. See "Business and Properties - Competition."

  Investment Concentration in Single Industry

         The Company's current growth strategy is to acquire and develop hotels. The Company will not seek to invest in assets outside the hotel industry, and will therefore be subject to the risks created by concentrating its investments in a single industry. Therefore, the adverse effect on Rent and Cash Available for Distribution to Shareholders resulting from a downturn in the hotel industry will be more pronounced than if the Company had diversified its investments outside of the hotel industry. See "Business and Properties - The Hotel Industry."

  Seasonality of Hotel Business and the Hotels

         The hotel industry is seasonal in nature. Generally, hotel revenues for hotels operating in the geographic areas in which the Hotels operate are greater in the second and third quarters than in the first and fourth quarters. The Hotels' operations historically reflect this trend. See "Management's Discussion and Analysis of Financial Condition and Result of Operations - Seasonality of Hotel Business and the Hotels."

  Risks of Operating Hotels under Franchise Licenses

         The continuation of the franchise licenses applicable to the hotels (the "Franchise Licenses") is subject to specified operating standards and other terms and conditions. Choice Hotels International, Inc. ("Choice Hotels"), the franchisor of Comfort Inns and Comfort Suites, Best Western International, Inc. ("Best Western") and Days Inns of America, Inc. ("Days Inn") periodically inspect their licensed properties to confirm adherence to their operating standards. The failure of the Partnership or the Lessee to maintain such standards respecting the Hotels or to adhere to such other terms and conditions could result in the loss or cancellation of the applicable Franchise License. It is possible that a franchisor could condition the continuation of a Franchise License on the completion of capital improvements which the Board of Directors determines are too expensive or otherwise not economically feasible in light of general economic conditions or the operating results or prospects of the affected Hotel. In that event, the Board of Directors may elect to allow the Franchise License to lapse or be terminated. Under the Franchise Licenses with Choice Hotels, the franchisor may terminate the Franchise License without cause for the Comfort Inn-Dahlgren, Virginia and the Comfort Inn-Elizabethton, Tennessee on April 1, 1999 and December 15, 1997, respectively. Under the Franchise License with Best Western, the franchisee and franchisor each has the option to terminate the Franchise License every year. The Franchise License with Days Inn expires on October 31, 2009. There can be no assurance that a franchisor will not exercise a termination right or renew a Franchise License at the expiration of the current terms. If a Franchise License is terminated, the Partnership and the Lessee may seek to obtain a suitable replacement franchise, or to operate the Hotel without a franchise affiliation. The loss of a Franchise License could have a material adverse effect upon the operations or the underlying value of the related Hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. Although the Percentage Leases require the Lessee to maintain the Franchise Licenses for each Hotel, the Lessee's loss of a Franchise License for one or more of the Hotels could have a material adverse effect on the Partnership's or the Subsidiary Partnership's revenues under the Percentage Leases and the Company's Cash Available for Distribution to Shareholders. See "Business and Properties - Franchise Licenses."

  Operating Costs and Capital Expenditures; Hotel Renovation

         Hotels generally have an ongoing need for renovations and other capital improvements, particularly in older structures, including periodic replacement of furniture, fixtures and equipment. Under the terms of the Percentage Leases, the Partnership is obligated to pay the cost of (i) expenditures for items that are classified as capital items under generally accepted accounting principles and which are necessary for the continued operation of the Hotels and (ii) replacement or refurbishment of furniture, fixtures and equipment in the Hotels, to the extent such costs do not exceed the allowance for such costs provided by the Partnership under each Percentage Lease. If these expenses exceed the Company's estimate, the additional cost could have an adverse effect on Cash Available for Distribution to Shareholders. In addition, the Company may acquire hotels in the future that require significant renovation. Renovation of hotels involves certain risks, including the possibility of environmental problems, construction cost overruns and delays, uncertainties as to market demand or deterioration in market demand after commencement of renovation, and the emergence of unanticipated competition from hotels. See "Business and the Properties - The Percentage Leases."

Real Estate Investment Risks

  General Risks of Investing in Real Estate

         The Hotels are subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of the Hotels and the Company's income and ability to make distributions to its shareholders are dependent upon the ability of the Lessee to operate the Hotels in a manner sufficient to maintain or increase revenues in excess of operating expenses to enable the Lessee to make Rent payments. Hotel revenues may be adversely affected by adverse changes in national economic conditions, adverse changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, competition from other hotels, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures) changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the Company. See "Business and Properties."

  Illiquidity of Real Estate

         Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. No assurances can be given that the fair market value of any of the Hotels will not decrease in the future.

  Uninsured and Underinsured Losses

         Each Percentage Lease requires that comprehensive insurance be maintained on each of the Hotels, including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the Hotels in the event of a total loss, subject to applicable deductibles. Management believes that such specified coverage is of the type and amount customarily obtained by owners of hotels similar to the Hotels. Leases for hotels acquired or developed by the Company in the future may contain similar provisions. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a Hotel, if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to the affected Hotel. See "Business and Properties - The Percentage Leases."

  Property Taxes

         Each Hotel is subject to real and personal property taxes. The real and personal property taxes on hotel properties in which the Company invests may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, the Company's ability to make expected distributions to its shareholders could be adversely affected.

  Environmental Matters

         Operating costs and the value of the Hotels may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Therefore, an environmental liability could have a material adverse effect on the underlying value of the Hotels, the Company's income and Cash Available for Distribution to Shareholders. Phase I environmental assessments were obtained on all of the Hotels and on the land on which the New Development is being built prior to their acquisitions by the Company. The purpose of Phase I environmental assessments is to identify potential environmental contamination that is made apparent from historical reviews of the Hotels, reviews of certain public records, preliminary investigations of the sites and surrounding properties, and screening for the presence of hazardous substances, toxic substances and underground storage tanks. The Phase I environmental assessment reports have not revealed any environmental contamination that the Company believes would have a material adverse effect on the Company's business, assets, results of operations or liquidity, nor is the Company aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Because the Solomons Inn-Beacon Marina Hotel is located on a tributary to the Chesapeake Bay, the Company's ability to expand any facilities at this hotel will be limited by state and federal environmental regulations. See "Business and Properties - Environmental Matters."

  Compliance with Americans with Disabilities Act and other Changes in Governmental Rules and Regulations

         Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While the Company believes that the Hotels are substantially in compliance with these requirements, a determination that the Company is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the Hotels, including changes to building codes and fire and life-safety codes, may occur. If the Company were required to make substantial modifications at the Hotels to comply with the ADA or other changes in governmental rules and regulations, the Company's ability to make expected distributions to its shareholders could be adversely affected.

                                  THE COMPANY

         The Company is a self-administered REIT that, through the Partnership, owns interests in nine existing limited-service Hotels with an aggregate of 617 rooms and an average age of approximately nine years as of September 30, 1996. The Hotels include seven hotels operated as Comfort Inns, one hotel operated as a Best Western, and one hotel operated as a Days Inn. The Hotels are located in Maryland (one hotel), Tennessee (one hotel), Virginia (five hotels) and West Virginia (two hotels). The Company is a corporation incorporated under the laws of Virginia.

         The Company is currently developing the New Development, a 64-unit Comfort Suites hotel to be located in Dover, Delaware. The Company believes that the total costs associated with the New Development will be approximately $2.8 million, of which the Company has paid $660,000 using the Credit Facility, with the remainder being funded from the Net Proceeds. Construction on the New Development began in May 1996 and is expected to be completed in early 1997.

         The Partnership will use the Net Proceeds (i) to repay approximately $660,000 of outstanding debt on the Credit Facility, which is secured by six of the Hotels and by the New Development, (ii) to pay the remaining costs associated with the New Development, which are estimated to be approximately $2.1 million; and (iii) to establish a fund for future acquisitions and development. Upon the application of the Net Proceeds, the Company will have the Remaining Indebtedness (approximately $8.2 million) outstanding, which debt shall be secured by certain of the Hotels and the New Development.

         In order to qualify as a REIT, the Company cannot operate hotels. Therefore, the Hotels are leased to and operated by the Lessee. The Percentage Leases, which relate to the Hotels, are designed to allow the Company to participate in growth in revenues of the Hotels by providing that percentages of such revenues are paid by the Lessee as Rent. Mr. Humphrey is the sole shareholder of the Lessee.

          The Company's executive offices are located at 12301 Old Columbia Pike, Silver Spring, Maryland 20904 and its telephone number is (301) 680-4343.

                                GROWTH STRATEGY

         The Company seeks to enhance shareholder value by increasing Cash Available for Distribution to Shareholders by acquiring additional operating hotels and developing hotels that meet the Company's investment criteria and by participating in increased revenues from the Hotels through the Percentage Rents provided under Percentage Leases. Therefore, the Company has developed a growth strategy that management of the Company believes will capitalize on attractive acquisition and development opportunities.

Acquisition Strategy

         The Company intends to acquire equity interests in additional operating hotels that meet its investment criteria as described below. The Company will place particular emphasis on limited service hotels with strong, national franchise affiliations in the upper economy and mid-scale market segments, or hotels with potential to obtain such franchises. In particular, the Company will consider acquiring limited service hotels such as Best Western, Comfort Inn, Comfort Suites, Days Inn, Hampton Inn, Fairfield Inn and Holiday Inn Express hotels, and limited service extended-stay hotels such as Hampton Inn and Suites, Homewood Suites and Residence Inn hotels. Under the Bylaws, any transaction to acquire any additional properties must be approved by a majority of the Directors, including a majority of the Independent Directors.

         The Company believes that there are existing hotels that meet its investment criteria because of the adverse impact of high leverage on the profitability and operations of many hotels, and the over-building of hotels from 1980 through 1991. The Company also believes that the management, development and construction experience of Mr. Humphrey will enable the Company to identify underperforming hotels that would benefit substantially from renovation, implementation of quality management and, in some instances, a new Franchise License. The Company has an option to acquire any hotel acquired or developed by Mr. Humphrey or his Affiliates within 12 months after the acquisition or opening of such hotel. See "Policies and Objectives with Respect to Certain Activities - Conflict of Interest Policies - The Non-Competition Agreement and Option Agreement."

  Investment Criteria and Financing

         The Company intends to consider investments in operating hotels, primarily limited service hotels, that meet one or more of the following criteria:

         o nationally franchised hotels in locations with relatively high demand for rooms, with relatively low supply of competing hotels and with significant barriers to entry into the hotel business, such as a scarcity of suitable hotel sites or zoning restrictions;

         o poorly managed hotels, which could benefit from new management, new marketing strategy and/or association with a national franchisor;

         o hotels in a deteriorated physical condition which could benefit significantly from renovations; and

         o hotels in attractive locations that the Company believes could benefit significantly by changing franchises to a brand the Company believes is superior.

         Under the Investment Policy, the Company will only acquire those hotels for which it reasonably believes that it will receive annual Rent (net of insurance paid by the Company, real estate and personal property taxes and the FFE Reserve) in an amount greater than or equal to 12% of the total purchase price to be paid by the Company for such hotels. Under the Bylaws, the approval of a majority of the Board of Directors, including a majority of the Independent Directors, is required for the Company to acquire any property. Such hotel investments may be financed, in whole or in part, with undistributed cash, subsequent issuances of shares of Common Stock or other securities or borrowings. The Company's Debt Policy limits its consolidated indebtedness to less than 50% of the aggregate purchase prices of the hotels in which it has invested. The aggregate total purchase price paid by the Company for the Hotels is currently approximately $25.5 million and is expected to be approximately $28.3 million after the New Development is completed. After the Company has applied the Net Proceeds (approximately $7.5 million) as set forth herein, the Company's total outstanding indebtedness will represent approximately 32% of the aggregate amount paid by the Company for the Hotels at the present time and, after the completion of the New Development, the Remaining Indebtedness will represent approximately 29% of such amount. The success of the Company's acquisition strategy will likely depend on its ability to access additional capital through issuances of equity securities. See "Risk Factors - Risks of Leverage" and "-- Growth Strategy," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources," "Policies and Objectives with Respect to Certain Activities - Investment Policies" and "- Financing."

Development Strategy

         The Company intends to grow through the development of new hotels as well as from the acquisition of existing hotels. The Company intends to develop limited-service hotels in secondary and tertiary markets, typically with under 100 rooms, that are similar to the Company's present hotels. The Company is interested in sites that offer the potential to attract a diverse mix of potential market segments.

         The Company's development site selection criteria is expected to include some or all of the following characteristics:

         o Relatively low land costs, particularly as compared with major metropolitan areas.

         o        Sites that exist on or near major highways.

         o Areas that have strong industrial bases with the potential for future growth.

         o Communities with state or federal installations, colleges or universities.

         o        Areas that currently have an aging hotel presence.

         These criteria describe the basic characteristics that the Company looks for prior to committing to the development of a new hotel. Sites that are selected may have some or all of the market characteristics as described above, as well as characteristics that are not specifically described herein. It is not anticipated that all sites selected by the Company will possess all of the characteristics described herein.

         Because a development project has no prior revenues on which the Company's Investment Policy can be tested, the Company intends to invest only in developments where it reasonably believes it will receive Rent payments that are consistent with the Investment Policy. The Company has proposed to the Lessee and the Lessee has agreed to sign the Fixed Lease pursuant to which the Lessee would lease the New Development for a fixed rent payment of $378,840 per annum, which will be payable in equal monthly installments. The annual rent payment under the Fixed Lease (net of insurance paid by the Company, FFE Reserves and real estate and personal property taxes) represents an approximately 12% return on the Company's expected total investment in the New Development. See "Risk Factors - No Assurance of Return on Property Investments." The New Development has no operating history, therefore the Lessee's payments area based on the Lessee's projections of operations of that hotel. To the extent that the Lessee's projections are incorrect, the Lessee will have to pay the Rent on the Fixed Lease from its net income or assets. In 1995, the Lessee's net income was approximately $139,000, which is less than the $378,840 of annual Rent Payments that will be required under the Fixed Lease. See "Risk Factors - Dependence on the Lessee." So long as the Investment Policy remains in effect, the Company intends to enter into similar Fixed Leases on any additional hotels it develops because it mitigates the risks associated with the initial startup of a hotel, such as low occupancy rates or low room rates.

Internal Growth Strategy

         The Percentage Leases are designed to allow the Company to participate in growth in room revenues at the Hotels because it mitigates the risks associated with the initial startup of a hotel such as low occupancy rates or low room rates. The Company intends to use Percentage Leases substantially similar to those applicable to the Hotels with respect to any additional existing hotels it may acquire because the Company believes that when acquiring an existing operating hotel, the start-up risks are less than with hotel developments. Under each Percentage Lease, the Partnership receives Percentage Rents. The Percentage Rent for each Hotel is comprised of (i) a set percentage of quarterly and semi-annual room revenues, which is payable quarterly and semi-annually, respectively, (ii) a set percentage of annual room revenues in excess of the Threshold, which is payable annually, and (iii) 8% of monthly revenues other than room revenues (including, but not limited to, telephone charges, movie rental fees and rental payments under any third party leases), which is payable monthly. The portion of Percentage Rent that is based on annual room revenues does not apply to amounts under the Threshold and is designed to allow the Company to participate in any future increases in room revenues. See "Business and Properties - The Hotels" and "- The Percentage Leases - Amounts Payable Under the Percentage Leases." The Company intends to use Percentage Leases substantially similar to those applicable to the Hotels with respect to additional existing hotels it may acquire.

         While under the operation of Humphrey Hotels, Inc. (the "Operator"), an affiliate of the Lessee, consolidated REVPAR for the Hotels increased from $27.41 for 1989 to $34.74 for 1995. See "Business and Properties." The Lessee and Operator combined operations in early 1996 and the Operator ceased to exist. Management believes, based on the increases in REVPAR at the Hotels, and all upper economy U.S. hotels, that the growth in REVPAR since 1989 reflects the increased popularity of limited service hotels with business and leisure travelers, improving industry conditions since the fourth quarter of 1991 and the Lessee's and the Operator's implementation of consumer-oriented and site-specific operating practices at the Hotels.

                                USE OF PROCEEDS

         The Net Proceeds (after deducting underwriting discounts and offering expenses of approximately $792,000) will be approximately $7.5 million based on the Offering Price ($8.6 million if the over-allotment option is fully exercised). The Company will contribute all of the Net Proceeds to the Partnership and after such contribution will own a 84.24% interest in the Partnership (84.81% if the over-allotment option is fully exercised). The Partnership will use the Net Proceeds of the Offering as follows:

                                                                      Amount

(1)  to repay certain amounts under the Credit Facility..............$  660,000
(2)  to pay for the estimated remaining costs associated
     with the New Development.........................................2,136,000
(3)  to establish reserves for future acquisitions and development....4,662,000
                                                                      ---------
              Total..................................................$7,458,000
                                                                      =========

         The Company currently has no agreement or understanding to invest in any specific property other than the New Development. Until the Company identifies hotel acquisition or development investments and until the New Development is completed, the company will invest all of the Net Proceeds not used to repay portions of the Credit Facility in an assortment of short-term treasury bills, bank certificates of deposit and commercial paper obligations with terms varying from one to three months.

         The following describes the amounts under the Credit Facility to be repaid with the Net Proceeds:

                                         Amount   Interest Rate  Maturity Date

  Amounts Payable to Mercantile
      under the Credit Facility.........$ 660,000    8.50%(1)    April 10, 1999

----------------------

(1) The interest rate is equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal (8.25% as of November 7, 1996) plus .25%.

          To the extent that the Underwriters' allotment to purchase up to 150,000 Common Shares is exercised in full, the Company expects to use the additional net proceeds of up to approximately $1,152,400 for future acquisitions or development.

                 PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

          The Common Stock currently trades on The Nasdaq Stock Market under the symbol "HUMP." The following table sets forth for the indicated periods the high and low bid prices per share for the Common Stock, as traded through the facilities of The Nasdaq SmallCap Market, and the cash distributions declared per share. Beginning October 30, 1996, the Common Stock began trading on The Nasdaq Stock Market.

                                                              Price Range              Cash Distributions
                                                           High         Low            Declared Per Share
      1994
      Fourth Quarter (beginning November 29)........        $6.375      $6.00                $.044(1)

      1995
      First Quarter.................................        $7.75       $6.25                $.15
      Second Quarter................................        $7.75       $7.50                $.15
      Third Quarter ................................        $8.75       $7.50                $.181(2)
      Fourth Quarter................................        $8.375      $7.75                $.19

      1996
      First Quarter.................................        $9.125      $8.00                $.19
      Second Quarter................................        $9.375      $8.4375              $.19
      Third Quarter.................................        $9.25       $8.25                $.19
      Fourth Quarter (through November 7)...........        $8.25       $8.25

------------------

(1) Represents a pro rata distribution for the period November 29, 1994, the closing of the IPO, through December 31, 1994 based on an initial quarterly distribution of $.125 per share.

(2) Pro rata distribution for the period July 21, 1995, the closing of the Company's second public offering of Common Stock, through September 30, 1995 based on a quarterly distribution of $.19 per share.

         On November 7, 1996, the last reported bid price of the Common Stock on The Nasdaq Stock Market was $8.25 per share. As of November 1, 1996, the Company had approximately 80 shareholders of record, and as of November 5, 1996, estimates that there were approximately 643 beneficial owners of the Common Stock at that time.

         The Company anticipates that the Closing Date will be after the record date for the Company's distribution to holders of Common Stock for the fourth quarter of 1996, and, consequently purchasers of the Common Shares offered hereby will not receive a distribution on their Common Shares until the Company makes its quarterly distribution for the first quarter of 1997. Although the declaration of distributions is within the discretion of the Board of Directors and depends on the Company's results of operations, Cash Available for Distribution to Shareholders, the financial condition of the Company, tax considerations (including those related to REITs) and other factors considered important by the Board of Directors, the Company's policy is to make regular quarterly distributions to its shareholders. The Company's ability to make distributions will depend on the receipt of distributions from the Partnership. The Company has caused and intends to cause the Partnership to distribute to its partners substantially all of its Cash Available for Distribution to Shareholders; the Company's distributions to holders of Common Stock represented approximately 97% of the Company's Cash Available for Distribution to Shareholders in the 12 months ended September 30, 1996. The Partnership's primary source of revenue is Rent payments from the Lessee under the Percentage Leases for the Hotels. The Company must rely on the operation of the Hotels to generate sufficient cash flow from the operation of the Hotels to permit the Lessee to meet its Rent obligations under the Percentage Leases. The Lessee has nominal assets and its obligations under the Percentage Leases are unsecured. See "The Lessee."

         Under the federal income tax provisions affecting REITs, the Company must distribute at least 95% of its annual taxable income in order to avoid taxation as a regular corporation. Moreover, the Company must distribute at least 85% of its ordinary income and 95% of its capital gain net income (plus any undistributed income from the prior year) to avoid certain excise taxes applicable to REITs. Under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution to Shareholders in order to meet such distribution requirements. In such event, the Company would seek to borrow the amount of the deficiency or sell assets to obtain the cash necessary to make distributions to retain its qualification as a REIT. The Company expects that a portion of its distributions will constitute a return of capital. A return of capital generally is not subject to federal income tax under current law. There can be no assurance that the portion of the distributions estimated to be a return of capital based on pro forma results is indicative of the actual return of capital for any future period.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of September 30, 1996, as adjusted to give effect to the Offering and the use of the Net Proceeds as described under "Use of Proceeds."

                                                            September 30, 1996
                                                                      Pro Forma
                                                           Actual    As Adjusted
                                                              (In thousands)
Short-term debt......................................... $   697        $   697
Long-term debt..........................................   8,970          8,310
Minority interest.......................................   2,558          3,182
Shareholders' Equity:
 Preferred Stock, $.01 par value,
   10,000,000 shares authorized,
   no shares issued and outstanding ....................     -              -
 Common Stock, $.01 par value,
   25,000,000 shares authorized, 2,331,700 shares
   issued and outstanding and 3,331,700, as adjusted(1).       23            33
 Additional paid-in capital.............................   10,265        17,089
 Undistributed income (losses)..........................     (114)         (114)
                                                           ------       -------
Total shareholders' equity..............................   10,174        17,008
                                                          -------        ------

Total capitalization....................................  $22,399       $29,197
                                                          =======       =======

---------------------
(1) Includes 1,000,000 Common Shares offered hereby. Excludes 623,350 shares of Common Shares issuable upon redemption of Units.

                                    DILUTION

         The Offering Price per share to the public of the Common Shares offered hereby exceeds the pro forma net tangible book value per share or unit after the offering. Therefore, the holders of Units will realize an immediate increase in the net tangible book value of their Units, while purchasers of Common Shares in the Offering will realize an immediate and substantial dilution of $3.15 or 38.2% of the Offering Price in the net tangible book value of their shares. Pro forma net tangible book value per share is determined by subtracting total liabilities from total tangible assets and dividing the remainder by the number of shares of Common Stock and Units that will be outstanding after the Offering. The following table illustrates the dilution to purchasers of Common Shares in the Offering, based on the assumed Offering Price.

Offering Price per Common Share(1)...............................  $8.25

Pro forma net tangible book value per Unit
  (which may be redeemed for Common
  Stock on a one-for-one basis in certain
  circumstances) as of September 30,
  1996, prior to the Offering, applicable
  to the minority interest in the
  Partnership(2).......................................   $4.10

Reduction in minority interest prior to the
  Offering(3)..........................................    1.09

Increase in net tangible book value per share
  attributable to payments by purchasers of
  shares in the Offering(4)............................    1.88

Increase in minority interest resulting from
  the Offering(5)......................................   (1.97)
                                                          -----

Pro forma net tangible book value per share or Unit
  after the Offering.............................................  $5.10
                                                                   -----

Dilution per share to Common Shareholders........................  $3.15
                                                                   =====
---------------------

(1) Before deducting underwriting discounts and estimated expenses of the Offering.

(2) Represents the minority interest at September 30, 1996, before the Offering, divided by the Units outstanding (623,350 Units).

(3) Represents the percentage reduction in minority unit holders' interest from 21.09% prior to the Offering to 15.76% after the Offering or 5.33% times shareholders' equity at September 30, 1996 ($10,174,000) plus minority interest ($2,558,000) divided by the Units outstanding (623,350 Units).

(4) Net proceeds of the Offering divided by 3,955,050 shares of Common Stock and Units.

(5) Net proceeds from the Offering ($7,458,000) times minority interest (15.76%) divided by 623,350 Units.

                         SELECTED FINANCIAL INFORMATION

         The following tables set forth (i) audited and unaudited historical revenue and expenses and financial data for the Company and the Lessee for the period from November 29, 1994 (Date of the IPO) through December 31, 1994, the year ended December 31, 1995, the twelve months ended September 30, 1996, and the nine months ended September 30, 1995 and 1996, (ii) unaudited pro forma revenue and expenses and financial data for the Company for the year ended December 31, 1995, the twelve months ended September 30, 1996 and the nine months ended September 30, 1995 and 1996, (iii) audited and unaudited selected historical and pro forma financial and other data for the Company, (iv) selected combined historical operating and financial data for the eight hotels (the "Initial Hotels") purchased by the Company in connection with the Company's IPO for each of the years in the three year period ended December 31, 1993, and the eleven month period ended November 29, 1994, and pro forma operating and financial data for the year ended December 31, 1994, and (v) selected historical financial data for the Days Inn-Farmville, Virginia Hotel for each of the years in the two year period ended December 31, 1993, the ten months ended October 31, 1994 and the period from January 1, 1995 through July 20, 1995, and pro forma financial data for the year ended December 31, 1994. The selected historical operating and financial data for the Company and the Lessee for the periods ended December 31, 1994 and 1995, the Initial Hotels for the three years ended December 31, 1993, and the period from January 1, 1994 through November 29, 1994, and the Days Inn-Farmville, Virginia Hotel for the two years ended December 31, 1993 and the ten months ended October 31, 1994 and the period from January 1, 1995 through July 20, 1995 have been derived from the historical financial statements of the Company, the Lessee, the Initial Hotels, the Days Inn-Farmville, Virginia Hotel and Farmville Lodging Associates, LLC audited by Reznick Fedder & Silverman, independent public accountants, whose reports with respect thereto are included elsewhere in this Prospectus. The historical operating and financial data of the Company and the Lessee as of and for the nine months ended September 30, 1995 and 1996, have been derived from the unaudited internal financial statements of the Company and the Lessee. In the opinion of management, the unaudited financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. Due to the seasonality of the hotel business, the results for the nine months ended September 30, 1995 and 1996, are not necessarily indicative of the results for a full year.

         The selected pro forma revenue and expenses and financial data are presented as if the Offering had occurred as of the beginning of the respective periods, and therefore incorporate certain assumptions that are included in the Notes to the Pro Forma Condensed Statements of Income included elsewhere in this Prospectus.

         The pro forma balance sheet data of the Company is presented as if the Offering had occurred as of September 30, 1996. The pro forma information does not purport to represent what the Company's financial position would actually have been if the Offering had, in fact, occurred on such date or at the beginning of the year indicated, or to project the Company's financial position at any future date.

         The following selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements and notes thereto included elsewhere in this Prospectus.

                 HUMPHREY HOSPITALITY TRUST, INC. (THE COMPANY)
                       Selected Historical and Pro Forma
                   Revenue and Expenses and Financial Data(1)
                     (in thousands, except per share data)

                                                                         Historical
                                     Period from
                                  November 29, 1994
                                    (Date of IPO)      Year          Twelve           Nine            Nine
                                       through         Ended      Months Ended    Months Ended    Months Ended
                                     December 31,  December 31,   September 30,   September 30,   September 30,
                                        1994           1995           1996            1995            1996
                                      (Audited)      (Audited)     (Unaudited)     (Unaudited)     (Unaudited)
Operating Data:
Percentage Lease revenue (2).....      $ 273          $ 3,750       $ 3,939         $ 2,753         $ 2,942
Other income(3)..................          -               21            28              11              19
                                       -----         ---------    ---------       ---------       ---------
Total revenue....................        273            3,771         3,967           2,764           2,961
                                       -----         --------      --------        --------        --------

Expenses:
Depreciation and amortization....         42              680           727             496             543
Interest expense.................         97            1,011           640             833             462
Real estate and personal
  property taxes and insurance...         18              196           213             144             162
General and administrative.......         15              238           294             200             257
                                       -----         ---------    ---------       ---------       ---------
  Total expenses.................        172            2,125         1,874           1,673           1,424
                                       -----         --------     ---------        --------       ---------
Income before
  minority interest..............        101            1,646         2,093           1,091           1,537
Minority interest (4)............         29              396           441             279             324
                                       -----         ---------    ---------       ---------       ---------
Net income applicable
  to Common Shareholders.........     $   72          $ 1,250      $  1,652         $   812         $ 1,213
                                      ======          =======      ========         =======         =======
Earnings per common share(5).....       $.05             $.71          $.71            $.51            $.52
Other Data:
Weighted average shares
  outstanding and common share
  equivalents outstanding (6)....  1,849,666        2,310,184     2,955,050       2,136,992       2,955,050
Funds from operations (7)........     $  143          $ 2,326       $ 2,820          $1,587         $ 2,080
Net cash provided by
  operating activities(8)........       $170           $1,113        $2,043            $876         $ 2,304
Net cash used in
  investing activities...........    $(4,840)           ($619)        ($496)          ($634)          ($995)
Net cash provided by (used in)
  financing activities...........    $ 5,223            ($879)      ($1,726)          ($237)        ($1,097)


                                                            Pro Forma
                                                           (Unaudited)

                                      Year          Twelve          Nine            Nine
                                      Ended      Months Ended   Months Ended    Months Ended
                                  December 31,   September 30,  September 30,   September 30,
                                      1995           1996           1995            1996
Operating Data:
Percentage Lease revenue (2).....    $ 3,750         $3,939         $2,753          $2,942
Other income(3)..................        361            368            265             273
                                    --------       --------         ------          ------
Total revenue....................      4,111          4,307          3,018           3,215
                                    --------       --------         ------          ------

Expenses:
Depreciation and amortization....        680            727            496             543
Interest expense.................      1,011            640            833             462
Real estate and personal
  property taxes and insurance...        196            213            144             162
General and administrative.......        238            294            200             257
                                    --------       --------         ------          ------
  Total expenses.................      2,125          1,874          1,673           1,424
                                    --------       --------         ------          ------
Income before
  minority interest..............      1,986          2,443          1,345           1,791
Minority interest (4)............        313            383            212             282
                                    --------       --------         ------          ------
Net income applicable
  to Common Shareholders.........     $1,673         $2,050         $1,133          $1,509
                                      ======         ======         ======          ======
Earnings per common share(5).....      $0.50          $0.62        $  0.34         $  0.45
Other Data:
Weighted average shares
  outstanding and common share
  equivalents outstanding (6)....  3,955,050      3,955,050      3,955,050       3,955,050
Funds from operations (7)........    $ 2,666         $3,160         $1,841          $2,334
Net cash provided by
  operating activities(8)........     $1,453         $2,383         $1,130          $2,558
Net cash used in
  investing activities...........      ($619)         ($496)         ($634)          ($995)
Net cash provided by (used in)
  financing activities...........      ($879)       ($1,726)         ($237)        ($1,097)

                        Humphrey Hospitality Trust, Inc.
         Selected Historical and Pro Forma Financial and Other Data (1)
                     (in thousands, except per share data)

                                          December 31, 1994     December 31, 1995           September 30, 1996
                                             Historical            Historical         Historical           Pro Forma
                                              (Audited)             (Audited)                   (Unaudited)
Balance Sheet Data:
Net investment in hotel properties.....       $18,183              $  19,709          $  20,474           $  20,474
Minority interest in Partnership.......           996                  2,589              2,558               3,182
Shareholders' equity...................         4,365                 10,290             10,174              17,008
Total assets...........................        19,375                 21,898             22,399              29,197
Total debt.............................        13,795                  8,383              8,970               8,310


                 HUMPHREY HOSPITALITY MANAGEMENT, INC. (LESSEE)
                    Selected Historical Revenue and Expenses
                       and Financial Data  (in thousands)

                                          Period from
                                       November 29, 1994     Year         Twelve            Nine           Nine
                                         (Date of IPO)       Ended     Months Ended     Months Ended   Months Ended
                                    through December 31,  December 31,  September 30,    September 30,  September 30,
                                             1994            1995          1996             1995           1996
                                           (Audited)       (Audited)    (Unaudited)      (Unaudited)    (Unaudited)
Room revenue.............................   $459          $ 7,499         $ 7,919        $ 5,738        $ 6,158
Other revenue (9)........................     38              556             634            418            496
                                           -----         --------        --------       --------       --------
  Total revenue..........................    497            8,055           8,553          6,156          6,654

Hotel operating expenses.................    314            4,166           4,529          3,118          3,481
Percentage Lease payments................    273            3,750           3,939          2,753          2,942
                                          ------         --------        --------       --------       --------

Net income (loss)........................$   (90)        $    139         $    85       $    285       $    231
                                         ========        ========         =======       ========       ========

                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS
           Selected Combined Historical Operating and Financial Data
                                 (In thousands)


                                                  Year Ended December 31,
                                                      Historical                     Historical         Pro Forma
                                             1991        1992        1993             1994(10)          1994(10)
                                            ------      ------      ------            --------          --------
Statement of Operations Data:
Room revenue.............................    $6,272     $6,295      $6,627             $6,583            $7,042
Other revenue ...........................       864        742         704                715               752(11)
                                               ----    -------     -------            -------               ---

Total revenue............................     7,136      7,037       7,331              7,298            $7,794

Hotel operating expenses ................     4,584      4,409       4,603              4,513             4,827(11)
                                             ------     ------      ------             ------             -----

Operating income before interest,
depreciation, and amortization...........     2,552      2,628       2,728              2,785             2,967

Interest.................................     1,636      1,351       1,272              1,062             1,159

Depreciation and amortization............       816        743         776                690               732
                                            -------   --------     -------            -------               ---

Net income (loss)........................    $  100    $   534     $   680            $ 1,033            $1,076
                                             ======    =======     =======            =======            ======

Other Data

  Net cash provided by
    operating activities.................      $769     $1,319      $1,503             $1,698            $1,896

  Net cash used in
    investing activities.................     $(545)     $(132)       $(40)             $(373)            $(373)

  Net cash used in
    financing activities.................     $(113)     $(779)    $(1,275)             $(985)            $(984)

                         Days Inn - Farmville, Virginia
                       Selected Historical Financial Data
                                 (in thousands)

                                                              Historical                            Historical

                                                                       Ten Months                January 1, 1995
                                                                          Ended       Proforma       Through
                                              1992          1993    October 31, 1994   1994(9)  July 21, 1995(9)
                                              ----          ----    ----------------   -------  ----------------
Operating Data:
Total revenue............................      $511         $563          $488          $567          $331

Total direct operating expenses..........       337          346           303           350           215
                                                ---          ---           ---           ---           ---

Excess of revenue over expenses..........      $174         $217          $185          $217          $116
                                               ====         ====          ====          ====          ====

(1) The pro forma information does not purport to represent what the Company's financial position or results of operations would actually have been if consummation of the Offering had, in fact, occurred on such date or at the beginning of the periods indicated or to project the company's financial position or results of operations at any future dates or for any future period.

(2) Represents annual Base Rent plus aggregate Percentage Rent paid by the Lessee to the Partnership pursuant to the Percentage Leases, which payments are calculated by applying the rent provisions in the Percentage Leases to the historical revenues of the Hotels.

(3) Pro forma other income includes interest earnings on approximately $6.8 million of Offering proceeds invested for the period at an estimated rate of return of 5% per annum, based upon current rates on liquid investments currently available to the Company.

(4) Pro forma amounts calculated as 15.76% of estimated income before minority interest.

(5) Represents income before minority interest divided by the weighted average number of common shares and common share equivalents, consisting of units, outstanding for the period.

(6) Pro forma weighted average shares outstanding represents the weighted average common shares and common share equivalents outstanding during 1996 (2,955,050 shares) and 1,000,000 shares to be issued in connection with the Offering.

(7) Management considers Funds from Operations to be a market accepted measure of an equity REIT's cash flow, which management believes reflects on the value of real estate companies such as the Company, in connection with the evaluation of other measures of operating performances. All REITs do not calculate Funds from Operations in the same manner, therefore, the Company's calculation of Funds from Operations may not be the same as the calculation of Funds from Operations for similar REITs. In accordance with the resolution adopted by the Board of Governors of the NAREIT, the Company has defined Funds from Operations as net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. For the periods represented, depreciation and amortization and minority interest were the only non-cash adjustments. Therefore, pro forma funds from operations represents cash flow from operating activities. Funds from Operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Funds from Operations does not reflect working capital changes, cash expenditures for capital improvement or debt service with respect to the Hotels.

      The computation of historical and pro forma Funds from Operations is as follows:

                                                                Historical

                                   Period from
                                November 29, 1994
                                  (Date of IPO)      Year          Twelve           Nine            Nine
                                     through         Ended      Months Ended    Months Ended    Months Ended
                                   December 31,  December 31,   September 30,   September 30,   September 30,
                                      1994           1995           1996            1995            1996
                                    (Audited)      (Audited)     (Unaudited)     (Unaudited)     (Unaudited)
Net income applicable to
common shareholders..............    $  72          $1,250         $1,652          $  812          $1,213

Add:
  Minority interests.............       29             396            441             279             324
  Depreciation and
    amortization.................       42              680           727             496             543
                                    ------          -------       -------        --------        --------

Total............................   $  143          $2,326         $2,820          $1,587          $2,080
                                    ======          ======         ======          ======          ======

                                                   Pro (Unaudited) Forma


                                      Year          Twelve          Nine            Nine
                                     Ended       Months Ended   Months Ended    Months Ended
                                  December 31,   September 30,  September 30,   September 30,
                                      1995           1996           1995            1996
Net income applicable to
common shareholders.............     $1,673         $2,050         $1,133          $1,509

Add:
  Minority interests............        313            383            212             282
  Depreciation and
    amortization................        680            727            496             543
                                    -------        -------        -------         -------

Total...........................     $2,666         $3,160         $1,841          $2,334
                                     ======         ======         ======          ======

(8) Pro forma net cash provided by operating activities includes estimated interest earnings on approximately $6.8 million of Offering proceeds invested for the period at an estimated rate of return of 5% per annum.

(9) Represents marina revenue (for the Comfort Inn - Beacon Marina, Solomons, Maryland only), telephone revenue, restaurant revenue and other revenue.

(10) The historical 1994 operating data of the Combined Selling Partnerships - Initial Hotels is for the period January 1, 1994 through November 29, 1994. The pro forma 1994 operating data for the Combined Selling Partnerships - Initial Hotels represents the historical operating data of the Initial Hotels for the period January 1, 1994 through November 29, 1994 and the Lessee for the period November 29, 1994 through December 31, 1994. The pro forma 1994 operating data for the Days Inn - Farmville, Virginia Hotel represents the historical operating data of the Days Inn - Farmville, Virginia Hotel for the period January 1, 1994 through October 31, 1994 (date of sale to Farmville Lodging Associates, LLC) and the historical operating data of Farmville Lodging Associates, LLC for the period November 1, 1994 through December 31, 1994. The historical operating data for the Days Inn - Farmville, Virginia Hotel for the period from January 1, 1995 through July 21, 1995 (date of sale) is that of Farmville Lodging Associates, LLC.

(11) The decrease in pro forma operating expenses as compared to the historical amounts for the Combined Selling Partnerships -Initial Hotels is attributable to real estate and personal property taxes and property insurance being paid by the Partnership on a pro forma basis as well as the elimination of certain non-recurring management and accounting fees, repairs and legal expenses. The decrease in pro forma other income as compared to historical amounts for the Combined Selling Partnerships - Initial Hotels is attributable to the elimination of certain non-recurring gains on disposition of assets, debt forgiveness income and other non-recurring income.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

Overview

         The Company currently owns a 78.91% interest in the Partnership and is its sole general partner. After the Closing, the Company will own a 84.24% partnership interest in the Partnership and will remain the sole general partner of the Partnership. In order for the Company to qualify as a REIT, neither the Company nor the Partnership may operate hotels. Therefore, the Partnership leases the Hotels to the Lessee. The Company's principal source of revenue is derived from payments by the Lessee under the Percentage Leases. The principal determinants of Percentage Rent are the Hotels' room revenue, and to a lesser extent, other revenue. The Lessee's ability to make payments to the Partnership under the Percentage Leases is dependent on the operations of the Hotels. Inasmuch as neither the Company nor the Lessee had operations prior to November 29, 1994, actual year-to-year comparisons for the twelve month period ending December 31, 1995 of actual historical operations are not possible.

Results of Operations

         The following is a discussion of the results of operations for the Company, the Lessee and the Hotels. Certain periods discussed below include pro forma information, which assumes that all of the Hotels were operated for the entire periods presented. Management believes that the comparisons of the pro forma information demonstrates the internal growth of the Company related to the operation of the Hotels. In each instance, pro forma lease revenue represents lease payments from the Lessee to the Partnership on a pro forma basis calculated by applying the Rent provisions in the Percentage Leases using the historical room revenues of the Hotels as if the beginning of the period was the beginning of the lease term. With respect to discussions of actual results, because the Company and the Lessee commenced operations in November 1994, there is no actual comparative data for prior periods.

Comparison of nine months ended September 30, 1996 to nine months ended September 30, 1995

The Company

         The Company's revenues for the nine month period ended September 30, 1996 consisted substantially of revenue recognized pursuant to the Percentage Leases. Total revenue increased by $196,337, or 7.1%, to $2,960,823 from $2,764,486 for the nine month period ended September 30, 1995. Net income increased by $401,386, or 49.4%, to $1,212,989 for the nine month period ended September 30, 1996, from $811,603 for the same period ended 1995. The improvement in net income is attributed to the additional lease revenue from the Days Inn-Farmville, Virginia Hotel, which was acquired in July 1995, and the refinancing and/or retirement of Company debt on the hotels located in Solomons, Maryland; Dahlgren, Dublin and Farmville, Virginia; Elizabethton, Tennessee, and Princeton, West Virginia.

The Lessee

         The Lessee's room revenues increased by $419,965, or 7.3%, to $6,157,769 for the nine month period ended September 30, 1996 as compared to $5,737,804 for the same period in 1995. Occupancy at the Hotels decreased to 72.1% for the nine month period ended September 30, 1996, from 73.9% for the same period in 1995. The decrease in occupancy is attributed to record snowfall in the first quarter of 1996 that all of the Hotels experienced and a slowdown in construction related business at the Hotels located in Dublin, Virginia and Elizabethton, Tennessee. During the second quarter of 1995 both hotels received business as the result of special industrial construction projects that were occurring in their respective locales. The average daily rate at the Hotels increased to $50.56, or by 3.8%, for the nine month period ended September 30, 1996, from $48.63 for the same nine month period in 1995. Lessee operating expenses, including percentage lease payments, increased by $552,245, as the result of the addition of the Days Inn-Farmville Virginia Hotel, which was acquired on July 21, 1995, and consolidating the Operator with the Lessee, to $6,423,040 for the nine months ended September 30, 1996, as compared to $5,870,795 for the same period in 1995.

Comparison of year ended December 31, 1995 to pro forma year ended December 31, 1994

The Company

         The Company's total revenues for the twelve month period ended December 31, 1995 substantially consisted of revenue recognized pursuant to the Percentage Leases. The Company's revenue was approximately $3,771,000, an increase of 5.9% as compared to pro forma revenue of $3,560,000 for the period ended December 31, 1994. Net income for the period was approximately $1,250,000, an increase of 7.9% as compared to net income of $1,158,000 for the pro forma period ended December 31, 1994. The improvement in revenue is attributed to the addition of the Acquisition Hotel, which substantially strengthened the Company's market position for the hotels located in Farmville, Virginia. The improvement in net income is attributed to the additional revenue from the Acquisition Hotel and the refinancing and/or the retirement of debt on the Hotels located in Solomons, Maryland; Dahlgren, Dublin and Farmville, Virginia; Elizabethton, Tennessee; and Princeton, West Virginia. See "Humphrey Hospitality Trust, Inc. - Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 1994."

The Lessee

         Actual Lessee net income for the period ended December 31, 1995 was approximately $139,000. The Lessee's revenues increased by approximately $369,000, or 4.8%, to $8,055,000 for the twelve months ended December 31, 1995, as compared to $7,686,000 of pro forma room revenue for the same period of 1994. Occupancy for the hotels decreased from 74.3% for the year ended 1994, to 72.2% for the year ended 1995. The decrease in occupancy is attributed to a decrease in business activity at the Hotels located in Solomons, Maryland, and the Comfort Inn-Farmville, Virginia. In 1994, Solomons received business from the nearby nuclear plant, which typically performs specialized maintenance work during the first quarter of each year. In 1995 this work was curtailed dramatically. At the Comfort Inn - Farmville, Virginia, the Hotel realized increased commercial activity related to highway construction on U.S. Route 460 near the Hotel that occurred in the third quarter in 1994. The construction was substantially completed during the second quarter of 1995. The Days Inn-Farmville, Virginia has an annual occupancy below the average for the Company; accordingly, its inclusion for 1995's occupancy lowers the average occupancy for the Hotels. The average daily rate at the Hotels increased to $48.77 for the year ended December 31, 1995, or 4.2%, as compared to $46.68 for the same period of 1994. REVPAR increased to $35.23 for 1995, from $34.68 for the same period in 1994. Operating expenses increased by approximately $121,000, or 1.2%, for the twelve months ended December 31, 1995 as compared to pro forma operating expenses for the same period last year. See "Humphrey Hospitality Management, Inc. - Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1994."

         The following table sets forth certain combined historical and pro forma financial information for the Initial Hotels for the periods indicated.

                                                       Year Ended December 31,
                                                       ----------------------
                                                                                          Histo-          Pro
                                                               Historical                 rical          Forma
                                                     ----------------------------       --------      ---------
                                                     1991       1992       1993          1994(2)        1994(2)
                                                     ----       ----       ----          ----           ----
         Room revenue                               $6,272     $6,295     $6,627         $6,583        $7,042
         Other revenue                                 864        742        704            715           752
                                                       ---        ---        ---            ---           ---
            Total revenue                            7,136      7,037      7,331          7,298         7,794
         Operating expenses                          4,584      4,409      4,603          4,513         4,827
                                                     -----      -----      -----          -----         -----
         Operating income before interest,
            depreciation, and amortization(1)        2,552      2,628      2,728          2,785         2,967
         Interest                                    1,636      1,351      1,272          1,062         1,159
         Depreciation and amortization                 816        743        776            690           732
                                                       ---        ---        ---            ---           ---
         Net income                                   $100       $534       $680         $1,033        $1,076
                                                      ====       ====       ====         ======        ======

--------------------
(1) The Company believes that operating income before interest, depreciation and amortization provides a good indicator of the financial performance of the Initial Hotels and is a significant factor in determining the Lessee's ability to make lease payments to the Partnership and the Subsidiary Partnership. Industry analysts generally consider operating income before interest, depreciation and amortization to be an appropriate measure of the performance of the Initial Hotels. This indicator, however, should not be considered as an alternative to net income as an indication of the Lessee's performance or to cash flow as a measure of liquidity.

(2) The historical 1994 operating data of the Initial Hotels is for the period January 1, 1994 through November 28, 1994. The pro forma 1994 operating data represents the historical operating data of the Initial Hotels for the period January 1, 1994 through November 28, 1994 and the Lessee for the period November 29, 1994 through December 31, 1994.

Comparison of year ended December 31, 1994 to year ended December 31, 1993

         Room revenue increased approximately $415,000, or 6.3% to approximately $7.04 million in 1994 from approximately $6.63 million in 1993. The increase is attributed to the improvement in ADR, which increased by 6.8% to $46.68 in 1994 from $43.79 in 1993. Occupancy decreased by .4% to 74.3% for 1994 as compared to 74.7% for 1993. Revenue per available room (REVPAR) increased by 6.0% to $34.68 for 1994 from $32.71 for 1993.

         Hotel operating expenses increased by approximately $224,000, or 4.9%, to approximately $4.83 million from approximately $4.60 million, largely the result of increased marketing expenses that are directly attributable to franchisor mandated improvements in continental breakfast. In prior years of operation, continental breakfast was voluntary and was not offered at all of the Initial Hotels. The franchise mandated continental breakfast required more extensive and costly food choices for the Initial Hotels than were previously provided voluntarily. Net income improved by 58.2%, to approximately $1.08 million from approximately $680,000. The improvement in net income is attributed to an increase in operating income before interest, depreciation, and amortization and lower interest payments due to the curtailment of debt.

Comparison of year ended December 31, 1993 to year ended December 31, 1992

         Room revenue increased approximately $332,000, or 5.2% to approximately $6.63 million in 1993 from approximately $6.30 million in 1992. The increase was primarily the result of an increase in ADR and a greater increase in occupancy. ADR increased 1.3% to $43.79 in 1993 from $43.21 in 1992, and occupancy increased 3.0% to 74.7% from 71.7%. REVPAR increased by 5.6% in 1993 from $30.99 to $32.71.

     Hotel operating expenses increased by approximately $194,000, or 4.4%, to approximately $4.60 million from approximately $4.41 million, principally as the result of increased occupancy but remained at the same percentage of total revenue, 63%. Net income improved by approximately $146,000, or 27.3%, to approximately $680,000 from approximately $534,000. The improvement in net income is attributed to an increase in operating income before interest, depreciation, and amortization and lower interest payments due to the curtailment of debt.

Comparison of year ended December 31, 1992 to year ended December 31, 1991

     Room revenue increased approximately $23,000, or .3%, to approximately $6.30 million in 1992 from approximately $6.27 million in 1991. The increase in revenue is attributable to a 1% increase in ADR to $43.21 from $42.78, which offset a decline in occupancy of .4% to 71.7% from 72.1%.

     Hotel operating expenses decreased by approximately $175,000, or 3.7%, to $4.41 million from approximately $4.58 million, causing net income to improve by 434% from approximately $100,000 to approximately $534,000. The improvement in net income is attributed to an increase in operating income before interest, depreciation, and amortization and lower interest payments due to the curtailment of debt.

Liquidity and Capital Resources

     The Company's principal source of cash to meet its cash requirements, including distributions to shareholders, is its share of the Partnership's cash flow. The Partnership's principal source of revenue is Rent payments under the Percentage Leases. The Lessee's obligations under the Percentage Leases are unsecured. The Lessee's ability to make Rent payments, and the Company's liquidity, including its ability to make distributions to Common Shareholders, is dependent on the Lessee's ability to generate sufficient cash flow from the operation of the Hotels.

    The hotel business is seasonal with hotel revenues generally greater in the second and third quarters than in the first and fourth quarters. Because the Company commenced operations in the fourth quarter and had no working capital reserves after the IPO, cash flow from operating activities from the Initial Hotels was insufficient to fund distributions to shareholders in the partial fourth quarter of 1994 and the first quarter of 1995. The distributions in both such periods were partially funded with borrowings from a line of credit. After the first quarter in 1995, the Company was able to make its expected distributions by using undistributed cash from the second and third quarters to fund any shortfall in cash flow from operating activities from the Hotels in the first and fourth quarters.

      After the Closing Date, to the extent that cash flow from operating activities from the Hotels is insufficient to provide all of the estimated quarterly distributions (particularly in the first and fourth quarters), the Company anticipates that it will be able to fund any such deficit from undistributed cash from prior periods (particularly the second and third quarters).

         The Company's long term debt as of September 30, 1996 was approximately $8.9 million as follows:

         Approximately $2.4 million from the Credit Facility, which is secured by and cross- collateralized and cross-defaulted on the Hotels located in Solomons, Maryland; Farmville, Virginia; Elizabethton, Tennessee; Dahlgren, Virginia; Princeton, West Virginia; and the New Development. The interest rate is variable at 25 basis points above prime rate, at a current rate of 8.5% per annum. The Credit Facility matures in April, 1999.

         Approximately $4.2 million, secured by a first deed of trust on the Hotels located in Wytheville, Virginia and Morgantown, West Virginia. Interest accrues at the rate necessary to remarket bonds at a price equal to 100% of the outstanding principal balance. The interest rate is approximately one half of the prime rate, which is adjusted weekly and is not to exceed 15% and 11.3636% for Wytheville and Morgantown, respectively. At November 6, 1996, the interest rate was approximately 3.6% for both. In addition, letter of credit fees, trustee fees and financing fees increased the effective rate on the bonds to approximately 6.75% as of the same date. The loans mature in November, 1999.

         Approximately $2.4 million, secured by a first deed of trust on the Comfort Inn-Dublin, Virginia. The outstanding principal bears interest at a rate equal to 7.75% per annum with additional underwriters' fees increasing the effective interest rate to 8%. The loan matures in November, 2005.

         The aggregate annual principal payments and payments to bond sinking funds for the three years following September 30, 1996 are approximately as follows:

                         1997                $  180,000
                         1998                $  193,000
                         1999                $2,571,000

         Upon completion of the Offering and the concurrent payment of approximately $660,000 of the Company's currently outstanding debt, the Company will have Remaining Indebtedness in the aggregate principal amount of approximately $8.2 million outstanding. All of the Remaining Indebtedness is secured by one or more of the Hotels and the New Development.

         Approximately $4.1 million of the Remaining Indebtedness (50.0%), is secured by liens on the Comfort Inn-Morgantown, West Virginia and the Best Western-Wytheville, Virginia Hotels and the notes related to such debt are cross-collateralized and cross-defaulted so that the Company will risk losing one or both of such Hotels to foreclosure upon a default on either of such notes. Approximately $1.7 million of the Remaining Indebtedness, consisting of borrowings under the Credit Facility, is secured by liens on six Hotels and the New Development, and therefore the Company will be subject to a risk of loss to foreclosure of all six Hotels and the New Development upon an event of default under the Credit Facility. The remainder of the Remaining Indebtedness is secured by a lien on the Comfort Inn-Dublin, Virginia Hotel only.

         The Company's Debt Policy limits consolidated indebtedness to less than 50% of the aggregate purchase prices of the hotels in which it has invested. The aggregate total purchase price paid by the Company for the Hotels is approximately $25.5 million and is expected to be approximately $28.3 million after the New Development is completed. After the Company has applied the Net Proceeds as set forth herein, the Company's total outstanding indebtedness will represent approximately 32% of the aggregate amount paid by the Company for the Hotels at the present time and, after the completion of the New Development, the Remaining Indebtedness will represent approximately 29% of such amount. Because of the amount of the Remaining Indebtedness, the success of the Company's acquisition strategy will likely depend on its ability to access additional capital through issuances of equity securities. See "Risk Factors -- Growth Strategy."

         The Company will invest in additional hotels only as suitable opportunities arise. The Company will not undertake investments in such hotels unless adequate sources of financing are available. The Bylaws require the approval of a majority of the Directors, including a majority of the Independent Directors, to acquire any additional hotel. It is expected that future investments in hotels will be dependent on and financed by, in whole or in part, the proceeds from additional issuances of shares of Common Stock or other securities or borrowings. The Company currently has no agreement or understanding to invest in any hotel other than the New Development and there can be no assurance that the Company will make any investments in any other hotels which meet its investment criteria, including the Investment Policy. See "Growth Strategy - Acquisition Strategy."

         Pursuant to the Percentage Leases, the Partnership is required to make available to the Lessee the FFE Reserve, which is equal to 4% of room revenues per quarter, on a cumulative basis, for capital improvements and periodic replacement or refurbishment of furniture, fixtures and equipment at each of the Hotels. The average annual expenditures for capital improvements and refurbishments of furniture, fixtures and equipment for the Hotels for the years 1991 through 1995 was approximately 3.8% of annual room revenues. Therefore, the Company believes that a 4% set-aside represents a prudent estimate of future expenditure requirements for such items. The Company intends to cause the Partnership to spend amounts in excess of the obligated amounts if necessary to comply with the reasonable requirements of any Franchise License and otherwise to the extent that the Company deems such expenditures to be in the best interests of the Company. The Partnership is obligated to fund the cost of certain capital improvements to the Hotels. The Company expects to use undistributed cash flow from operations to fund the cost of capital improvements and any furniture, fixture and equipment requirements in excess of the amount required to be set aside by the Partnership as described above. See "Business and Properties - The Percentage Leases."

         The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its initial taxable year ended December 31, 1994, and as such the Company generally is not subject to federal income tax on its net income. REITs are subject to a number of organizational and operational requirements. See "Risk Factors - Tax Risks." For example, a REIT, and therefore the Company, is required to distribute to its shareholders at least 95% of its annual taxable income. The Company intends to make those distributions from operating cash flows. The Company intends to retain as a reserve such amounts as it considers necessary for the acquisition, expansion and renovation of hotel properties consistent with continuing to distribute to its shareholders amounts sufficient to maintain the Company's qualification as a REIT.

         The Company expects to meet its short-term liquidity requirements generally through net cash provided by operations and existing cash balances. The Company believes that its net cash provided by operations will be adequate to fund both operating requirements and payments of dividends by the Company in accordance with REIT requirements.

         The Company expects to meet its long-term liquidity requirements, such as scheduled debt maturities and property acquisitions, through long-term secured and unsecured borrowings, the issuance of additional equity securities of the Company, or, in connection with acquisitions of hotel properties, the issuance of Units.

Inflation

         Operators of hotels in general possess the ability to adjust room rates quickly. However, competitive pressures have limited and may, in the future, limit the Lessee's ability to raise room rates in the face of inflation. Industry-wide ADR generally has failed to keep pace with inflation since 1987.

Seasonality of Hotel Business and the Hotels

         The hotel industry is seasonal in nature. Generally, hotel revenues for hotels operating in the geographic areas in which the Hotels operate are greater in the second and third quarters than in the first and fourth quarters. The Hotels' operations historically reflect this trend. Although the hotel business is seasonal in nature, the Company believes that it generally will be able to make its expected distributions by using undistributed cash from the second and third quarters to fund any shortfall in cash flow from operating activities from the Hotels in the first and fourth quarters.

                            BUSINESS AND PROPERTIES

The Hotel Industry

         According to Smith Travel Research, ADR and occupancy in U.S. upper economy hotels has increased each year for the last three years. The upper economy segment, as defined by Smith Travel Research, is comprised of 20 hotel chains, including the Comfort Inn, Comfort Suites, Hampton Inn, Fairfield Inn, Days Inn and Holiday Inn Express chains. Within this segment, both room demand and room supply increased by 5.5% in 1995 as compared to 1994. As a result, occupancy was 64.3% in 1995 and 1994. ADR, however, increased 5.7% to $47.53 in 1995 from $44.97 in 1994 and REVPAR increased 5.7% to $30.57 in 1995 from $28.92 in 1994.

         The following table contains occupancy, ADR and REVPAR information for the periods indicated for the Hotels, all upper economy U.S. hotels and all U.S. Hotels for the periods indicated.


                                                                                                   Nine Months
                                                Year Ended December 31,                       Ended September 30,
                           ------------------------------------------------------------    ----------------------
                                      1991     1992       1993      1994      1995               1995       1996
                                     ------   ------     ------    ------    ------             -----      -----
Occupancy:
  Hotels...........................  70.4     69.9       73.7      74.3       72.2               73.9     72.1
  All Upper Economy U.S. Hotels(1).  61.6     62.4       63.4      64.3       64.3               66.6     65.9
  All U.S. Hotels(1)...............  60.7     61.7       63.0      64.6       65.3               67.1     67.6

ADR:
  Hotels........................... $42.65   $43.16     $43.31    $46.68     $48.77              48.63    50.56
  All Upper Economy U.S. Hotels(1). $41.84   $42.16     $43.23    $44.97     $47.53              47.87    50.59
  All U.S. Hotels(1)............... $58.98   $59.87     $61.93    $64.31     $67.41              67.16    71.59

REVPAR:
  Hotels........................... $30.05   $30.14     $31.91    $34.68     $35.23              35.93    36.42
  All Upper Economy U.S. Hotels(1). $25.77   $26.31     $27.39    $28.92     $30.57              31.89    33.33
  All U.S. Hotels(1)............... $35.80   $36.94     $39.03    $41.56     $44.00              45.07    48.39
-------------------------

(1) Source - Smith Travel Research. The "All Upper Economy U.S. Hotels" category includes approximately 20 hotel chains designated by Smith Travel Research as "upper economy," including Comfort Inn, Comfort Suites and Days Inn.

Comfort Inn and Comfort Suites Hotels

         Seven of the Hotels operate as Comfort Inn hotels. Since the inception of the Comfort Inn brand in 1981, the number of hotels licensed under that brand has grown to approximately 1,500 inns, hotels, and suites worldwide. Comfort Inn and Comfort Suites are part of the worldwide Choice Hotels System of over 3,200 Sleep Inns, Comfort Inn, Comfort Suites, Mainstay, Quality, Clarion, Econo Lodge, Rodeway and Friendship Inns, hotels, suites and resorts.

Best Western Hotels

         One of the Hotels operates as a Best Western hotel. Best Western was established in 1946 as a reservation referral system by hoteliers and has developed into the world's largest hotel chain. As of September 30, 1996, Best Western had 3,614 properties worldwide, with hotels located in 68 countries and 2,150 member properties located in North America.

Days Inn Hotels

         One of the Hotels operates as a Days Inn hotel. Days Inn has been operating for more than 20 years and presently has more than 150,000 rooms and 1,600 properties worldwide. Days Inn is part of HFS Incorporated's blend of hotel brands which includes Ramada, Howard Johnson, Super 8, Park Inns, Villager and Travelodge.

The Hotels

         Set forth below is certain information regarding the Hotels for the year ended December 31, 1995.

                                                         Year Ended December 31, 1995
                             --------------------------------------------------------------------------------------
                                                                         Percentage
                              Year    Number of     Room       Other        Lease     Average
HOTELS                       Opened     Rooms      Revenue  Revenue(1)     Payment   Occupancy     ADR       REVPAR
                             ------     -----      -------  -------        -------   ---------     ---       ------
Comfort Inn:
 Dahlgren, Virginia........   1989       59       $703,671    $30,871     $299,819     76.2%     $42.89     $32.68
 Dublin, Virginia..........   1986       98      1,418,343     51,555      690,521     80.1%      49.51      39.65
 Elizabethton, Tennessee...   1987       58        630,766     40,030      260,150     74.2%      40.17      29.80
 Farmville, Virginia.......   1985       51        667,062     19,610      309,221     75.9%      47.22      35.83
 Morgantown, West Virginia.   1986       80      1,142,716     37,059      557,057     77.3%      50.78      39.26
 Princeton, West Virginia..   1985       51        955,908     23,906      496,273     95.5%      53.78      51.35
 Beacon Marina,
   Solomons, Maryland......   1986       60        864,650    298,686      680,633     67.1%      58.86      39.48

Best Western:
 Wytheville, Virginia......   1985      100        822,397     15,611      324,491     47.9%      47.23      22.64

Days Inn:
 Farmville, Virginia(2)....   1989       60        293,732     17,307      132,291     66.2%      45.10      29.85
                                         --        -------     ------      -------     -----      -----      -----

Consolidated Total/Weighted
  Average for all Hotels...             617     $7,499,245   $534,635   $3,750,456     72.2%     $48.77     $35.23
                                        ===     ==========   ========   ==========     =====     ======     ======

-------------------------
(1) Represents recurring marina rental revenue (for the Beacon Marina, Solomons, Maryland only), telephone revenue, restaurant revenue and other miscellaneous service revenue.
(2) Information for the Days Inn - Farmville, Virginia is for the period July 21, 1995 (date of acquisition) through December 31, 1995.

         Comfort Inn-Dahlgren, Virginia

         Description. The Comfort Inn-Dahlgren, Virginia is located off of U.S. Route 301 within one mile of the U.S. Naval Surface Warfare Center (Dahlgren). The hotel, which opened in 1989, is a 59-room, two-story, limited service hotel with no restaurant or lounge, although a complimentary continental breakfast is available for guests. Amenities include an exercise center, outdoor pool, indoor jacuzzi, conference room and four extended stay rooms that are equipped with refrigerators and microwave ovens.

         Guest Profile and Local Competition. Approximately 70% of the hotel's business is related to business from the adjacent Naval Surface Warfare Center. The remainder of the hotel's business consists of tourists, overnight travelers and people visiting local residents. The Company considers its primary competition here to be the Days Inn in Colonial Beach, Virginia, and the Best Western hotel in LaPlata, Maryland, both of which are located more than 15 miles away from the Comfort Inn-Dahlgren, Virginia.

         Comfort Inn-Dublin, Virginia

         Description. The Comfort Inn-Dublin, Virginia is located at the intersection of Interstate 81 and Virginia Route 100. The hotel, which opened in 1986, is a 98-room, two-story, limited service hotel with meeting and banquet rooms. Amenities include an outdoor pool, hot tub, interior corridor and complimentary continental breakfast. A free-standing restaurant, which the Company leases to an unrelated operator, is located on the property.

         Guest Profile and Local Competition. Approximately 35% of the hotel's business is related to commercial activity from local businesses. The hotel's group business, which accounts for approximately 20% of its business, is generated from area institutions, local weddings and local social and sporting events. The remainder of the hotel's business consists of transient guests, visitors to area residents and demand generated by the hotel's proximity to Virginia Polytechnic Institute and State University and Radford University. The Company considers its primary competition here to be the Best Western hotel in Radford, Virginia and the Hampton Inn in Christiansburg, Virginia.

         Comfort Inn-Elizabethton, Tennessee

         Description. The Comfort Inn-Elizabethton, Tennessee is located off of joint U.S. Routes 19E and 321 near the Tri-Cities of Bristol, Tennessee/Virginia, Johnson City, Tennessee and Kingsport, Tennessee. The hotel, which opened in 1987, is a 58-room, two-story, limited service hotel with no restaurant or lounge, although a complimentary continental breakfast and evening cider are available for guests. Amenities include an outdoor swimming pool, exercise center, interior corridor and conference room. The hotel has received three Gold Awards from Choice Hotels for excellence in service, maintenance, housekeeping and employee training.

         Guest Profile and Local Competition. Approximately 40% of the hotel's business is related to commercial activity from local businesses. Approximately 50% of the hotel's business is generated by leisure travelers as a result of its proximity to ski resorts, and other nearby tourist attractions. The remainder of the hotel's business consists of overnight travelers and visitors to area residents. The Company considers its primary competition here to be the Fairfield Inn and the Red Roof Inn in Johnson City, Tennessee.

         Comfort Inn-Farmville, Virginia

         Description. The Comfort Inn-Farmville, Virginia, is located at the intersection of U.S. Routes 15 and 460 between Hampden-Sydney College and Longwood College, adjacent to the Company's Days Inn-Farmville, Virginia
Hotel. The hotel, which opened in 1985, is a 51-room, two-story, limited service hotel with no restaurant or lounge, although a complimentary continental breakfast is available for guests. Amenities include a swimming pool, interior corridor and exercise room. The hotel received the first Gold Award awarded by Choice Hotels for excellence in service, maintenance, housekeeping and employee training.

         Guest Profile and Local Competition. Approximately 75% of the hotel's business is related to commercial activity from local businesses. The remainder of the hotel's business consists of overnight travelers and general demand generated by the hotel's proximity to Hampden-Sydney College and Longwood College. The Company considers its primary competition here to be the Company's Days Inn-Farmville, Virginia Hotel, and the Super 8 Motel(R) in Farmville, Virginia.

         Comfort Inn-Morgantown, West Virginia

         Description. The Comfort Inn-Morgantown, West Virginia is located off of Interstate 68, approximately three miles from West Virginia University. The hotel, which opened in 1986, is an 80-room, two-story hotel with no restaurant or lounge, although complimentary continental breakfast is available for guests. Amenities include a swimming pool, indoor hot tub and exercise center. A free-standing restaurant, which is leased to an unrelated operator, is located on the property. This hotel has received one Gold Award and two Silver Awards from Choice Hotels for excellence in service, housekeeping and maintenance.

         Guest Profile and Local Competition. Approximately 35% of the hotel's business is related to commercial activity from local businesses. The remainder of the hotel's business consists of pleasure travelers, transient guests and demand generated by the hotel's proximity to West Virginia University. The Company considers its primary competition here to be the Hampton Inn and the Ramada Inn in Morgantown, West Virginia.

         Comfort Inn-Princeton, West Virginia

         Description. The Comfort Inn-Princeton, West Virginia is located at the end of the West Virginia Turnpike and near the intersection of Interstate 77 and U.S. Route 460. The hotel, which opened in 1987, is a 51-room, two-story, limited service hotel with no restaurant or lounge, although a complimentary continental breakfast is available for guests. Amenities include an outdoor hot tub and interior corridor.

         Guest Profile and Local Competition. Approximately 45% of the hotel's business is related to commercial activity from local businesses. The remainder of the hotel's business consists of overnight travelers and people visiting Winterplace Ski Resort, area residents or Bluefield State College. The Company considers its primary competition here to be the Days Inn, Hampton Inn, and Sleep Inn in Princeton, West Virginia.

         Comfort Inn-Beacon Marina, Solomons, Maryland

         Description. The Comfort Inn-Beacon Marina, Solomons, Maryland is located on a tributary of the Patuxent River and a quarter of a mile off of joint U.S. Routes 2 and 4. The hotel is also located near the Patuxent Naval Air Station. The hotel which opened in 1986, is a 60-room, two-story, limited service hotel. Amenities include a swimming pool, hot tub, complimentary continental breakfast and a 187-slip marina. A free-standing waterfront restaurant and a yacht yard, which are each leased to an unrelated third party, are located on the property. Because of its location on a tributary to the Chesapeake Bay, the Company's ability to expand any facilities at this hotel will be limited by state and federal environmental regulations. This hotel has received two Gold Awards for excellence in service, maintenance and housekeeping.

         Guest Profile and Local Competition. Approximately 70% of the hotel's business is related to commercial activity from local businesses and demand generated by the Patuxent River Naval Air Station. Approximately 25% of the hotel's business consists of leisure travelers visiting the many tourist attractions around Solomons Island. The Company considers its primary competition here to be the Holiday Inn in Solomons, Maryland.

         Best Western-Wytheville, Virginia

         Description. The Best Western-Wytheville, Virginia is located at the intersection of Interstates 77 and 81. The hotel, which opened in 1985, is a 100-room, two-story hotel with no restaurant or lounge although a complimentary continental breakfast is available. Amenities include a swimming pool, meeting room, interior corridor and free in-room movies.

         Guest Profile and Local Competition. Approximately 70% of the hotel's business is comprised of leisure travelers and transient guests related to its location at the cross roads of two major interstate highways. The remainder of the hotel's business is due to commercial activity from local businesses and people visiting area residents. The Company considers its primary competition here to be the Days Inn and the Ramada Inn in Wytheville, Virginia.

         Days Inn-Farmville, Virginia

         Description. The Days Inn-Farmville, Virginia is located at the intersection of U.S. Routes 15 and 460 between Hampden-Sydney College and Longwood College, adjacent to the Company's Comfort Inn - Farmville, Virginia. The hotel, which opened in 1989, is a 60-room, two-story, limited service hotel with no restaurant or lounge, although a complimentary continental breakfast is available for guests. Amenities include an outdoor pool and interior and exterior corridor rooms.

         Guest Profile and Local Competition. Approximately 75% of the hotel's business is related to commercial activities from local businesses. The remainder of the hotel's business consists of overnight travelers and general demand generated by the hotel's proximity to Hampden-Sydney College and Longwood

College. The Company considers its primary competition here to be the Company's Comfort Inn-Farmville, Virginia, and the Super 8 Motel in Farmville, Virginia.

         The following table sets forth certain information with respect to each
Hotel:

                                                                                                 Nine Months
                                                   Year Ended December 31,                  Ended September 30,
                                       ----------------------------------------------       -------------------
The Hotels                             1991     1992       1993       1994       1995         1995       1996
                                       ----     ----       ----       ----       ----         ----       ----
Comfort Inn - Dahlgren, Virginia
   Occupancy                           69.1%    70.7%      74.4%      70.5%      76.2%        79.4%      76.3%
   ADR                               $42.63   $42.30     $42.66     $43.55     $42.89       $42.93     $42.97
   REVPAR                            $29.46   $29.99     $31.76     $30.70     $32.68       $34.07     $32.80

Comfort Inn - Dublin, Virginia
   Occupancy                           70.7%    68.8%      74.6%      80.7%      80.1%        80.0%      75.7%
   ADR                               $42.54   $44.04     $42.80     $45.97     $49.51       $49.07     $52.24
   REVPAR                            $30.08   $30.10     $31.94     $37.08     $39.65       $39.27     $39.55

Comfort Inn - Elizabethton, Tennessee
   Occupancy                           64.3%    63.8%      74.6       68.8%      74.2%        78.9%      62.6%
   ADR                               $38.65   $39.32     $39.43     $39.98     $40.17       $40.01     $44.70
   REVPAR                            $24.86   $25.07     $26.82     $27.52     $29.80       $31.55     $27.97

Comfort Inn - Farmville, Virginia
   Occupancy                           69.0%    72.8%      80.7%      84.3%      75.9%        79.5%      81.7%
   ADR                               $41.91   $41.40     $40.10     $41.81     $47.22       $47.06     $48.87
   REVPAR                            $28.91   $30.13     $32.38     $35.24     $35.83       $37.42     $39.95

Comfort Inn - Morgantown, West Virginia
   Occupancy                           77.8%    77.9%      81.9%      81.8%      77.3%        80.6%      78.5%
   ADR                               $45.12   $44.87     $46.28     $49.00     $50.78       $50.65     $52.10
   REVPAR                            $35.12   $34.71     $37.88     $40.10     $39.26       $40.81     $40.88

Comfort Inn - Princeton, West Virginia
   Occupancy                           93.6%    93.5%      93.9%      95.9%      95.5%        96.3%      93.3%
   ADR                               $43.42   $46.88     $48.08     $50.37     $53.78       $53.61     $56.85
   REVPAR                            $40.64   $43.66     $45.16     $48.31     $51.35       $51.61     $53.02

Comfort Inn - Beacon Marina,
Solomons, Maryland
   Occupancy                           71.8%    72.1%      72.5%      78.6%      67.1%        71.4%      75.5%
   ADR                               $54.80   $49.92     $53.49     $55.37     $58.86       $59.33     $58.89
   REVPAR                            $39.35   $35.91     $38.79     $43.50     $39.48       $42.39     $44.47

Best Western - Wytheville, Virginia
   Occupancy                           66.2%    63.8%      61.4%      48.9%      47.9%        49.6%      47.8%
   ADR                               $35.44   $37.48     $38.08     $45.12     $47.23       $48.91     $49.73
   REVPAR                            $23.45   $23.91     $23.39     $22.07     $22.64       $24.27     $23.75

Days Inn - Farmville, Virginia
   Occupancy                           54.6%    58.7%      64.2%      58.0%      62.7%        63.8%      73.2%
   ADR                               $41.03   $38.61     $38.10     $42.55     $44.27       $44.57     $45.20
   REVPAR                            $22.40   $22.66     $24.48     $24.68     $27.78       $28.44     $33.08


         Occupancy and REVPAR for the Best Western - Wytheville, Virginia declined from 1993 to 1994. The Company believes that the decline in occupancy and REVPAR is a result of the loss of a year-to-year contract pursuant to which a trucking firm reserved at least ten rooms daily at rates significantly below quoted market rates. In 1993, the contract was awarded to another hotel that submitted a lower bid. The Company believes that the effects of the loss of such contract have been partially offset by increases in ADR, as shown in the table above. There can be no assurances, however, that the increase in ADR can return REVPAR at this Hotel to the historical levels achieved prior to the termination of the contract. The decrease in occupancy in

1994 compared to 1993 at the Comfort Inn-Dahlgren, Virginia was primarily due to a higher than normal occupancy in 1993 that was attributable to an increase in construction at the adjacent Naval Surface Warfare Center during that year. The occupancy of many of the Hotels decreased in the nine months ended September 30, 1996, as compared with comparable periods in 1995 due to the record snowfall in the first quarter of 1996. Occupancy and REVPAR at the Comfort Inn-Morgantown, West Virginia, declined in 1994 from 1993 due to the bankruptcy of the lessee of the restaurant at that hotel. The Company executed a new lease for this restaurant in early 1996. The decrease in occupancy and REVPAR at the Comfort Inn-Beacon Marina, Solomons, Maryland, was primarily attributable to the fact that in 1995 a nearby nuclear power station dramatically curtailed the amount of specialized maintenance work it historically had performed in the first quarter of each year. At the Comfort Inn-Dahlgreen, Virginia, and the Best Western-Wytheville, the impact of the weather was great enough to impact negatively REVPAR. In addition, the Hotels in Dublin, Virginia and Elizabethton, Tennessee both experienced a slowdown in construction-related business in 1996 which had a negative impact on occupancy and REVPAR.

The New Development

         On April 15, 1996, the Company purchased, from a third party, a 1.32 acre lot in Dover, Delaware, using borrowings from the Credit Facility, and commenced the development of the New Development, which will be a 64-room Comfort Suites hotel. To date, the Company has incurred approximately $660,000 in costs associated with the New Development, which has been funded by borrowings under the Credit Facility. The remaining costs of the New Development will be financed with a portion of the Net Proceeds and will be $2,136,000 because the Company has executed the Development Agreement with Humphrey Development pursuant to which Humphrey Development provides construction supervision and will pay any development costs in excess of $2,795,910 in exchange for a right to purchase the New Development from the Company on the sixth anniversary of its commencement of operations for $2,795,910. See "Risk Factors - Competing Hotels to be Acquired by Affiliates of Mr. Humphrey." Upon completion and opening for occupancy, the hotel will be leased by the Lessee for a fixed rent of $378,840 a year, payable in equal monthly installments. Construction on the New Development began in May 1996 and is expected to be completed in January 1997. The New Development has no operating history, therefore the Lessee's payments area based on the Lessee's projections of operations of that hotel. To the extent that the Lessee's projections are incorrect, the Lessee will have to pay the Rent on the Fixed Lease from its net income or assets. In 1995, the Lessee's net income was approximately $139,000, which is less than the $378,840 of annual Rent Payments that will be required under the Fixed Lease.

         The New Development will be a limited service, all-suite Comfort Suites hotel. It will contain 64 units, each of which will contain a partitioned bedroom and living room suite, a compact refrigerator, a microwave oven, an in-room coffee maker and an oversized bath. The facility will contain interior corridors, a swimming pool and a hot tub. The facility will also offer its guests a complimentary continental breakfast.

         The New Development is located on U.S. Route 13, approximately one mile north of the center of Dover. The property is set back from the highway with a Bob Evans restaurant shielding the hotel from some of the noise generated by U.S. Route 13. The New Development will be the only nationally-branded all-suite hotel in the Dover market. In addition, from points north of Dover, the New Development will be the first nationally-branded lodging facility that travelers on U.S. Route 13, which is one of two major North/South corridors on the Delmarva peninsula, will encounter upon arriving in Dover.

         The New Development is located in Dover, Delaware, which is in Kent County, the middle county of three counties comprising Delaware. Dover is the capital of Delaware. The major employers in the Dover/Kent County area are the State of Delaware, Dover Air Force Base and several food and poultry processing facilities. The area has many tourist attractions which include historical sites, auto racing at Dover Downs and Delaware's ocean beaches. The Company believes that approximately one-half of the New Development's customers will be commercial travelers and the other half will be leisure travelers.

         The New Development's main competitors will be a 156-room Sheraton Dover hotel and a 80-room Hampton Inn hotel. The average age of all the competitors is 25 years. The Company believes that the New Development's age and smaller guest room content will make the hotel attractive to guests and allow the hotel to have a quick market absorption. The potential disadvantages that the Company foresees are (i) the traffic congestion on U.S. Route 13 during special events could cause ingress, egress and parking problems for guests, (ii) possible increased usage of the new U.S. Route 13 Bypass could channel some potential transient customers away for the hotel, and (iii) the Sheraton Dover hotel is in good condition and may not be vulnerable to new supply offering. The Company believes that the competitive and market penetration attributes of the New Development are greater than the anticipated disadvantages.

Fixed Leases

         Because development projects have no prior income to which the Company can apply the Investment Policy, the Company intends to invest in developments only where it reasonably believes it will receive rent payments from the Lessee consistent with the Investment Policy. The Company has proposed to the Lessee and the Lessee has agreed to sign a lease agreement for the Fixed Lease pursuant to which the Lessee will lease the New Development for a fixed rent payment of $378,840 per annum, which will be payable in equal monthly installments. See "-- The New Development." So long as the Investment Policy remains in effect, the Company intends to enter into similar Fixed Leases on any new hotel developments. The Company anticipates that all material terms of the Fixed Leases except for the payment terms will be substantially similar to the terms of the Percentage Leases described below.

The Percentage Leases

         In order for the Company to qualify as a REIT, neither the Company nor the Partnership may operate hotels. The Partnership, therefore, leases the Hotels to the Lessee for a term of ten years pursuant to Percentage Leases which may be renewed for a period of five years at the Lessee's option. The Percentage Leases provide for both Base Rent and Percentage Rents. The Company intends to use similar leases with respect to additional existing hotels it may acquire. The Board of Directors may, however, in its discretion, alter any of these provisions with respect to any proposed Percentage Lease, depending on the purchase price paid, economic conditions and other factors deemed relevant at the time. The following summary is qualified in its entirety by the Percentage Leases, which have been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         Percentage Lease Terms. Each Percentage Lease has a non-cancelable term of ten years, which may be renewed for an additional term of five years at the Lessee's option, subject to earlier termination upon the occurrence of defaults thereunder and certain other events described therein (including, particularly, the provisions described herein under "Damage to Hotels," "Condemnation of Hotels" and "Termination of Percentage Leases on Disposition of the Hotels").

         Amounts Payable Under the Percentage Leases. During the term of each Percentage Lease, the Lessee is obligated to pay (i) the Base Rent and Percentage Rents, and (ii) certain other amounts, including interest accrued on any late payments or charges (the "Additional Charges"). Base Rent accrues and is required to be paid monthly. The Percentage Rent for each Hotel is comprised of (i) a set percentage of quarterly and semi-annual room revenues, which is payable quarterly and semi-annually, respectively, (ii) a set percentage of annual room revenues in excess of the Threshold, which is payable annually, and
(iii) 8% of monthly revenues other than room revenues (including, but not limited to, telephone charges, movie rental fees and rental payments under any third-party leases), which is payable monthly. Annual Percentage Rent does not apply to amounts under the Threshold. The portion of Percentage Rent that is based on annual room revenues is designed to allow the Company to participate in any future increases in room revenues. Therefore, the Thresholds are set at levels higher than the applicable room revenue for the year ended December 31, 1994. All Percentage Rents are due 30 days after the end of the applicable calendar period.

         The following table sets forth (i) the annual Base Rent, (ii) Percentage Rents formulas and (iii) the Rent that was paid for each Hotel pursuant to the terms of the Percentage Leases in 1995.

                                                                                                                     Aggregate
                                                                                                       Aggregate     Percentage
                          Annual                 Percentage                       Hotel               Percentage     Rent Plus
        Hotels           Base Rent               Rent Formula                    Revenues                Rent        Base Rent
        ------           ---------               ------------                    --------                ----         ---------
Comfort Inns             $153,096        14.0% of quarterly room revenues,   Rooms -     $703,671         144,253    $299,819
  Dahlgren, Virginia                     plus 6.5% of semi-annual room       Other -      $30,871           2,470
                                         revenues, plus 30% of annual room                               --------
                                         revenues in excess of $705,000,                                 $146,723
                                         plus 8% of monthly other revenues                               --------


  Dublin, Virginia        253,350        17.5% of quarterly room revenues,   Rooms -   $1,418,343        $433,047     690,521
                                         plus 10.0% of semi-annual room      Other -      $51,555           4,124
                                         revenues, plus 30% of annual room                               --------
                                         revenues in excess of $1,275,000,                               $437,171
                                         plus 8% of monthly other revenues

                                         14.5% of quarterly room revenues,
  Elizabethton,            96,950        plus 7.5% of semi-annual room       Rooms -     $630,766        $159,998     260,150
    Tennessee                            revenues, plus 30% of annual room   Other -      $40,030           3,202
                                         revenues in excess of $560,000,                                 --------
                                         plus 8% of monthly other revenues                               $163,200
                                                                                                         --------


                                         16.0% of quarterly room revenues,
  Farmville, Virginia     132,432        plus 9.5% of semi-annual room       Rooms -     $667,062        $175,220     309,221
                                         revenues, plus 30% of annual room   Other -      $19,610           1,569
                                         revenues in excess of $650,000 plus                             --------
                                         8% of monthly other revenues                                    $176,789
                                                                                                         --------


  Morgantown, West        210,136        6.1% of quarterly room revenues,    Rooms -   $1,142,716        $343,957     557,057
    Virginia                             plus 24.0% of semi-annual room      Other -      $37,059           2,964
                                         revenues, plus 33% of annual room                               --------
                                         revenues in excess of $1,150,000,                               $346,921
                                         plus 8% of monthly other revenues                               --------


  Princeton, West         208,610        11.1% of quarterly room revenues,   Rooms -     $955,908        $285,751     496,273
    Virginia                             plus 16.0% of semi-annual room      Other -      $23,906           1,912
                                         revenues, plus 33% of annual room                               --------
                                         revenues in excess of $875,000,                                 $287,663
                                         plus 8% of monthly other revenues                               --------



  Beacon Marina,          288,397        17.6% of quarterly room revenues,  Rooms -      $864,650        $368,342     680,633
    Solomons,                            plus 25.0% of semi-annual room     Other -      $298,686          23,894
                                         revenues, plus 25.1% of annual                                  --------
    Maryland                             room revenues in excess of                                      $392,236
                                         $900,000, plus 8% of monthly other                              --------
                                         revenues


 Best Western             210,000        6.5% of quarterly room revenues,    Rooms -     $822,397        $113,243     324,491
  Wytheville, Virginia                   plus 7.0% of semi-annual room       Other -     $ 15,611           1,248
                                         revenues, plus 30.0% of annual                                  --------
                                         room revenues in excess of                                      $114,491
                                         $815,000, plus 8% of monthly other                              --------
                                         revenues


Days Inn                   56,005        16% of quarterly room revenues,     Rooms -     $293,732        $74,902      132,291
                           ------        plus 9.5% of semi-annual room                                   -------
 Farmville, Virginia(1)                  revenues plus 30.0% annual room      Other -     $17,307          1,384
                                         revenues in excess of $760,000,                                 -------
                                         plus 8% of other revenue                                        $76,286
                                                                                                         -------


Total                  $1,608,976                                                                     $2,141,480   $3,750,456
                        =========                                                                     ==========   ==========

--------------------
(1) Information for the Days Inn - Farmville, Virginia is for the period July 21, 1995 through December 31, 1995.

         Other than real estate and personal property taxes, ground lease rent (where applicable), the cost of certain furniture, fixtures and equipment, expenditures for items that are classified as capital items under generally accepted accounting principles which are necessary for the continued operation of the Hotels, and property and casualty insurance premiums, which are obligations of the Partnership, the Percentage Leases require the Lessee to pay Base Rent, Percentage Rents, Additional Charges and the operating expenses of the Hotels (including insurance other than property and casualty insurance, all costs and expenses and all utility and other charges incurred in the operation of the Hotels) during the term of the Percentage Leases. The Percentage Leases also provide for rent reductions and abatements in the event of damage to or destruction or a partial taking of any Hotel as described under "Damage to Hotels" and "Condemnation of Hotels."

         Maintenance and Modifications. Under the Percentage Leases, the Partnership is required to maintain structural elements and underground utilities and to pay for certain expenditures for items that are classified as capital items under generally accepted accounting principles and which are necessary for the continued operation of the Hotels. In addition, the Partnership will make available to the Lessee for the repair, replacement and refurbishment of furniture, fixtures and equipment in the Hotels, when and as deemed necessary by the Lessee, the FFE Reserve, which is an amount equal to 4% of room revenues per quarter on a cumulative basis. The Partnership's obligation will be carried forward to the extent that the Lessee has not expended such amount, and any unexpended amounts will remain the property of the Partnership upon termination of the Percentage Leases. Other than as described above, the Lessee is responsible for all repair and maintenance of the Hotels.

         The Lessee, at its expense, may make non-capital and capital additions, modifications or improvements to the Hotels, provided that such action does not significantly alter the character or purposes of the Hotels or significantly detract from the value or operating efficiencies of the Hotels. All such alterations, replacements and improvements shall be subject to all the terms and provisions of the Percentage Leases and will become the property of the Partnership upon termination of the Percentage Leases. The Partnership owns substantially all personal property (other than inventory, linens, and other nondepreciable personal property) not affixed to, or deemed a part of, the real estate or improvements on the Hotels, except to the extent that ownership of such personal property would cause the Rent under a Percentage Lease not to qualify as "rents from real property" for REIT income test purposes. See "Federal Income Tax Considerations - Requirements for Qualification Income Tests."

         Insurance and Property Taxes. The Partnership is responsible for paying real estate and personal property taxes on the Hotels (except to the extent that personal property associated with the Hotels is owned by the Lessee), and all premiums for property and casualty insurance. The Lessee is required to pay or reimburse the Partnership for all other insurance on the Hotels, including comprehensive general public liability, workers' compensation and other insurance appropriate and customary for properties similar to the Hotels and naming the Partnership as an additional named insured.

         Assignment and Subleasing. The Lessee is not permitted to sublet all or any part of the Hotels or assign its interest under any of the Percentage Leases without the prior written consent of the Partnership. No assignment or subletting will release the Lessee from any of its obligations under the Percentage Leases.

         Damage to Hotels. In the event of damage to or destruction of any Hotel covered by insurance which renders the Hotel unsuitable for the Lessee's use and occupancy, the Lessee is obligated to repair, rebuild, or restore the Hotel, except as to structural elements of such hotel and underground utilities, or offer to acquire the Hotel on the terms set forth in the applicable Percentage Lease. If the Lessee rebuilds the Hotel, the Partnership is obligated to disburse to the Lessee, from time to time and upon satisfaction of certain conditions, any insurance proceeds actually received by the Partnership as a result of such damage or destruction, and any excess costs of repair or restoration will be paid by the Lessee. If the Lessee decides not to rebuild and the Partnership exercises its right to reject the Lessee's mandatory offer to purchase the Hotel on the terms set forth in the Percentage Lease, the Percentage Lease will terminate and the insurance proceeds will be retained by the Partnership. If the Partnership accepts the Lessee's offer to purchase the Hotel, the Percentage Lease will terminate and the Lessee will be entitled to the insurance proceeds. In the event that damage to or destruction of a Hotel that is covered by insurance does not render the Hotel wholly unsuitable for the Lessee's use and occupancy, the Lessee generally will be obligated to repair or restore the Hotel. The Percentage Lease shall remain in full force and effect during any period required for repair or restoration of any damaged or destroyed Hotel except that if damage to the hotel renders the Hotel wholly unsuitable for Lessee's use and occupancy within the final 24 months of the term of the Percentage Lease, either the Partnership or the Lessee may terminate the Percentage Lease on the terms set forth therein.

         Condemnation of Hotel. In the event of a total condemnation of any Hotel, the relevant Percentage Lease will terminate with respect to such Hotel as of the date of taking, and the Partnership and the Lessee will be entitled to their shares of the condemnation award in accordance with the provisions of the Percentage Lease. In the event of a partial taking that does not render the Hotel unsuitable for the Lessee's use, the Lessee will restore the untaken portion of the Hotel to a complete architectural unit and the Partnership shall contribute the cost of such restoration in accordance with the provisions of the Percentage Lease.

         Events of Default. Events of Default under the Percentage Leases include, among others, the following:

                  (i) the occurrence of an Event of Default under any other Percentage Lease between the Partnership and the Lessee;

                  (ii) the failure by the Lessee to pay Base Rent when due and the continuation of such failure for a period of 10 days thereafter;

                  (iii) the failure by the Lessee to pay Percentage Rent when due and the continuation of such failure for a period of 20 days thereafter;

                  (iv) the failure by the Lessee to observe or perform any other term of a Percentage Lease and the continuation of such failure for a period of 30 days after receipt by the Lessee of notice from the Partnership thereof, unless such failure cannot be cured within such period and the Lessee commences appropriate action to cure such failure within such 30 day period and thereafter acts, with diligence, to correct such failure within such time as is necessary, provided in no event shall such period exceed ninety days;

                  (v) if the Lessee shall file a petition in bankruptcy or reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of the Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within 60 days after the entry of an order in respect thereof, or if a receiver of the Lessee or of the whole or substantially all of the assets of the Lessee shall be appointed in any proceeding brought by the Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Lessee and shall not be vacated or set aside or stayed within 60 days after such appointment;

                  (vi) if the Lessee voluntarily discontinues operations of any Hotel except as a result of damage, destruction, or condemnation; or

                  (vii) if the Franchise License with respect to a Hotel is terminated by the franchisor as a result of any action or failure to act by the Lessee or its agents, other than the failure to complete improvements required by a franchisor because the Partnership fails to pay the costs of such improvements.

         If an Event of Default occurs and continues beyond any curative period, the Partnership has the option of terminating the Percentage Lease or any or all other Percentage Leases by giving the Lessee 10 days' written notice of the date for termination of the Percentage Leases and, unless such Event of Default is cured prior to the termination date set forth in such notice, the Percentage Leases shall terminate on the date specified in the Partnership's notice and the Lessee shall be required to surrender possession of the affected Hotel.

         Termination of Percentage Leases on Disposition of the Hotels. In the event the Partnership enters into an agreement to sell or otherwise transfer a Hotel, the Partnership has the right to terminate the Percentage Lease with respect to such Hotel if within six months of the termination the Partnership either (i) pays the Lessee the fair market value of the Lessee's leasehold interest in the remaining term of the Percentage Lease to be terminated, or (ii) offers to lease to the Lessee one or more substitute hotels on terms that would create a leasehold interest in such hotels with a fair market value equal to or exceeding the fair market value of the Lessee's remaining leasehold interest under the Percentage Lease to be terminated.

         Franchise License. The Lessee is the licensee under the Franchise Licenses on the Hotels. See "Business and Properties - Franchise Licenses."

         Other Lease Covenants. The Lessee has agreed that during the term of the Percentage Leases it will maintain a ratio of total debt to consolidated net worth (as defined in the Percentage Leases) of less than or equal to 25%, exclusive of capitalized leases.

         Breach by Partnership. Upon notice from the Lessee that the Partnership has breached the Lease, the Partnership will have 30 days to cure the breach or proceed to cure the breach, which period may be extended in the event of certain specified, unavoidable delays.

         Inventory. All inventory required in the operation of the Hotels is owned by the Lessee at its expense. The Partnership has the option to purchase all inventory related to a particular Hotel at fair market value upon termination of the Percentage Lease for that Hotel.

Franchise Licenses

         Comfort Inn(R) and Comfort Suites(R) are registered trademarks of Choice Hotels. Best Western(R) is a registered trademark of Best Western. Days Inn(R) is a registered trademark of Days Inn.

         The Company anticipates that most of the additional hotels in which it invests will be operated under similar franchise licenses. The Company believes that the public's perception of quality associated with a franchisor is an important feature in the operation of a hotel. Franchisors provide a variety of benefits for franchisees which include national advertising, publicity and other marketing programs designed to increase brand awareness, training of personnel, continuous review of quality standards and centralized reservation systems.

         The Franchise Licenses generally specify certain management, operational, recordkeeping, accounting, reporting and marketing standards and procedures with which the franchisee must comply. The Franchise Licenses obligate the Lessee to comply with the franchisors' standards and requirements with respect to training of operational personnel, safety, maintaining specified insurance, the types of services and products ancillary to guest room services that may be provided by the Lessee, display of signage, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

         With the exception of the Franchise License for the New Development and the two licenses noted below, all Franchise Licenses from Choice Hotels will terminate on November 29, 2014. The Franchise License for the New Development will terminate in early 2016. Further, the Franchise License from Choice Hotels for the Comfort Inn-Dahlgren, Virginia may be terminated without cause by the franchisor on April 1, 1999 upon three months written notice. The Franchise License from Choice Hotels for the Comfort Inn- Elizabethton, Tennessee may be terminated without cause by the franchisor on December 15, 1997 upon three months written notice. Otherwise, these Franchise Licenses may be terminated by the franchisor only upon a violation of their terms.

         The Franchise License from Best Western may be terminated by the franchisor or franchisee on each annual anniversary upon 90 days notice to the other party. The anniversary of the Franchise License from Best Western is on November 30 of each year.

         The Franchise License from Days Inn expires on October 31, 2009. During the term of that Franchise License, Days Inn may terminate the license only for a violation of its terms.

         Under the Franchise Licenses from Choice Hotels relating to the Choice Hotels, the Lessee currently pays fees of approximately 6% of monthly room revenue. Under the Franchise License from Choice Hotels relating to the New Development, the Lessee will pay a franchise fee of 8% of monthly room revenue. Under the Best Western Franchise License, the Lessee currently pays a franchise fee of $3,511 per month and annual dues of $3,262. Under the Days Inn Franchise License, the Lessee pays franchise and reservation fees equal to 8.8% of monthly room revenue. In addition, the Days Inn Franchise License requires the Lessee to pay to any travel agent arranging a reservation for a room, 10% of the gross room revenues generated by such reservation.

         Although management of the Company believes that each of the Hotels is currently in compliance with the terms of the related Franchise License, there can be no assurance that a franchisor will not exercise its option to terminate a Franchise License at the designated anniversary. The Franchise Licenses also provide for termination at the franchisor's option upon the occurrence of certain events, including the Lessee's failure to pay royalties and fees or perform its other covenants under the Franchise License, bankruptcy, abandonment of the franchise or material breach of any term of a mortgage or lease relating to the related Hotel. The Lessee is responsible for making all payments under the Franchise Licenses to the franchisors.

         COMFORT INN(R) AND COMFORT SUITES(R) ARE REGISTERED TRADEMARKS OF CHOICE HOTELS. CHOICE HOTELS HAS NOT ENDORSED OR APPROVED THE OFFERING. A GRANT OF A COMFORT INN AND SUITES FRANCHISE LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY CHOICE HOTELS (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY, THE PARTNERSHIP OR THE COMMON SHARES OFFERED HEREBY.

         BEST WESTERN(R) IS A REGISTERED TRADEMARK OF BEST WESTERN. BEST WESTERN HAS NOT ENDORSED OR APPROVED THE OFFERING. A GRANT OF A BEST WESTERN FRANCHISE LICENSE FOR ONE OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY BEST WESTERN (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY, THE PARTNERSHIP OR THE COMMON SHARES OFFERED HEREBY.

         DAYS INN(R) IS A REGISTERED TRADEMARK OF DAYS INN. DAYS INN HAS NOT ENDORSED OR APPROVED THE OFFERING. A GRANT OF A DAYS INN FRANCHISE LICENSE FOR THE HOTEL IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY DAYS INN HOTELS (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OR THE COMPANY, THE PARTNERSHIP OR THE COMMON SHARES OFFERED HEREBY.

Operating Practices

         The Company's management recognizes the need for aggressive, market driven, creative management given the competition in the hospitality industry. Each of the Hotels is managed by the Lessee. The Lessee intends to continue the management systems developed by it and its Affiliates. The Lessee currently manages


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



the Hotels and has experience satisfying the requirements imposed by the Comfort Choice Hotels, Best Western and Days Inn Franchise Licenses.

Employees

         The Company is self-advised and thus utilizes the services of its officers and Directors rather than retaining an advisor. See "Management - Directors and Executive Officers." The Lessee employs approximately 150 people in operating the Hotels and has advised the Company that its relationship with its employees is good.

Environmental Matters

         Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. Furthermore, a person that arranges for the disposal or transports for disposal or treatment a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to promptly remediate such substances, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral. In connection with the ownership and operation of the Hotels, the Company, the Partnership, or the Lessee, as the case may be, may be potentially liable for any such costs.

         Phase I environmental assessments were obtained on all of the Hotels and on the land on which the New Development is being constructed prior to their acquisitions by the Company. The Phase I environmental assessments were intended to identify potential environmental contamination for which the Hotels may be responsible. The Phase I environmental assessments included historical reviews of the Hotels, reviews of certain public records, preliminary investigations of the sites and surrounding properties, screening for the presence of hazardous substances, toxic substances and underground storage tanks, and the preparation and issuance of a written report. The Phase I environmental assessments did not include invasive procedures, such as soil sampling or ground water analysis.

         The Phase I environmental assessments have not revealed any environmental liability that the Company believes would have a material adverse effect on the Company's business, assets, results of operations or liquidity, nor is the Company aware of any such liability. Nevertheless, it is possible that these environmental assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability, or (ii) the current environmental condition of the Hotels will not be affected by the condition of the properties in the vicinity of the Hotels (such as the presence of leaking underground storage tanks) or by third parties unrelated to the Company, the Partnership, or the Lessee.

         The Company believes that the Hotels are in compliance in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances and other environmental matters. Neither the Company nor, to the knowledge of the Company, the Selling Partnerships, the LLC or the LLC's predecessor in interest with regard to any of the former owners of the Hotels have been notified by any governmental authority of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental matters in connection with any of the Hotels.

Competition

         The hotel industry is highly competitive. Each of the Hotels is located in a developed area that includes other hotels, many of which are competitive with the Hotels in their locality. The number of


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



competitive hotels in a particular area could have a material adverse effect on revenues of the Hotels or hotels acquired in the future. See "Business and Properties - The Hotels."

         There will be competition for investment opportunities in upper-economy and mid-scale hotels from entities organized for purposes substantially similar to the Company's objectives as well as other purchasers of hotels. The Company will be competing for such investment opportunities with entities which have substantially greater financial resources than the Company including access to capital or better relationships with franchisors, lenders and sellers. The Company's Debt Policy limits its consolidated indebtedness to less than 50% of the aggregate purchase prices of the hotels in which it has invested. The aggregate amount paid by the Company for the Hotels is currently approximately $25.5 million. After the Company has applied the Net Proceeds as set forth herein, the Company's Remaining Indebtedness ($8.2 million) will represent approximately 32% of the aggregate amount paid by the Company for the Hotels. Because of the amount of the Remaining Indebtedness, the success of the Company's acquisition strategy will likely depend on its ability to access additional capital through issuances of equity securities. The Company's competitors may generally be able to accept more risk than the Company can manage prudently and may be able to borrow the funds needed to acquire hotels. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell. See "Risk Factors - Conflicts of Interest Competing Hotels to be Acquired by Affiliates of Mr. Humphrey" and "-- Growth Strategies."

Depreciation

         To the extent that the Partnership has acquired, or will acquire, equity interests in the Hotels for cash, the Partnership's initial basis in the Hotels for federal income tax purposes generally equals or will equal the purchase price paid by the Partnership. The Partnership plans to depreciate such depreciable hotel property for federal income tax purposes under either the modified accelerated cost recovery system of depreciation ("MACRS") or the alternative depreciation system of depreciation ("ADS"). The Partnership uses MACRS for furnishings and equipment. Under MACRS, the Partnership generally depreciates such furnishings and equipment over a five-year recovery period using a 200% declining balance method and a half-year convention. If, however, the Partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. The Partnership uses ADS for buildings and improvements. Under ADS, the Partnership generally depreciates such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention.

         To the extent that the Partnership has acquired, or will acquire, equity interests in the Hotels in exchange for Units, the Partnership's initial basis in each Hotel for federal income tax purposes should be the same as the transferor's basis in such Hotel on the date of acquisition. Although the law is not entirely clear, the Partnership intends to depreciate such depreciable hotel property for federal income tax purposes under MACRS with respect to furnishings and equipment and under ADS with respect to buildings and improvements. The Partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the Partnership (except to the extent that the Partnership is required under Code Section 704(c) to use a method for allocating depreciation deductions attributable to the Hotels or other contributed properties that results in the Company receiving a disproportionately larger share of such deductions). The Partnership generally has elected to use the "traditional method" for allocating Code Section 704(c) items with respect to Hotels that it acquires in exchange for Units. Because the Partnership's initial basis in the Initial Hotels acquired in exchange for Units was less than the fair market value of those hotels on the date of acquisition, the Company's depreciation deductions may be less than they otherwise would have been if the Partnership had purchased the partnership interests in the partnerships that sold the Company the Initial Hotels ("Selling Partnerships") entirely for cash.

Legal Proceedings

         Neither the Company nor the Partnership is currently involved in any material litigation nor, to the Company's knowledge, is any material litigation currently threatened against the Company, the Partnership or


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



any of the Hotels. The Lessee has advised the Company that it currently is not involved in any material litigation.

           POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES

         The following is a discussion of the Company's policies with respect to investment, financing, conflicts of interest and certain other activities that have not been discussed elsewhere. The policies with respect to these activities have been determined by the Board of Directors of the Company and may be amended or revised from time to time at the discretion of the Board of Directors without a vote of the shareholders of the Company, except that (i) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements, (ii) certain policies with respect to competition are imposed pursuant to contracts that cannot be amended without the consent of all parties thereto, and (iii) the Company cannot take any action intended to terminate its qualification as a REIT without the approval of the holders of two-thirds of the outstanding shares of Common Stock.

Investment Policies

         The Company's investment objective is to acquire and develop hotels that meet its investment criteria. The Company's business is focused solely on hotels. See "The Company - Growth Strategy" and "Risk Factors - Growth Strategy." Under the Investment Policy, the Company intends to acquire only those hotels for which it expects to receive annual Rent (net of insurance paid by the Company, the FFE Reserve and real estate and personal property taxes) in an amount greater than or equal to 12% of the total purchase price paid by the Company for such hotels. Under the Bylaws, the approval of a majority of the Board of Directors, including a majority of the Independent Directors, is required for the Company to acquire any property. Although the Company intends primarily to acquire hotels, it also may participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which may have priority over the equity interest of the Company.

         While the Company will emphasize equity investments in hotels, it may, in its discretion, invest in mortgages and other real estate interests, including securities of other REITs. The Company may invest in participating, convertible or other types of mortgages if it concludes that by doing so it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation, because they permit the lender to either participate in increasing revenues from the property or convert some or all of that mortgage to equity ownership interest. The Company does not presently intend to invest in mortgages or real estate interests other than hotels.

Financing

         The Company intends to make additional investments in operating hotels and may incur additional indebtedness to make such investments or to meet the distribution requirements imposed by the REIT provisions of the Code, to the extent that cash flow from the Company's investments and working capital is insufficient. The proceeds of any borrowing by the Partnership may be used for the payment of distributions or dividends, working capital or to finance acquisitions, expansions, additions or renovations of operating hotels. Under the Bylaws, any refinancing of or prepayment of principal on the Remaining Indebtedness must be approved by a majority of the Directors, including a majority of the Independent Directors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Federal Income Tax Considerations - Requirements for Qualification - Distribution Requirements."

         The Company's Debt Policy limits its consolidated indebtedness to less than 50% of the aggregate purchase prices of the hotels in which it has invested. The aggregate amount paid by the Company for the Hotels is currently approximately $25.5 million and is expected to be approximately $28.3 million after the New Development is completed. After the Company has applied the Net Proceeds, as set forth herein, the Company's total outstanding indebtedness will represent approximately 32% of the amount paid by the Company for the Hotels at the present time and, after the completion of the New Development, the Remaining Indebtedness will represent approximately 29% of such amount. Because of the amount of the Remaining Indebtedness, the success of the Company's acquisition strategy will likely depend on its ability to access additional capital through issuances of equity securities.

         The Company will invest in additional hotels only as suitable opportunities arise. The Company will not undertake investments in such hotels unless adequate sources of financing are available. The Bylaws require the approval of a majority of the Directors, including a majority of the Independent Directors, to acquire any additional hotel. It is expected that future investments in hotels will be dependent on and financed by the proceeds from additional issuances of Common Stock or other securities or borrowings. If the Board of Directors determines to raise additional equity capital, the Board has the authority, without shareholder approval, to issue additional Common Stock or other capital shares of the Company in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. Common Shareholders have no preemptive right to purchase shares issued in any offering, and any such offering might cause a dilution of a shareholder's investment in the Company.

Conflict of Interest Policies

         The Company has adopted certain policies and entered into certain agreements designed to minimize the effects of potential conflicts of interest. The Company's Board of Directors is subject to certain provisions of Virginia law, which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

  Articles of Incorporation and Bylaw Provisions

         The Company's Articles of Incorporation, with limited exceptions, require that a majority of the Company's Board of Directors be comprised of Independent Directors, persons who, within the last two years, have not (i) owned an interest in any of Mr. Humphrey's Affiliates, (ii) been employed by Mr. Humphrey or any of his Affiliates, (iii) been an officer or director of any of Mr. Humphrey's Affiliates, (iv) performed services for the Company, (v) been a director for more than three REITs organized by Mr. Humphrey or any of his Affiliates or (vi) had any material business or professional relationship with Mr. Humphrey or any of his Affiliates. Currently, four of the seven Directors of the Company are Independent Directors. The Articles of Incorporation provide that the Independent Director requirement may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors or the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock (and other shares of capital stock of the Company entitled to vote, if any exist). In addition, the Company's Bylaws provide that any action pertaining to any transaction in which the Company is purchasing, selling, leasing or mortgaging any real estate asset or engaging in any other transaction in which an advisor, director or officer of the Company, any lessee or contract manager of any property of the Company or any Affiliate of the foregoing, has any direct or indirect interest, must be approved by a majority of the Directors, including a majority of the Independent Directors. This provision of the Bylaws may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors including a majority of the Independent Directors or the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock (and other shares of capital stock of the Company entitled to vote, if any exist).

  The Non-Competition Agreement and Option Agreement

         Pursuant to the Non-Competition Agreement among Mr. Humphrey, Humphrey Associates, a Maryland corporation wholly-owned by Mr. Humphrey and the Company, while Mr. Humphrey is an officer or Director of the Company or owns any ownership interest in the Company, and for five years thereafter, neither Mr. Humphrey nor any Affiliate of Mr. Humphrey, will acquire, develop, own, operate, manage or have any


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



interest in any hotel that is within 20 miles of a hotel in which the Company or the Partnership has invested. The 20-mile prohibition may be waived by the Independent Directors if they determine that such development, ownership, management, or operation will not have a material adverse affect on the operations of one or more of the Hotels. The Independent Directors have agreed to waive the provisions of the Non-Competition Agreement as they apply to Humphrey Development's right to purchase the New Development. In addition, Mr. Humphrey has agreed that neither he nor any of his Affiliates will receive any brokerage commissions or other fees with respect to hotels purchased by the Company. The Non-Competition Agreement was executed by the parties in connection with the IPO.

         Pursuant to the Option Agreement among Mr. Humphrey, Humphrey Associates and the Company, the Company has an option to acquire any hotels acquired or developed by Mr. Humphrey or any of his Affiliates. At any time during 12 months after a hotel is acquired by, or after the opening of a hotel developed by, Mr. Humphrey or any of his Affiliates, the Company may purchase the applicable hotel under the option for a price equal to the fair market value of the hotel, as determined by independent third-party appraisal, but in no event less than the sum of the following: (i) acquisition or development costs paid to unaffiliated third parties, (ii) capitalized interest expense, (iii) the amount of equity investment in the hotel, including the cash investment or advances of Mr. Humphrey and his Affiliates, if any (to the extent not covered in sections (i) and (ii)), and (iv) a cumulative, non-compounded return on the equity investment not to exceed the prime rate, as reported by The Wall Street Journal, Eastern Edition, plus five percent (less any net cash flow received by Mr. Humphrey or any of his Affiliates with respect to such equity investment). All transactions to acquire additional properties and all and any transactions between the Company or the Partnership and Mr. Humphrey or his Affiliates must be approved by a majority of the Directors, including a majority of the Independent Directors. In addition, the Option Agreement provides that in the event the Company acquires a hotel from Mr. Humphrey or any of his Affiliates in connection with the Company's issuance of additional securities, Mr. Humphrey or any of his Affiliates may receive consideration for such property in additional Units provided that his and his Affiliates' interests in the Partnership shall not exceed 28.54% of the total partnership interests in the Partnership. The Option Agreement was executed by the parties in connection with the IPO.

  The Partnership

         The Limited Partners have unrealized taxable gain associated with their interests in the Hotels that were contributed to the Partnership. Consequently, a conflict of interest may arise between the Company, as general partner of the Partnership, and the Limited Partners, because the Limited Partners may suffer different and more adverse tax consequences than the Company upon the sale of a Hotel or refinancing or prepayment of principal on any of the Remaining Indebtedness. The Company's Bylaws provide that the Company's decisions with respect to the sale of a Hotel must be approved by a majority of the Directors, including a majority of the Independent Directors. This provision of the Bylaws may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors, including the Independent Directors, or the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock (and other shares of capital stock of the Company entitled to vote, if any exist). The Partnership Agreement gives the Company, as General Partner of the Partnership, full, complete and exclusive discretion in managing and controlling the business of the Partnership and in making all decisions affecting the business and assets of the Partnership.

Provisions of Virginia Law

         Pursuant to the Virginia Stock Corporation Act, each Director is required to discharge his or her duties in accordance with his or her good faith business judgment of the best interest of the Company. In addition, Virginia law provides that a transaction with the Company in which a Director or officer of the Company has a direct or indirect interest is not voidable by the Company solely because of any Director's or officer's interest in the transaction if (i) the material facts of the transaction and interest are disclosed to or known by the Directors and the transaction is authorized, approved or ratified by the disinterested Directors, (ii) the material facts of the transaction and interest are disclosed to or known by the shareholders and the transaction is authorized,


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



approved or ratified by the disinterested shareholders, or (iii) the transaction is established to have been fair to the Company.

Policies with Respect to Other Activities

         The Company has authority to offer shares of capital stock or other securities and to repurchase or otherwise reacquire its Common Stock or any other securities and may engage in such activities in the future. As described under "Shares Available for Future Sale," the Company may issue shares of Common Stock to holders of Units upon exercise of their Redemption Rights (as defined herein). The Company has no outstanding loans to other entities or persons, including its officers and Directors. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, nor has the Company invested in the securities of other issuers other than the Partnership for the purpose of exercising control. The Company intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940.

         At all times, the Company intends to make investments in such a manner consistent with the requirements of the Code for the Company to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in the Treasury Regulations), the Company's Board of Directors, with the consent of the holders of two-thirds of the outstanding shares of Common Stock, determines that it is no longer in the best interests of the Company to qualify as a REIT.


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                                   MANAGEMENT

Directors and Executive Officers

         The Board of Directors consists of seven members, four of whom are Independent Directors. All of the Directors are serving one-year terms that will expire at the Company's 1997 annual meeting of shareholders. Mr. Humphrey is serving as the Company's Chairman of the Board, President and Secretary. Charles
A. Mills, III is serving as the Company's Treasurer and Vice President.

         Certain information regarding the directors and executive officers of the Company is set forth below.


         Name                                                 Age                      Position
         James I. Humphrey, Jr.                                 55                     Chairman of the Board,
                                                                                       President and Secretary

         Charles A. Mills, III                                  49                     Treasurer, Vice President
                                                                                       and Director

         Margaret Allen                                         50                     Director

         Andrew A. Mayer, M.D.                                  60                     Director

         Dr. Leah T. Robinson                                   65                     Director

         George R. Whittemore                                   46                     Director

         Jeffrey M. Zwerdling                                   52                     Director

------------------------

         James I. Humphrey, Jr. is the President and Chairman of Humphrey Associates and has held that position since 1978. Humphrey Associates, formerly Harkins-Humphrey Associates, Inc., is a full service real estate corporation. Mr. Humphrey also served as President of the Operator from 1989 to 1994. He currently serves on the Credit Assurance Review Committee of the Maryland Housing Fund. Mr. Humphrey served on the governor's Housing Task Force in Maryland, the Maryland Housing Policy Commission and the Maryland International Division Private Sector Advisory Council. Mr. Humphrey is a graduate of the University of Maryland and obtained an M.B.A. degree from Loyola College.

         Charles A. Mills, III is a Senior Vice President and the Chairman of Anderson & Strudwick Incorporated, which is the Underwriter of the Common Shares offered by this Prospectus, and has served as its Chairman since July 1994. Mr. Mills also served as Chairman of Anderson & Strudwick Incorporated from 1990 to 1992. Mr. Mills has been employed by Anderson & Strudwick since 1986, and is its largest shareholder. Mr. Mills is also the majority shareholder, Chairman and President of Mills Value Advisor, Inc., a registered investment advisor, and a director of Virginia Gas Company, an Abingdon, Virginia based company engaged in the business of the distribution and storage of natural gas products. Mr. Mills also served as a director of Pioneer Federal Savings & Loan from 1985 to 1987 and of Koger Equity, Incorporated, a real estate investment trust, from 1992 to 1993. Mr. Mills attended the University of Nebraska.

         Margaret Allen is a Senior Vice President and 50% owner of AGM Financial Services, Inc. ("AGM"), which she co-founded in 1990. AGM is a mortgagee licensed by the Federal Housing Authority (the "FHA"), a division of the United States Department of Housing and Urban Development. As a licensed mortgagee, AGM represents borrowers who wish to obtain mortgage insurance from the FHA for multifamily housing, assisted living facilities and nursing homes. Prior to 1990, Ms. Allen was a Regional Vice President for ABG Financial


                                       63

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Services, Inc., a FHA licensed mortgagee. Ms. Allen currently serves on the
Credit Assurance Review Committee of the Maryland Department of Housing and Community Development, the Board of Directors of the Baltimore City Chapter of the Home Builders Association of Maryland and the Insured Projects Committee of the Mortgage Bankers Association. She has served on the Maryland Housing Policy Commission and chaired that commission from 1991-1992. Ms. Allen is a graduate of the University of California, Berkeley.

         Dr. Leah T. Robinson is a clinical psychologist in a part-time private practice. She was a member of the faculty of Virginia Commonwealth University until 1973 when she joined Psychiatric Associates of Tidewater, remaining with this group until it dissolved in 1989.

         Andrew A. Mayer, M.D., is presently retired. He was a partner of Medical Center Radiologists from 1965 to 1992 and served as a Director and Treasurer until 1991. Dr. Mayer was also Chief of Radiology at Leigh Memorial Hospital, Norfolk, Virginia. Dr. Mayer served as a Director of Mills Value Fund, a mutual fund, from July 1988 to December 1991, and has served as managing partner for partnerships formed to develop and own residential and commercial property.

         George R. Whittemore served as director and President and Managing Officer of Pioneer Federal Savings Bank and its parent Pioneer Financial Corporation from September 1982 until these institutions were acquired by a merger with Signet Banking Corporation in August 1994. Mr. Whittemore joined Pioneer Federal Savings Bank in 1975 as Treasurer and was made Executive Vice President in March 1982. Mr. Whittemore was appointed President of Mills Value Advisor, Inc. a registered investment adviser, in April 1996. In October 1996, he was named a Senior Vice President of Anderson & Strudwick Incorporated, which is the Underwriter of the Common Shares offered by this Prospectus. He is a graduate of the University of Richmond.

         Jeffrey M. Zwerdling, Esq., is Senior Partner at the law firm of Zwerdling and Oppleman located in Richmond, Virginia. Mr. Zwerdling specializes in commercial real estate law and general litigation. He is presently Vice President and Director of The Corporate Center, the owner of a 225,000 square foot office park complex located in Richmond, Virginia. Mr. Zwerdling is a graduate of Virginia Commonwealth University and obtained his J.D. degree from William & Mary Law School.

Acquisition Committee

         The Board of Directors has appointed an Acquisition Committee consisting of Ms. Allen, Mr. Humphrey and Mr. Whittemore. The Acquisition Committee reviews potential hotel acquisitions and developments, visits the sites of proposed hotel acquisitions or developments, reviews the terms of proposed leases for proposed hotel acquisitions or developments and makes recommendations to the full Board of Directors with respect to proposed hotel acquisitions or developments. Under the Bylaws, the approval of a majority of the Board of Directors, including a majority of the Independent Directors, is required for the Company to acquire any property. The Company's Independent Directors consist of Drs. Mayer and Robinson, Ms. Allen and Mr. Zwerdling.

Audit Committee

         The Audit Committee consists of three Independent Directors, Ms. Allen, Dr. Mayer and Mr. Zwerdling. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee, with advice from the Company's attorneys and independent public accountants, will establish procedures to monitor compliance with the REIT provisions of the Code and the Exchange Act, and such other laws and regulations applicable to the Company.

Executive Compensation

         The Company does not pay its executives any salary above and beyond the compensation that they receive as directors.

Compensation of Directors

         On September 17, 1996, the Board of Directors unanimously voted to reduce the annual fees paid to them by the Company for serving on the Board from $20,000 per year to $10,000 per year effective for the last two quarters of 1996. The Board's action was designed to make their fees more comparable to those of other public companies (including REITs) that are of a similar size to the Company.

Exculpation and Indemnification

         The Articles of Incorporation of the Company contain a provision which, subject to certain exceptions described below, eliminates the liability of a Director or officer to the Company or its shareholders for monetary damages for any breach of duty as a Director or officer. This provision does not eliminate such liability to the extent that it is proved that the Director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

         The Company's Articles of Incorporation also require the Company to indemnify any Director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the Company, by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another entity provided that the Board of Directors determines that the conduct in question was in the best interest of the Company and such person was acting on behalf of the Company. A Director or officer of the Company is entitled to be indemnified against all liabilities and expenses incurred by the Director or officer in the proceeding, except such liabilities and expenses as are incurred (i) if such person is an Independent Director or officer, because of his or her gross negligence, willful misconduct or knowing violation of the criminal law or (ii) in the case of the Director other than the Independent Directors, because of his or her negligence or misconduct. Unless a determination has been made that indemnification is not permissible, a Director or officer also is entitled to have the Company make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the Director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. Such advance shall be permissible when the proceeding has been initiated by a shareholder of the Company only if such advance is approved by a court of competent jurisdiction. The Board of Directors of the Company also has the authority to extend to any person who is an employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another entity, the same indemnification rights held by Directors and officers, subject to all of the accompanying conditions and obligations.

         The Virginia Stock Corporation Act permits a court, upon application of a Director or officer, to review the Company's determination as to a Director's or officer's request for advances, reimbursement or indemnification. If it determines that the Director or officer is entitled to such advances, reimbursement or indemnification, the court may order the Company to make advances and/or reimbursement for expenses or to provide indemnification.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         The Company and the Partnership have entered into a number of transactions with Mr. Humphrey and his Affiliates in connection with the organization of the Company and the acquisition of the Hotels. Mr. Humphrey, the Chairman of the Board of Directors and the President of the Company, is the sole shareholder of the Lessee.



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



Revised Services Agreement

         The Company amended the terms of the Services Agreement between it and the Lessee to provide accounting and commission reporting services for the Company. The initial Services Agreement provided that these services would be provided to the Company for a fixed fee of $80,000 notwithstanding the size of the Company's portfolio. The Company amended the agreement to provide for such services for an initial annual fee of $30,000 for so long as the Company's portfolio includes the Hotels and the New Development. The amended Services Agreement provides that the fee for such services will increase $10,000 per year (prorated for the time of acquisition) for each additional hotel added to the Company's portfolio (excluding the New Development). Under the terms of the amended Services Agreement, the services fee cannot exceed $100,000 in any year.

Credit Facility

         On April 15, 1996, the Company entered into a credit agreement with Mercantile for the $6.5 million Credit Facility and refinanced approximately $1.7 million of prior existing indebtedness. The Credit Facility is secured by six Hotels and the New Development.

Development Agreement

         The Company has executed the Development Agreement with Humphrey Development, Inc., a Humphrey Affiliate, pursuant to which Humphrey Development provides construction supervision for the New Development and will pay any development costs in excess of $2,795,910 in exchange for a right to purchase the New Development from the Company on the sixth anniversary of its commencement of operations for $2,795,910. See "Risk Factors - Competing Hotels to be Acquired by Affiliates of Mr. Humphrey."

Repayment of Debt Guaranteed by Mr. Humphrey

         All of the debt being repaid with a portion of the Net Proceeds is personally guaranteed by Mr. Humphrey.

Acquisition of Hotels from Humphrey Affiliates

         The Initial Hotels were acquired, directly and indirectly, by the Partnership from limited partnerships in which Mr. Humphrey was a limited partner and one of his affiliates was the general partner. The Partnership's interests in the Initial Hotels and the Subsidiary Partnership were acquired in exchange for (i) the assumption of approximately $13.4 million of outstanding indebtedness of the sellers of the Initial Hotels, most of which was guaranteed by Mr. Humphrey and one of his Affiliates and secured by the Initial Hotels,
(ii) the issuance of an aggregate of 527,866 Units to the Humphrey Affiliates,
(iii) the assumption and repayment of approximately $2.1 million of outstanding indebtedness of the sellers of the Initial Hotels (in addition to the indebtedness in clause (i) above) of which approximately $1.2 million was repaid to a Humphrey Affiliate, (iv) the payment of $247,000 in cash to satisfy the obligations of Humphrey Associates, Inc. to restore its negative capital account in one of the limited partnerships selling an Initial Hotel, and (v) the payment of approximately $4.6 million in cash to persons not affiliated with Mr. Humphrey.

         The Partnership acquired the Days Inn-Farmville, Virginia Hotel in exchange for (i) 95,484 Units, which will be redeemable, subject to certain limitations, for an aggregate of approximately 95,484 shares of Common Stock and
(ii) the assumption of approximately $1.2 million of debt secured by that Hotel, which was repaid immediately with proceeds from the Company's second public stock offering.

         The Humphrey Affiliates own 623,350 Units with a value of approximately $4.8 million based on the offering price of the stock in the Company's second public stock offering. Upon exercise of the Redemption Rights, which are currently all exercisable, such Units will be redeemed on a one-for-one basis for shares of


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



stock or for an equivalent amount of cash, at the sole election of the Company or if the issuance of shares of stock would result in any person owning more than 9.9% of the outstanding shares of stock.

Guarantees by Mr. Humphrey and His Affiliates

         Mr. Humphrey currently guarantees the payment of interest and principal on approximately $5.8 million of the Company's long-term debt. The debt is secured by the Hotels located at Solomons, Maryland; Dahlgren, Virginia; Farmville, Virginia (both Hotels); Elizabethton, Tennessee; Princeton, West Virginia; Wytheville, Virginia; Morgantown, West Virginia and the New Development.

Leases

         During 1995, the Partnership and the Lessee were parties to Percentage Leases with respect to each Hotel. In addition, the Partnership and the Lessee have agreed to enter into a Fixed Lease with respect to the New Development when it opens for business in early 1997. Each Lease has or will have a non-cancelable term of ten years, which may be renewed for an additional term of five years at the Lessee's option, subject to earlier termination upon the occurrence of defaults thereunder and certain other events described therein. Pursuant to the terms of the Leases, the Lessee is required to pay rent and certain other additional charges and is entitled to all profits from the operations of the Hotels after the payment of Rent, operating and other expenses. Payments of Rent under the Percentage Leases have constituted all of the Partnership's and the Company's revenue since their respective inceptions. For the period January 1, 1995 through December 31, 1995, the Lessee incurred an aggregate of approximately $3,750,456 in Rent under the Percentage Leases.

Franchise Licenses

         The Lessee, which is owned by Mr. Humphrey, holds all of the franchise licenses for the hotels currently owned by the Partnership and is expected to hold all of the franchise licenses for any subsequently acquired hotel properties. During 1995, the Lessee paid franchise fees in the aggregate amount of $387,853.

Non-Competition Agreement and Option Agreement

         Mr. Humphrey, certain Humphrey Affiliates and the Company entered into the Non-Competition Agreement and the Option Agreement in connection with the IPO. See "Risk Factors - and "Policies and Objectives with Respect to Certain Activities - The Non-Competition Agreement and Option Agreement."

Other

         Mr. Mills, who is the Vice President, Treasurer, and a director of the Company, is Senior Vice President and Chairman of the Underwriter, Anderson & Strudwick Incorporated. Mr. Whittemore, who is a director of the Company, is Senior Vice President of the Underwriter. The Underwriter will receive approximately $567,000 in fees in connection with this Offering. Anderson & Strudwick was the underwriter of the Company's previous two public stock offerings and received approximately $1,103,000 in investment banking fees in connection with those transactions. Anderson & Strudwick also served as underwriter for $2,460,000 principal amount fixed rate first mortgage refunding revenue bonds, series 1995 issued by the Industrial Development Authority of Pulaski County which are served by the Comfort Inn-Dublin, Virginia. Anderson & Strudwick Incorporated and one of its senior officers together receive an ongoing annual fee equal to .25% of the outstanding principal of those bonds.

                                   THE LESSEE

         The Lessee is a Maryland corporation. The Lessee currently leases each Hotel from the Partnership pursuant to individual Percentage Leases relating to each Hotel. The Partnership intends to lease to the Lessee (i) additional existing hotels acquired by the Partnership on terms and conditions substantially similar to the

Percentage Leases applicable to the Hotels, and (ii) hotels developed by the Partnership pursuant to Fixed Leases, which will provide for the payment of a fixed monthly Rent and otherwise have terms and conditions substantially similar to the Percentage Leases applicable to the Hotels. The Lessee's ability to perform its obligations, including making Rent payments under the Leases, is dependent on the Lessee's ability to generate sufficient net cash flow from the operation of the Hotels and any other hotels leased to the Lessee by the Partnership. The Lessee's obligations under the Leases are and will be unsecured. Mr. Humphrey does not guarantee the Lessee's obligations under the Percentage Leases, but the Percentage Leases currently contain cross-default provisions. Accordingly, the Lessee's failure to make required payments under any Percentage Lease will allow the Company to terminate any or all of the Percentage Leases. The Percentage Leases have terms of ten years and are renewable for an additional term of five years at the option of the Lessee, but are subject to earlier termination upon the occurrence of certain events. Under the Percentage Leases, the Partnership is entitled to receive from the Lessee Base and Percentage Rents. Mr. Humphrey is the sole shareholder of the Lessee and President and Chairman of the Board of the Company. Consequently, he has a conflict of interest regarding the enforcement of the Percentage Leases. See "Risk Factors - Conflicts of Interest - No Arm's Length Bargaining on the Purchase Agreements Percentage Leases, Development Agreement, Services Agreement, Hotel Purchase Agreements, Non-Competition Agreements, Option Agreement and Credit Facility" and "Business and Properties."

         The Operator, an affiliate of the Lessee, managed the Initial Hotels from 1989 to 1996 and managed the Days Inn hotel since it was acquired by a Humphrey Affiliate in November 1994 until the Operator combined its operations with the Lessee effective January 1, 1996. The Lessee provides all employees and performs all marketing, accounting and management functions necessary to operate the Hotels. The Lessee has in-house programs for accounting and the management and marketing of the Hotels. The Lessee utilizes its sales management program to coordinate, direct and manage the sales activities of personnel located at the Hotels.

         The Lessee's primary philosophy for each hotel it operates is to provide the best service and cleanest setting for the most value in the market that the hotel serves. In 1990, an affiliate of the Lessee received the first Choice Hotels Gold Award ever presented by Choice Hotels for its operation of the Comfort Inn-Farmville, Virginia. The Choice Hotels Gold Award is presented annually to those hotels that have excelled in service, appearance, housekeeping and employee training. An affiliate of the Lessee has received three additional Choice Hotels Gold Awards for its operation of the Comfort Inn-Elizabethton, Tennessee and two Choice Hotels Gold Awards for its operation of the Comfort Inn-Beacon Marina, Solomons, Maryland. An affiliate of the Lessee has also received four nominations for Comfort Inn's Inn of the Year for its operation of the Comfort Inns-Dublin, Virginia, -Elizabethton, Tennessee, -Farmville, Virginia and -Solomons, Maryland. Choice Hotels awards the "Inn of the Year" to one hotel, which is chosen from the approximately 35 hotels nominated for that Award. An affiliate of the Lessee has received one Choice Hotels Gold Award and two Choice Hotels Silver Awards for excellence in service and housekeeping for its operation of the Comfort Inn-Morgantown, West Virginia.

         The Lessee believes that in order to carry out its philosophy, it must allow its managers the flexibility to quickly meet the needs and desires of customers of an individual hotel. The Lessee monitors the performance of its managers by conducting frequent on-site reviews and by closely reviewing and controlling expenditures and cash flows at individual hotels.

         The Lessee's President, Randy P. Smith, has been employed in the hotel business since 1978 and has operated a variety of hotels under many franchise brands. He joined the Operator in 1989 as Director of Operations and in 1991 he was appointed Vice President of Operations. He was appointed President of the Lessee in 1994. He has been appointed to the Comfort Inn Advisory Council, the International Operators Council for Choice Hotels ("IOC") National Marketing Committee, the IOC National Operations and Standards Committee, the IOC National Awards Committee, the Region 4 (Virginia) Regional Advisory Board for Choice Hotels and numerous boards for the IOC. Mr. Smith received an M.B.A. degree from Loyola College in 1995.



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



         The Lessee's Vice President, Bethany H. Hooper, joined Humphrey Associates in 1988 after working for the accounting firm of Reznick Fedder & Silverman as a certified public accountant. In 1991, she was appointed Vice President of Accounting and Administration of Humphrey Associates and the Operator. Ms. Hooper continues to work for both the Lessee and Humphrey Associates. She received a B.S. degree in Business Administration from Lewis and Clark College in 1986 and an M.B.A. degree in Finance from Loyola College in 1991.

         The Lessee's Controller, Hoa N. Moe, has been employed in the hotel business since 1978. From 1978 to 1989, she worked for Ramada Inn's Washington Regional Office, Coakley & Williams, a hotel management company, primarily as a controller and credit investigator. She joined the Operator in 1989 and served as Internal Auditor until she was appointed Controller in 1992.

                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

Security Ownership of Certain Beneficial Owners

         The following table sets forth as of September 30, 1996 each person known by the Company to be a beneficial owner of more than five percent (5%) of its Common Stock. The Company has no other class of equity securities outstanding. Unless otherwise indicated, said shares are owned directly and the indicated person has sole voting and investment power.


Name and Address                  Amount and Nature
of Beneficial                      of Beneficial                Percent
   Owner                             Ownership                  of Class
----------------                  ------------------            --------
James T. Martin                        224,000(1)                 9.6%
Odyssey Capital Reg.
6 Front Street
Hamilton, HMII, Bermuda


James H. Wallace, Jr.                 122,080(2)                  5.2%
3029 Cambridge Place, NW
Washington, DC  20007

---------------------
(1) Based upon information contained in Schedule 13D dated March 14, 1996, and filed with the SEC on March 14, 1996.

(2) Based upon information contained in Schedule 13D dated July 17, 1995, and filed with the SEC on July 17, 1995.

  Security Ownership by Management

         The following table sets forth certain information as of September 30, 1996 regarding the beneficial ownership of Common Stock by (i) each Director of the Company, (ii) each executive officer of the Company, and (iii) by all Directors and executive officers of the Company as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

                                                                      Percent of
                                                                         Class
                              Shares of Common Stock     -----------------------------------
Name of Beneficial Owner        Beneficially Owned       Before Offering      After Offering
------------------------      ----------------------     ---------------      ---------------
Margaret Allen                          2,800                     *                *

James I. Humphrey, Jr.                623,350(1)               21.1%            15.7%

Andrew A. Mayer, M.D.                  91,000                   3.1%             2.3%

Charles A. Mills, III                  20,550(2)                  *                *

Dr. Leah T. Robinson                   84,800                   2.9%             2.1%

George R. Whittemore                   70,000                   2.4%             1.8%

Jeffrey M. Zwerdling                   53,510(3)                1.1%             1.3%
-------------------------              ---------                ----             ----

     Total                            946,010(4)               31.0%(5)         23.9%(5)

---------------------

*     Represents less than 1% of the outstanding shares of Common Stock.
(1) Represents 623,350 shares of Common Stock issuable to Mr. Humphrey, Humphrey Associates or Farmville Lodging Associates, LLC, upon redemption of their Units. Mr. Humphrey is the sole shareholder of Humphrey Associates and owns a 98% interest in Farmville Lodging Associates, LLC. The redemption rights are exercisable at any time subject to certain conditions.
(2) Includes 1,850 shares of Common Stock held by Mills Management Corporation, of which Mr. Mills is President, and 200 shares owned by Mr. Mills' wife.
(3) Includes 14,500 shares of Common Stock owned by Mr. Zwerdling, 18,810 shares of Common Stock over which Mr. Zwerdling has dispositive power, and 20,200 shares of Common Stock that Mr. Zwerdling intends to acquire in the Offering.
(4) At the Closing, all officers and Directors will acquire a total of 20,200 Common Shares and thereafter, will own 946,010 Common Shares, assuming that all Units held by Mr. Humphrey, Humphrey Associates and the Farmville Lodging Associates, LLC after the closing of the acquisition of the Acquisition Hotel are redeemed for shares of Common Stock.
(5) Assumes that all Units held by Mr. Humphrey, Humphrey Associates and the Farmville Lodging Associates are redeemed for shares of Common Stock.

                          DESCRIPTION OF CAPITAL STOCK

General

         The Articles of Incorporation of the Company provide that the Company may issue up to 35,000,000 shares of capital stock, consisting of 25,000,000 shares of Common Stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"). Upon completion of the Offering and the related transactions, 3,331,700 shares of Common Stock will be issued and outstanding, 623,350 shares of Common Stock will be reserved for issuance upon redemption of Units and no Preferred Stock will be issued and outstanding.

Common Stock

         All shares of Common Stock are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of capital stock, Common Shareholders are entitled to receive dividends if and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to


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



its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company intends to pay quarterly dividends. For the period beginning November 29, 1994, the closing date of the IPO, and ending December 31, 1994, the Company made a distribution of $.044 per share to the Common Shareholders, which is the equivalent of a $.125 quarterly or a $.50 annual distribution. For each of the quarters ended March 31, 1995, and June 30, 1995, the Company made a distribution of $.15 per share, which is the equivalent of a $.60 annual distribution. For the quarter ended September 30, 1995, the Company made a distribution of $.181 per share, which represents a pro rata distribution of $.19 per share from the closing date of the Company's second public stock offering to the end of the quarter. For each of the quarters ended December 31, 1995; March 31, 1996; June 30, 1996; and September 30, 1996, the Company made a distribution of $.19 per share, which is the equivalent of a $.76 annual distribution. See "Price Range of Common Stock and Distributions."

         Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of capital stock, the Common Shareholders will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means in all elections of directors, each Common Shareholder has the right to cast one vote for each share of stock for each candidate.

Preferred Stock

         Series of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of Common Shareholders. The Board could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then market price of such shares of Common Stock. As of the date hereof, no shares of Preferred Stock are outstanding and the Company has no present plans to issue any Preferred Stock.

Restrictions on Transfer

         For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of the Company's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations - Requirements for Qualification." In addition, the Company must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of the Company's gross income for each year must consist of rents from real property and income from certain other real property investments. The rents received by the Partnership from the Lessee will not qualify as rents from real property, which likely would result in loss of REIT status for the Company, if the Company were to own, actually or constructively, 10% or more of the ownership interests in the Lessee within the meaning of Section 856(d)(2)(B) of the Code. See "Federal Income Tax Considerations - Requirements for Qualification - Income Tests."

         Because the Board of Directors believes it is essential for the Company to continue to qualify as a REIT, the Articles of Incorporation, subject to certain exceptions described below, provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of
(i) the number of outstanding shares of Common Stock or (ii) the number of outstanding shares of Preferred Stock (the "Ownership Limitation"). Any transfer of shares of Common Stock or Preferred Stock that would (i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the

Ownership Limitation, (ii) result in the shares of Common Stock and Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of
Section 856(d)(2)(B) of the Code, will be null and void, and the intended transferee will acquire no rights in such shares of Common Stock or Preferred Stock.

         Subject to certain exceptions described below, any purported transfer of shares of Common Stock or Preferred Stock that would (i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limitation, (ii) result in the shares of Common Stock and Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's, the Partnership's or the Subsidiary Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Trust") effective on the day before the purported transfer of such shares of Common Stock or Preferred Stock. The record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of shares of Common Stock or Preferred Stock to the Company for registration in the name of the Trust (the "Trustee"). The Trustee will be designated by the Company, but will not be affiliated with the Company. The beneficiary of the Trust (the "Beneficiary") will be one or more charitable organizations that are named by the Company.

         Shares-in-Trust will remain issued and outstanding shares of Common Stock or Preferred Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the Beneficiary. The Trustee will vote all Shares-in-Trust. The Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in- Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Trust.

         The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in- Trust. The Prohibited Owner generally will receive from the Trustee the lesser of (i) the price per share such Prohibited Owner paid for the shares of Common Stock or Preferred Stock that were designated as Shares-in- Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) or (ii) the price per share received by the Trustee from the sale of such Shares-in-Trust. Any amounts received by the Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

         The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust or (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

         "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last quoted price as reported by The Nasdaq Stock Market. "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock or Preferred Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock or Preferred Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a

Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         Any person who acquires or attempts to acquire shares of Common Stock or Preferred Stock in violation of the foregoing restrictions, or any person who owned shares of Common Stock or Preferred Stock that were transferred to a Trust, will be required (i) to give immediately written notice to the Company of such event and (ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

         All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding shares of Common Stock and Preferred Stock must, within 30 days after January 1 of each year, provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of Common Stock and Preferred Stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

         The Ownership Limitation generally will not apply to the acquisition of shares of Common Stock or Preferred Stock by an underwriter that participates in a public offering of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Directors may direct, may exempt a person from the Ownership Limitation under certain circumstances. The foregoing restrictions will continue to apply until (i) the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT and (ii) there is an affirmative vote of two-thirds of the number of shares of Common Stock and Preferred Stock entitled to vote on such matter at a regular or special meeting of the shareholders of the Company.

         All certificates representing shares of Common Stock or Preferred Stock will bear a legend referring to the restrictions described above.

         The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock might receive a premium for their shares of shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

Other Matters

         The transfer agent and registrar for the Company's shares of Common Stock is First Union National Bank of North Carolina.

                     CERTAIN PROVISIONS OF VIRGINIA LAW AND
             OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

         The following summary of certain provisions of Virginia law and of the Articles of Incorporation and Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Virginia law and the Articles of Incorporation and Bylaws of the Company. Certain provisions of Virginia law and the Articles of Incorporation and Bylaws are described elsewhere in this Prospectus.

Board of Directors

         The Bylaws provide that the number of Directors of the Company may be established by the Board of Directors but may not be fewer than three nor more than nine. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Directors, except that


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a vacancy resulting from an increase in the number of Directors must be filled by a majority of the entire Board of Directors.

         The Company's Bylaws also provide that a Director may be removed with or without cause with the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Directors. This provision, when coupled with the provisions of the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes the Company's shareholders from removing incumbent directors except upon the existence of a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Amendment

         The Articles of Incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, with the shareholders voting as a class with one vote per share; provided, that the Articles of Incorporation provision relating to the Company's election to be taxed as a REIT shall not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors or the affirmative vote of holders of two-thirds of the outstanding shares of Common Stock and any other shares of capital stock entitled to vote generally in the election of directors voting as a class. The Company's Bylaws may be amended by the Board of Directors or by vote of the holders of a majority of the outstanding shares of Common Stock, provided that provisions with respect to removal of directors, quorum requirements and approval of certain matters by a majority of the Directors, cannot be amended without the affirmative vote of 80% of the members of the entire Board of Directors, including a majority of the Independent Directors, or the holders of two-thirds of the outstanding shares of Common Stock and any other shares of capital stock entitled to vote generally in the election of directors.

Business Combinations

         The Virginia Stock Corporation Act contains provisions restricting "Affiliated Transactions." These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation having more than 300 shareholders of record and any holder of more than 10% of any class of its outstanding voting shares (an "Interested Shareholder") by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including, a reverse stock split, a recapitalization or a merger of the corporation with its subsidiaries that increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

         For three years following the time that an Interested Shareholder becomes an owner of 10% of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder without approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and majority approval of the "Disinterested Directors." A Disinterested Director means, with respect to a particular Interested Shareholder, a member of the Company's Board of Directors who was (i) a member on the date on which an Interested Shareholder became an Interested Shareholder and (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board. At the expiration of the three year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

         The principal exceptions to the special voting requirement apply to transactions proposed after the three year period has expired and require either that the transaction be approved by a majority of the corporation's Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation's shares in the first step.


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         None of the foregoing limitations and special voting requirements applies to a transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the Virginia corporation's Disinterested Directors.

         These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its Articles of Incorporation or Bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. The Company has not "opted out" of the Affiliated Transactions provisions.

Control Share Acquisitions

         The Virginia Stock Corporation Act also contains provisions regulating certain "Control Share Acquisitions," which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 331/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee Director of the corporation, or (ii) the Articles of Incorporation or Bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. Under Virginia law, a corporation may "opt out" of the Control Share Acquisitions provisions in its Articles of Incorporation or Bylaws. The Company has not "opted out" of the Control Share Acquisitions provisions.

Operations

         The Company is generally prohibited from engaging in certain activities and acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a REIT.

Advance Notice of Director Nominations and New Business

         The Bylaws of the Company provide (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by such shareholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of shareholders, nominations of persons for election to the Board of Directors may be made only (i) pursuant to the Company's notice of meeting, (ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

                        SHARES AVAILABLE FOR FUTURE SALE

         Upon the completion of the Offering, the Company will have 3,331,700 shares of Common Stock outstanding, 623,350 shares of Common Stock reserved for issuance upon redemption of Units and no shares of Preferred Stock outstanding. After the Closing Date, all shares of Common Stock will be freely tradeable by persons other than "Affiliates" of the Company without restriction under the Securities Act, subject to certain limitations on ownership set forth in the Articles of Incorporation. See "Description of Capital Stock - Restrictions on Transfer."

         Pursuant to the Partnership Agreement, the Limited Partners, which are Mr. Humphrey and two of his Affiliates, have the right to redeem their Units in exchange for shares of Common Stock (the "Redemption


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Rights") on a one-for-one basis (or for cash, at the election of the Company or if the issuance of shares of Common Stock would result in any person owning, directly or indirectly, more than 9.9% of the shares of Common Stock). The Redemption Rights relating to all outstanding Units currently are exercisable at any time. See "The Partnership Agreement - Redemption Rights." Any amendment to the Partnership Agreement that would affect the Redemption Rights requires the consent of Limited Partners holding more than 50% of the Units held by all Limited Partners (except the Company).

         Shares of Common Stock issued to holders of Units upon exercise of the Redemption Rights will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

         In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of restricted shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the shares of Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If three years have elapsed since the date of acquisition of restricted shares from the Company or from any "affiliate" of the Company (as defined in Rule 144), and the acquiror or subsequent holder thereof is deemed not to have been an "affiliate" of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         The Company has agreed to file a registration statement with the Commission covering the resale of any shares of Common Stock issued to a Limited Partner upon redemption of Units. Upon request from a Limited Partner at any time, the Company will file such registration statement and use its best efforts to have the registration statement declared effective and to keep it effective for a period of two years. Upon effectiveness of such registration statement, those persons who receive shares of Common Stock upon redemption of Units may sell such shares in the secondary market without being subject to the volume limitations or other requirements of Rule 144. The Company will bear expenses incident to its registration requirements, except that such expenses shall not include any selling commissions, Securities and Exchange Commission or state securities registration fees, transfer taxes or certain other fees or taxes relating to such shares. Registration rights may be granted to future sellers of hotels to the Partnership who may receive, in lieu of cash, shares of Common Stock, Units, or other securities convertible into shares of Common Stock.

         The Common Stock trades on The Nasdaq Stock Market under the symbol "HUMP." See "Underwriting." No prediction can be made as to the effect, if any, that the Offering or the availability of shares for future sale, will have on the market price for shares of Common Stock or Preferred Stock prevailing from time to time. Sales of substantial amounts of shares of Common Stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of Common Stock. See "Risk Factors - and "The Partnership Agreement - Transferability of Interests."




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



                             PARTNERSHIP AGREEMENT

         The following summary of the Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Management

         The Partnership has been organized as a Virginia limited partnership pursuant to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, the Company, as the sole general partner of the Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Partnership, and the Limited Partners have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Partnership. However, any amendment to the Partnership Agreement that would (i) affect the Redemption Rights, (ii) adversely affect the Limited Partners' rights to receive cash distributions,
(iii) alter the Partnership's allocations of income or loss, or (iv) impose on the Limited Partners any obligations to make additional contributions to the capital of the Partnership, requires the consent of Limited Partners holding more than 50% of the Units held by such partners (other than the Company).

Transferability of Interests

         The Company may not voluntarily withdraw from the Partnership or transfer or assign its interest in the Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their Redemption Rights immediately prior to such transaction, or unless the successor to the Company contributes substantially all of its assets to the Partnership in return for an interest in the Partnership. With certain limited exceptions, the Limited Partners may not transfer their interests in the Partnership, in whole or in part, without the written consent of the Company, which consent the Company may withhold in its sole discretion. The Company may not consent to any transfer that would cause the Partnership to be treated as a corporation for federal income tax purposes.

Capital Contribution

         The Company will contribute to the Partnership substantially all the Net Proceeds of the Offering in exchange for 1,000,000 Units. After the Closing Date, the Company will own a 84.24% interest in the Partnership, and the Limited Partners will collectively own a 15.76% interest in the Partnership. Upon the Company's contribution of the Net Proceeds to the Partnership, the property of the Partnership will be revalued to its fair market value (based on the Offering Price of the Common Shares) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property would be allocated among the partners under the terms of the Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation. The Partnership Agreement provides that if the Partnership requires additional funds at any time or from time to time in excess of funds available to the Partnership from borrowing or capital contributions, the Company may borrow such funds from a financial institution or other lender and lend such funds to the Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. Under the Partnership Agreement, the Company generally is obligated to contribute the proceeds of a share offering as additional capital to the Partnership. Moreover, the Company is authorized to cause the Partnership to issue partnership interests for less than fair market value if the Company has concluded in good faith that such issuance is in the best interests of the Company and the Partnership. If the Company so contributes additional capital to the Partnership, the Company will receive additional Units and the Company's percentage interest in the Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Partnership at the time of such contributions. Conversely, the percentage interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the


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Company. In addition, if the Company contributes additional capital to the
Partnership, the Company will revalue the property of the Partnership to its fair market value (as determined by the Company) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights

         Pursuant to the Partnership Agreement, the Limited Partners have the Redemption Rights, which enable them to cause the Partnership to redeem their interests in the Partnership in exchange for shares of Common Stock on a one-for-one basis or, at the option of the Company, an equivalent amount of cash. The redemption price will be paid in cash in the discretion of the Company or in the event that the issuance of shares of Common Stock to the redeeming Limited Partner would (i) result in any person owning, directly or indirectly, shares of Common Stock in excess of the Ownership Limitation, (ii) result in shares of capital stock of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code,
(iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of shares of Common Stock by such redeeming Limited Partner to be "integrated" with any other distribution of shares of Common Stock for purposes of complying with the Securities Act. The Redemption Rights currently are exercisable at any time, provided that (i) no Limited Partner may exercise the Redemption Right for less than 1,000 Units or, if such Limited Partner holds less than 1,000 Units, less than all of the Units held by such Limited Partner and (ii) no Limited Partner may exercise the Redemption Right if, as a result, such partner or any other person would, upon redemption, own, directly or indirectly, shares of Common Stock in excess of the Ownership Limitation. The aggregate number of shares of Common Stock issuable upon exercise of the Redemption Rights is 623,350. The number of shares of Common Stock issuable upon exercise of the Redemption Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting or increasing the ownership interests of the Limited Partners or the shareholders of the Company.

Operations

         The Partnership Agreement requires that the Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

         In addition to the administrative and operating costs and expenses incurred by the Partnership, the Partnership pays all administrative costs and expenses of the Company (the "Company Expenses") and the Company Expenses are be treated as expenses of the Partnership. The Company Expenses generally include
(A) all expenses relating to the formation and continuity of existence of the Company, (B) all expenses relating to the registration of securities by the Company, (C) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (D) all expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body and (E) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Partnership. The Company Expenses, however, do not include any administrative and operating costs and expenses incurred by the Company that are attributable to hotel properties or partnership interests in the Subsidiary Partnership that are owned by the Company directly. The Company currently does not own any hotel directly.



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Distributions

         The Partnership Agreement provides that the Partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Partnership's property in connection with the liquidation of the Partnership) on a quarterly (or, at the election of the Company, more frequent) basis, in amounts determined by the Company in its sole discretion, to the partners in accordance with their respective percentage interests in the Partnership. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any partner loans, any remaining assets of the Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the Company has a negative balance in its capital account following a liquidation of the Partnership, it will be obligated to contribute cash to the Partnership equal to the negative balance in its capital account.

Allocations

         Income, gain and loss of the Partnership for each fiscal year generally are allocated among the partners in accordance with their respective interests in the Partnership, subject to compliance with the provisions of Code Sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

Term

         The Partnership will continue until December 31, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the Company (unless the Limited Partners elect to continue the Partnership), (ii) the sale or other disposition of all or substantially all the assets of the Partnership,
(iii) the redemption of all Units (other than those held by the Company, if any), or (iv) the election of the General Partner.

Tax Matters

         Pursuant to the Partnership Agreement, the Company is the tax matters partner of the Partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of the Partnership.

                       FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of Common Stock. Hunton & Williams has acted as counsel to the Company and has reviewed this summary and is of the opinion that the discussion contained herein fairly summarizes the federal income tax considerations that are likely to be material to a Common Shareholder. The discussion does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

         The statements in this discussion and the opinion of Hunton & Williams are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

         EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND


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SALE OF COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT,
INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

         The Company revoked its election to be taxed as a pass-through entity under Subchapter S of the Code on the day prior to the closing of the IPO. The Company elected to be taxed as a REIT under Sections 856 through 860 of the Code, effective for its short taxable year beginning on the date of revocation of its S election and ending on December 31, 1994. The Company believes that, commencing with such taxable year, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT.

         The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retrospectively.

         Hunton & Williams has acted as counsel to the Company in connection with the IPO, the Company's second public stock offering, the Offering and the Company's election to be taxed as a REIT. In the opinion of Hunton & Williams, the Company qualified to be taxed as a REIT for its taxable years ended December 31, 1994 and December 31, 1995, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ended December 31, 1996 and in the future. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that Hunton & Williams' opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties, the Percentage Leases, and the future conduct of the Company's business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Considerations" and are set out in the federal income tax opinion that will be delivered by Hunton & Williams at the closing of the Offering. Moreover, such qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and share ownership, the various qualification tests imposed under the Code discussed below. Hunton & Williams will not review the Company's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "Federal Income Tax Considerations - Failure to Qualify."

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" of income (i.e., taxation at both the corporate and shareholder levels) that generally results from investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its


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

qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in gain" assume that the Company would make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition.

Requirements for Qualification

         The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and to maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. For purposes of determining share ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual, although a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual and the beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

         The Company has issued sufficient shares of Common Stock with sufficient diversity of ownership to allow it to satisfy requirements (v) and
(vi). In addition, the Company's Articles of Incorporation restrict the transfer of shares of Common Stock in a manner intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer restrictions are described in "Description of Capital Stock
- Restrictions on Transfer."

         The Company does not currently have any corporate subsidiaries, nor will it have any corporate subsidiaries immediately after completion of the Offering, although it may have corporate subsidiaries in the future. Code
Section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which has been held by the REIT at all times during the period such corporation was in existence. Thus, in applying the requirements described


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herein, any "qualified REIT subsidiaries" acquired or formed by the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of income, deduction, and credit of the Company.

         In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests, described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Partnership are treated as assets and gross income of the Company for purposes of applying the requirements described herein.

  Income Tests

         In order for the Company to maintain its qualification as a REIT, there are three requirements relating to the Company's gross income that must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, not more that 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year may be gain from the sale or other disposition of (i) stock or securities held for less than one year, (ii) dealer property that is not foreclosure property, and (iii) certain real property held for less than four years (apart from involuntary conversions and sales of foreclosure property). The specific application of these tests to the Company is discussed below.

         Rents received by the Company will qualify as "rents from real property" for purposes of the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" for purposes of the gross income tests if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the Company generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."

         Pursuant to the Percentage Leases, the Lessee leases from the Partnership the land, buildings, improvements, furnishings and equipment comprising the Hotels for a 10-year period. The Percentage Leases provide that the Lessee is obligated to pay to the Partnership (i) the Base Rent and the Percentage Rent (collectively, the "Rents") and (ii) certain other Additional Charges. The Percentage Rent is calculated by multiplying fixed percentages by the gross room and other revenues for each of the Hotels. The Base Rent accrues and is required to be paid monthly and the Percentage Rent accrues and is required to be paid monthly, quarterly, semi-annually and annually (if applicable). The Partnership plans to enter into the Fixed Lease with the Lessee with respect to the New Development. For purposes of this section entitled "Federal Income Tax


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Considerations," the term "Percentage Leases" includes the Fixed Lease and assumes that the terms of the Fixed Lease (other than as otherwise described in this prospectus) are substantially similar to the terms of the existing Percentage Leases.

         In order for the Base Rent, the Percentage Rent, and the Additional Charges to constitute "rents from real property," the Percentage Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Percentage Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain (e.g., appreciation) with respect to the property.

         In addition, Code Section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and
(vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

         Hunton & Williams is of the opinion that the Percentage Leases will be treated as true leases for federal income tax purposes. Such opinion is based, in part, on the following facts: (i) the Partnership and the Lessee intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements, (ii) the Lessee has the right to exclusive possession and use and quiet enjoyment of the Hotels during the term of the Percentage Leases, (iii) the Lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the Hotels, other than the cost of capital expenditures that are classified as capital items under generally accepted accounting principles which are necessary for the continued operation of the Hotels, and dictates how the Hotels are operated, maintained, and improved, (iv) the Lessee bears all of the costs and expenses of operating the Hotels (including the cost of any inventory used in their operation) during the term of the Percentage Leases (other than real and personal property taxes, property and casualty insurance, and the cost of replacement or refurbishment of furniture, fixtures and equipment, to the extent such costs do not exceed the allowance for such costs provided by the Partnership under each Percentage Lease), (v) the Lessee benefits from any savings in the costs of operating the Hotels during the term of the Percentage Leases, (vi) in the event of damage to or destruction of a Hotel, the Lessee is at economic risk because it generally is obligated either
(A) to restore the property to its prior condition, in which event it will bear all costs of such restoration in excess of any insurance proceeds or (B) to purchase the Hotel for an amount generally equal to the fair market value of the property, less any insurance proceeds, (vii) the Lessee has indemnified the Partnership against all liabilities imposed on the Partnership during the term of the Percentage Leases by reason of (A) injury to persons or damage to property occurring at the Hotels or (B) the Lessee's use, management, maintenance or repair of the Hotels, (viii) the Lessee is obligated to pay substantial fixed rent for the period of use of the Hotels, and (ix) the Lessee stands to incur substantial losses (or reap substantial gains) depending on how successfully it operates the Hotels.



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         Investors should be aware that there are no controlling Treasury
Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Percentage Leases that discuss whether such leases constitute true leases for federal income tax purposes. Therefore, the opinion of Hunton & Williams with respect to the relationship between the Partnership and the Lessee is based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous. Opinions of counsel are not binding upon the Service or any court, and there can be no complete assurance that the Service will not assert successfully a contrary position. If the Percentage Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Partnership receives from the Lessee may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

         In order for the Rents to constitute "rents from real property," several other requirements also must be satisfied. One requirement is that the Rents attributable to personal property leased in connection with the lease of the real property comprising a Hotel must not be greater than 15% of the Rents received under the Percentage Lease. The Rents attributable to the personal property in a Hotel is the amount that bears the same ratio to total Rent for the taxable year as the average of the adjusted bases of the personal property in the Hotel at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real and personal property comprising the Hotel at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). With respect to each Hotel that the Partnership has acquired, or will acquire, in exchange for Units, the initial adjusted bases of the personal property in such hotel was, or will be, less than 15% of the initial adjusted bases of both the real and personal property comprising such Hotel. In addition, the Company obtained an appraisal of the personal property at each Hotel acquired for cash that indicates that the fair market value of the personal property was less than 15% of the purchase price of such Hotel. Further, in no event will the Partnership acquire additional personal property for a Hotel to the extent that such acquisition would cause the Adjusted Basis Ratio for that hotel to exceed 15%. There can be no assurance, however, that the Service would not assert that the personal property acquired by the Partnership had a value in excess of the appraised value, or that a court would not uphold such assertion. If such a challenge were successfully asserted, the Company could fail the 15% Adjusted Basis Ratio as to one or more of the Hotels, which in turn potentially could cause the Company to fail to satisfy the 95% or 75% gross income test and thus lose its REIT status.

         Another requirement for qualification of the Rents as "rents from real property" is that the Percentage Rent must not be based in whole or in part on the income or profits of any person. The Percentage Rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Percentage Leases are entered into, (ii) are not renegotiated during the term of the Percentage Leases in a manner that has the effect of basing Percentage Rent on income or profits, and
(iii) conform with normal business practice. More generally, the Percentage Rent will not qualify as "rents from real property" if, considering the Percentage Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Percentage Rent on income or profits. Since the Percentage Rent is based on fixed percentages of the gross revenues from the Hotels that are established in the Percentage Leases, and the Company has represented that the percentages (i) will not be renegotiated during the terms of the Percentage Leases in a manner that has the effect of basing the Percentage Rent on income or profits and (ii) conform with normal business practice, the Percentage Rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, the Company has represented that, with respect to other hotels that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenues, as described above).

         A third requirement for qualification of the Rents as "rents from real property" is that the Company must not own, actually or constructively, 10% or more of the Lessee. The constructive ownership rules generally provide that, if 10% or more in value of the shares of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the shares owned, actually or indirectly, by or for such person. The Company does not own directly any stock of the Lessee. The Limited Partners, including


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Mr. Humphrey, who is the sole shareholder of the Lessee, may acquire shares of
Common Stock by exercising their Redemption Rights. The Partnership Agreement, however, provides that a redeeming Limited Partner will receive cash, rather than shares of Common Stock, if the Company so elects or if the acquisition of shares of Common Stock by such partner would cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code. The Articles of Incorporation likewise prohibit a shareholder of the Company from owning shares of Common Stock if such ownership would cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of Section 856(d)(2)(B) of the Code. Thus, the Company should never own, actually or constructively, 10% of more of the Lessee. Furthermore, the Company has represented that, with respect to other hotels that it acquires in the future, it will not rent any property to a Related Party Tenant. However, because the Code's constructive ownership rules for purposes of the Related Party Tenant rules are broad and it is not possible to monitor continually direct and indirect transfers of shares of Common Stock, no absolute assurance can be given that such transfers or other events of which the Company has no knowledge will not cause the Company to own constructively 10% or more of the Lessee at some future date.

         A fourth requirement for qualification of the Rents as "rents from real property" is that the Company cannot furnish or render noncustomary services to the tenants of the Hotels, or manage or operate the Hotels, other than through an independent contractor who is adequately compensated and from whom the Company itself does not derive or receive any income. Provided that the Percentage Leases are respected as true leases, the Company should satisfy that requirement because the Partnership is not performing any services other than customary ones for the Lessee. Furthermore, the Company has represented that, with respect to other hotels that it acquires in the future, it will not perform noncustomary services with respect to the tenant of the property. As described above, however, if the Percentage Leases are recharacterized as service contracts or partnership agreements, the Rents likely would be disqualified as "rents from real property" because the Company would be considered to furnish or render services to the occupants of the Hotels and to manage or operate the Hotels other than through an independent contractor who is adequately compensated and from whom the Company derives or receives no income.

         If the Rents do not qualify as "rents from real property" because the rents attributable to personal property exceed 15% of the total Rents for a taxable year, the portion of the Rents that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rents attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceed 5% of the Company's gross income during the year, the Company would lose its REIT status. If, however, the Rents do not qualify as "rents from real property" because either (i) the Percentage Rent is considered based on income or profits of the Lessee, (ii) the Company owns, actually or constructively, 10% or more of the Lessee, or (iii) the Company furnishes noncustomary services to the tenants of the Hotels, or manages or operates the Hotels, other than through a qualifying independent contractor, none of the Rents would qualify as "rents from real property." In that case, the Company likely would lose its REIT status because it would be unable to satisfy either the 75% or 95% gross income test.

         In addition to the Rents, the Lessee is required to pay the Additional Charges to the Partnership. To the extent that the Additional Charges represent either (i) reimbursements of amounts that the Lessee is obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, the Additional Charges should qualify as "rents from real property." To the extent, however, that the Additional Charges represent interest that is accrued on the late payment of the Rents or the Additional Charges, the Additional Charges should not qualify as "rents from real property," but instead should be treated as interest that qualifies for the 95% gross income test.

         Based on the foregoing, Hunton & Williams is of the opinion that the Rents and the Additional Charges will qualify as "rents from real property" for purposes of the 75% and 95% gross income tests, except to the extent that the Additional Charges represent interest that is accrued on the late payment of the Rents or the Additional Charges (which will be qualifying gross income for the 95% test but not the 75% test). As described


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above, the opinion of Hunton & Williams is based upon an analysis of all the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous, as well as representations by the Company and assumptions that are described above and set out in the federal income tax opinion of Hunton & Williams, the form of which is attached as an Exhibit to the Registration Statement of which this Prospectus is a part. Opinions of counsel are not binding upon the Service or a court. Accordingly, there can be no complete assurance that the Service will not assert successfully a contrary position and, therefore, prevent the Company from qualifying as a REIT.

         The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property.

         Any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to qualify as a REIT (and the net income from that transaction is subject to a 100% tax). The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. All inventory required in the operation of the Hotels will be purchased by the Lessee or its designee as required by the terms of the Percentage Leases. Accordingly, the Company believes that no asset owned by the Company or the Partnership is held for sale to customers and that a sale of any such asset will not be in the ordinary course of business of the Company or the Partnership. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company and the Partnership will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company or the Partnership can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

         The Company will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness that such property secured and (ii) for which such REIT makes a proper election to treat such property as foreclosure property. However, a REIT will not be considered to have foreclosed on a property where such REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Under the Code, property generally ceases to be foreclosure property with respect to a REIT on the date that is two years after the date such REIT acquired such property (or longer if an extension is granted by the Secretary of the Treasury). The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day (i) on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test, (ii) on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent), or
(iii) which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an


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independent contractor from whom the REIT itself does not derive or receive any income). As a result of the rules with respect to foreclosure property, if the Lessee defaults on its obligations under a Percentage Lease for a Hotel, the Company terminates the Lessee's leasehold interest, and the Company is unable to find a replacement Lessee for such Hotel within 90 days of such foreclosure, gross income from hotel operations conducted by the Company from such Hotel would cease to qualify for the 75% and 95% gross income tests. In such event, the Company likely would be unable to satisfy the 75% and 95% gross income tests and, thus, would fail to qualify as a REIT.

         It is possible that, from time to time, the Company or the Partnership will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company or the Partnership enters into an interest rate swap or cap contract to hedge any variable rate indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Furthermore, any such contract would be considered a "security" for purposes of applying the 30% gross income test. To the extent that the Company or the Partnership hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

         If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations - Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed with respect to the greater of the amount by which the Company fails the 75% or 95% gross income test. No such relief is available for violations of the 30% income test.

  Asset Tests

         The Company, at the close of each quarter of its taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through share or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the mortgage balance does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold in real property, and an option to acquire real property (or a leasehold in real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its ownership interest in the Partnership or a qualified REIT subsidiary).

         For purposes of the asset tests, the Company will be deemed to own its proportionate share of the assets of the Partnership, rather than its partnership interest in the Partnership. The Company has represented that, at all relevant times (including the taxable periods preceding the Offering), (i) at least 75% of the value of its total assets has been and will be represented by real estate assets, cash and cash items (including


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receivables), and government securities and (ii) it has not and will not own any securities that do not satisfy the 75% asset requirement (except for the stock of qualified REIT subsidiaries). In addition, the Company has represented that it will not acquire or dispose, or cause the Partnership to acquire or dispose, of assets in the future in a way that would cause it to violate either asset test. Based on the foregoing, Hunton & Williams is of the opinion that the Company has satisfied, and will continue to satisfy, both asset tests for REIT status.

         If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset tests either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition (i.e., the discrepancy arose from changes in the market values of its assets). If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the quarter in which it arose.

  Distribution Requirements

         The Company, in order to qualify as a REIT, is required each taxable year to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of
(i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company has made, and has represented that it will continue to make, timely distributions sufficient to satisfy all annual distribution requirements.

         It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, under the Percentage Leases, the Lessee may defer payment of the excess of the Percentage Rent over the Base Rent for a period of up to 90 days after the end of the calendar year in which such payment was due. In that case, the Partnership still would be required to recognize as income the excess of the Percentage Rent over the Base Rent in the calendar quarter to which it relates. Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. Therefore, the Company may have less Cash Available for Distribution to Shareholders than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of additional common or preferred shares.

         Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

  Recordkeeping Requirement


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         Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, the Company must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Company has complied, and represents that it will continue to comply, with such requirements.

  Partnership Anti-Abuse Rule

         The U.S. Department of Treasury recently issued a final regulation (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions") that would authorize the Service, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The Anti-Abuse Rule would apply where a partnership is formed or availed of in connection with a transaction (or series of related transactions) a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse Rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities through a flexible economic arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring an entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

         The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partnership interest. The limited partners of the partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. In addition, some of the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the REIT's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. Based on the foregoing, Hunton & Williams is of the opinion that the Anti-Abuse Rule will not have any adverse impact on the Company's ability to qualify as a REIT. However, the Redemption Rights do not conform in all respects to the redemption rights described in the foregoing example. Moreover, the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the Service will not attempt to apply the Anti-Abuse Rule to the Company. If the conditions of the Anti-Abuse Rule are met, the Service is authorized to take appropriate enforcement action, including disregarding the Partnership for federal tax purposes or treating one or more of its partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT.

Failure to Qualify

         If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.



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Taxation of Taxable U.S. Shareholders

         As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a Common Shareholder that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

         Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his shares of Common Stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a Common Shareholder to the extent that they do not exceed the adjusted basis of the Common Shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Common Shareholder's shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the shares of Common Stock have been held for one year or less) assuming the shares of Common Stock are capital assets in the hands of the Common Shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a Common Shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the Common Shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

         Common Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of shares of Common Stock will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which the shareholder is a limited partner) against such income. In addition, taxable distributions from the Company and gain from the disposition of shares of Common Stock generally will be treated as investment income for purposes of the investment interest limitations. The Company will notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of Shareholders on the Disposition of the Common Stock

         In general, any gain or loss realized upon a taxable disposition of the Common Stock by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Stock has been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Stock by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition.

Capital Gains and Losses

         A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%, and the tax rate on net capital gains applicable to individuals is 28%. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of


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income as capital or ordinary may affect the deductibility of capital losses.
Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

         The Company will report to its U.S. shareholders and the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to the Company. The Service issued proposed regulations in April 1996 regarding the backup withholding rules as applied to Non- U.S. Shareholders. The proposed regulations would alter the technical requirements relating to backup withholding compliance. See "Federal Income Tax Considerations - Taxation of Non-U.S. Shareholders."

Taxation of Tax-Exempt Shareholders

         Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling and on the intention of the Company to invest its assets in a manner that will avoid the recognition of UBTI by the Company, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of shares of Common Stock with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code
Section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's shares of capital stock is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's shares of capital stock only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's shares of capital stock or (B) a group of pension trusts individually holding more than 10% of the value of the Company's shares of capital stock collectively owns more than 50% of the value of the Company's shares of capital stock.

Taxation of Non-U.S. Shareholders

         The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and


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no attempt will be made herein to provide more than a summary of such rules.
PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

         Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in shares of Common Stock is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a foreign corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. The Service issued proposed regulations in April 1996 that would modify the manner in which the Company complies with the withholding requirements.

         Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's shares of Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's shares of Common Stock, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares of Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of the current and accumulated earnings and profits of the Company.

         In August 1996, the President signed into law the Small Business Job Protection Act of 1996, which requires the Company to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. That statute is effective for distributions made after August 20, 1996. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Shareholder upon a sale of his shares of Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT


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in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT" and, therefore, the sale of the shares of Common Stock will not be subject to taxation under FIRPTA. However, because the shares of Common Stock are publicly traded, no assurance can be given that the Company will continue to be a "domestically controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the shares of Common Stock is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the shares of Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

Other Tax Consequences

         The Company, the Partnership or the Company's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business, or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

Tax Aspects of the Partnership and the Subsidiary Partnership

         The following discussion summarizes certain federal income tax considerations applicable to the Company's direct or indirect investment in the Partnership and the Subsidiary Partnership (each, a "Hotel Partnership"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

  Classification as a Partnership

         The Company will be entitled to include in its income its distributive share of each Hotel Partnership's income and to deduct its distributive share of each Hotel Partnership's losses only if each Hotel Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization formed as a partnership will be treated as a partnership, rather than as a corporation, for federal income tax purposes if it (i) has no more than two of the four corporate characteristics that the Treasury Regulations use to distinguish a partnership from a corporation for tax purposes and (ii) is not a "publicly traded" partnership. Those four corporate characteristics are continuity of life, centralization of management, limited liability, and free transferability of interests. A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests."

          The U.S. Treasury Department recently issued regulations effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if


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(i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation. Each Hotel Partnership qualifies for the Private Placement Exclusion. If a Hotel Partnership is considered to be a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Hotel Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

         Each Hotel Partnership has not requested, and does not intend to request, a ruling from the Service that it will be classified as a partnership for federal income tax purposes. Instead, Hunton & Williams is of the opinion that, based on the provisions of the partnership agreement of each Hotel Partnership, certain factual assumptions, and certain representations described in the opinion, each Hotel Partnership does not possess more than two corporate characteristics and thus will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of each Hotel Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, each Hotel Partnership would be treated as a corporation for federal income tax purposes, as described below. The opinion of Hunton & Williams is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

         If for any reason either Hotel Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company would not be able to qualify as a REIT. See "Federal Income Tax Considerations - Requirements for Qualification - Income Tests" and "- Requirements for Qualification - Asset Tests." In addition, any change in either Hotel Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations - Requirements for Qualification - Distribution Requirements." Further, items of income and deduction of such Hotel Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Hotel Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Hotel Partnership's taxable income.

  Income Taxation of Each Hotel Partnership and its Partners

         Partners, Not the Hotel Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, the Company is required to take into account its allocable share of each Hotel Partnership's income, gains, losses, deductions, and credits for any taxable year of such Hotel Partnership ending within or with the taxable year of the Company, without regard to whether the Company has received or will receive any distribution from such Hotel Partnership.

         Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Hotel Partnership's allocations of taxable income, gain and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.


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         Tax Allocations With Respect to Contributed Properties. Pursuant to
Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The U.S. Department of Treasury recently issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by Section 704(c) of the Code and outlining several reasonable allocation methods. The application of Section 704(c) to the Partnership is not entirely clear, however, and may be affected by Treasury Regulations promulgated in the future.

         Under the Partnership Agreement, depreciation or amortization deductions of the Partnership generally will be allocated among the partners in accordance with their respective interests in the Partnership, except to the extent that the Partnership is required under Code Section 704(c) to use a method for allocating tax depreciation deductions attributable to the Hotels or other contributed properties that results in the Company receiving a disproportionately large share of such deductions. In addition, gain on the sale of an Hotel will be specially allocated to the Limited Partners to the extent of any "built-in" gain with respect to such Hotel for federal income tax purposes. The Partnership generally has elected to use the "traditional method" for allocating items of income, gain, and expense as required by Section 704(c) of the Code with respect to Hotels that it acquires in exchange for Units.

         Basis in Partnership Interest. The Company's adjusted tax basis in its partnership interest in the Partnership generally is equal to (i) the amount of cash and the basis of any other property contributed to the Partnership by the Company, (ii) increased by (A) its allocable share of the Partnership's income and (B) its allocable share of indebtedness of the Partnership, and (iii) reduced, but not below zero, by (I) the Company's allocable share of the Partnership's loss and (II) the amount of cash distributed to the Company, and by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Partnership.

         If the allocation of the Company's distributive share of the Partnership's loss would reduce the adjusted tax basis of the Company's partnership interest in the Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to the Company. Such distributions and constructive distributions normally will be characterized as capital gain, and, if the Company's partnership interest in the Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

         Depreciation Deductions Available to the Partnership. Immediately after the Offering, the Company will contribute the Net Proceeds to the Partnership in exchange for an additional general partnership interest in the Partnership. To the extent that a Hotel Partnership has acquired, or will acquire, equity interests in the Hotels for cash, the Hotel Partnership's initial basis in the Hotels for federal income tax purposes generally equals or will equal the purchase price paid by the Hotel Partnership. The Hotel Partnerships plan to depreciate such depreciable hotel property for federal income tax purposes under either MACRS or ADS. The Hotel Partnerships plan to use MACRS for furnishings and equipment. Under MACRS, the Hotel Partnerships generally will depreciate such furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, a Hotel Partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. The Hotel Partnerships plan to use ADS for buildings and improvements. Under ADS, the Hotel Partnerships generally will depreciate such buildings and improvements over a 40-year recovery period using a straight line method and a mid-month convention. However, to the extent that a Hotel Partnership has acquired, or will acquire, equity interests in the Hotels in exchange for Units, the Hotel Partnership's initial basis in each Hotel for federal income tax purposes should be the same as the transferor's basis in such Hotel on the date of acquisition. The Hotel Partnerships intend to depreciate such depreciable hotel property for federal income tax purposes under MACRS with respect to furnishings and equipment and under ADS with respect to buildings and improvements. A Hotel Partnership's tax depreciation deductions will be allocated among its partners in accordance with their respective interests in the partnership (except to the extent that the Hotel Partnership is required under Code Section 704(c) to use a method for allocating depreciation deductions attributable to the Hotels or other contributed properties that results in the Company receiving a disproportionately large share of such deductions).

Sale of a Hotel Partnership's Property

         Generally, any gain realized by a Hotel Partnership on the sale of property by the Hotel Partnership held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by a Hotel Partnership on the disposition of the Hotels will be allocated first to the Limited Partners under Section 704(c) of the Code to the extent of their "built-in gain" on those hotels for federal income tax purposes. The Limited Partners' "built-in gain" on the Hotels sold will equal the excess of the Limited Partners' proportionate share of the book value of the Hotels over the Limited Partners' tax basis allocable to the Hotels at the time of the sale. Any remaining gain recognized by the Hotel Partnership on the disposition of the Hotels will be allocated among the partners in accordance with their respective percentage interests in the Hotel Partnership. The Board of Directors has adopted a policy that any decision to sell a Hotel will be made by a majority of the Directors, including a majority of the Independent Directors. See "Risk Factors - Conflicts of Interest - Conflicts Relating to Sales or Refinancings of Hotels."

         The Company's share of any gain realized by a Hotel Partnership on the sale of any property held by the partnership as inventory or other property held primarily for sale to customers in the ordinary course of the partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "Federal Income Tax Considerations - Requirements for Qualification - Income Tests." Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations - Requirements For Qualification - Income Tests" above. The Company, however, does not presently intend to allow a Hotel Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company's or the Hotel Partnerships' trade or business.

                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriter named below, and each of such Underwriters, for whom Anderson & Strudwick Incorporated is acting as representative, has agreed to purchase from the Company the respective number of shares of Common Shares set forth opposite its name below:

                                                            Number
                                                         of Shares of
   Underwriter                                           Common Stock

   Anderson & Strudwick Incorporated

            Total                                          1,000,000
                                                           =========

         Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all of the Common Shares offered hereby, if any are taken.

         The Underwriters propose to offer the shares of Common Shares in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such prices less a concession of $_____ per share. After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

         The Company has granted the Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 150,000 additional shares of Common Stock solely to cover over-allotments, if any.

         In connection with the IPO, the Company also has granted the Underwriter a right of first refusal, expiring November 29, 1999, to act as underwriter or sales agent with respect to any future offering by the Company or the Partnership of any debt or equity securities, or the placement of any long-term debt by the Company or the Partnership. This right of first refusal, by limiting the ability of the Company and the Partnership to use other potential underwriters or selling agents, might have the effect of limiting the access of the Company and the Partnership to capital markets.

         Mr. Mills, the Chairman of the Underwriter, serves as a Director, Vice President and Treasurer of the Company and currently owns directly and indirectly 20,550 shares of Common Stock. Mr. Whittemore, a Senior Vice President of the Underwriter, serves as a Director of the Company and currently owns directly and indirectly 70,000 shares of Common Stock. Mr. Mills and Mr. Whittemore will each receive $15,000 in 1996 and $10,000 per year thereafter for serving as a Director of the Company.

         The Company and the Partnership have agreed to indemnify the Underwriter or to contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

         In addition, the Company has agreed with the Underwriter that the Investment Policy will not be amended or repealed by the Board of Directors until all of the Net Proceeds have been invested in hotel properties.

         The Underwriter makes a market in the Common Stock. During the two days immediately prior to the offer and sale of the Common Shares offered hereby, regulations under the Exchange Act impose restrictions on the market making activities of the Underwriter, including price and volume limitations. The Underwriter may engage in permitted passive market making activities with respect to the Common Stock during the two business days immediately prior to the offer and sale of the Common Shares offered hereby.

         The Underwriter does not intend to sell the Common Shares offered hereby to any accounts over which it is exercising discretionary authority.

         The Directors will each agree, subject to certain limited exceptions, not to offer, sell, contract to sell or otherwise dispose of any Common Shares (or any securities convertible into, or exercisable or exchangeable for shares in the Company) for a period of 90 days after the date of this Prospectus, without the prior written consent of the Underwriter.

         The Common Stock trades on The Nasdaq Stock Market under the symbol "HUMP."

                                    EXPERTS

         The consolidated financial statements of the Company as of December 31, 1994 and 1995 and for the period August 23, 1994 (date of incorporation) through December 31, 1994 and the year ended December 31, 1995 and the financial statement schedules of the Company as of December 31, 1994 and 1995, included in this Prospectus, the financial statements of the Lessee as of December 31, 1994 and 1995 and for the period August 18, 1994 (date of incorporation) through December 31, 1994 and the year ended December 31, 1995 included in this Prospectus, the combined financial statements of the Initial Hotels as of December 31, 1992 and 1993 and

November 28, 1994 and for each of the three years in the period ended December 31, 1993 and the period from January 1, 1994 through November 28, 1994 included in this Prospectus, the Historical summaries of gross revenue and direct operating expenses of the Days Inn-Farmville for the years ended December 31, 1992 and 1993 and for the period from January 1, 1994 through October 31, 1994 included in this Prospectus, and the financial statements and the financial schedule of Farmville Lodging Associates, LLC as of December 31, 1994 and July 20, 1995 and for the period November 1, 1994 (date of inception) through December 31, 1994 and January 1, 1995 to July 20, 1995 (date of sale) included in this Prospectus, have been audited by Reznick Fedder & Silverman, independent accountants, as set forth in their reports thereon included elsewhere herein and in the Registration Statement. Such consolidated financial statements, financial statements, combined financial statements, and historical summaries are included in reliance upon such reports given on their authority as experts in accounting and auditing.

                            REPORTS TO SHAREHOLDERS

         The Company intends to furnish its shareholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                 LEGAL MATTERS

         The validity of the Common Shares offered hereby will be passed upon for the Company by Hunton & Williams. In addition, the description of federal income tax consequences contained in the section of the Prospectus entitled "Federal Income Tax Considerations" is based on the opinion of Hunton & Williams. Certain legal matters related to this Offering will be passed upon for the Underwriter by Willcox & Savage, P.C.

                                    GLOSSARY

         Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus.

         "ADA" means the Americans with Disabilities Act of 1990.

         "ADR" means average daily room rate.

         "Affiliate" means (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

         "Affiliated Transaction" means any material acquisition transaction between a Virginia corporation having more than 300 holders of record and any Interested Shareholder.

         "Articles of Incorporation" means the Articles of Incorporation of the Company.

         "Base Rent" means the fixed obligation of the Lessee to pay a sum certain in monthly Rent under each of the Percentage Leases.

         "Best Western" means Best Western International, Inc.

         "Board of Directors" means the Board of Directors of the Company.

         "Bylaws" means the Bylaws of the Company.

         "Cash Available for Distribution to Shareholders" means net income, or loss, plus depreciation and amortization and minority interest, minus capital expenditures or reserves therefor and principal payments on indebtedness.

         "Choice Hotels" means Choice Hotels International, Inc.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Closing" means the closing of the Offering.

         "Commission" means the Securities and Exchange Commission.

         "Common Shares" means 1,000,000 shares of Common Stock to be issued in connection with the Offering.

         "Common Shareholders" means the holders of shares of Common Stock.

         "Common Stock" means the common stock, par value $.01 per share, of the Company.

         "Company" means Humphrey Hospitality Trust, Inc., a Virginia corporation.

         "Control Share Acquisitions" means transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 331/3% or 50%) of the total votes entitled to be cast for the election of directors.

         "Credit Facility" means the $6.5 million secured line of credit which Mercantile Safe Deposit and Trust Company has extended to the Partnership.

         "Days Inn" means Days Inn of America, Inc.

         "Debt Policy" means the policy adopted by the Board of Directors limiting the Company's consolidated indebtedness to less than 50% of the aggregate purchase prices paid by the Company for the Hotels in which it has invested.

         "Development Agreement" means the development services agreement, as amended, between the Company and Humphrey Development.

         "Directors" means the members of the Company's Board of Directors.

         "Escrow Agent" means First Union National Bank of North Carolina, Charlotte, North Carolina.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FFE Reserves" means the reserves for furniture, fixtures and capital expenditures equal to 4% of room revenues per quarter on a cumulative basis that the Company sets aside for the Lessee to use on the Hotels.

         "Fixed Lease" means the operating leases between the Partnership and the Lessee pursuant to which the Lessee will lease the New Development and any additional hotels developed by the Company in the future from the Partnership.

         "Franchise Licenses" means the franchise licenses held by the Lessee for the Hotels.

         "Funds From Operations" represents net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation, and after adjustments for unconsolidated partnerships and joint ventures.

         "GAAP" means generally accepted accounting practices.

         "General Partner" means Humphrey Hospitality Trust, Inc., as the sole general partner of the Partnership.

         "Hotel Partnership" means either the Partnership or the Subsidiary Partnership.

         "Hotels" means collectively the Initial Hotels and the Days Inn -- Farmville, Virginia Hotel.

         "Humphrey Affiliates" means Mr. Humphrey and his affiliates.

         "Humphrey Associates" means Humphrey Associates, Inc., a Maryland corporation.

         "Humphrey Development" means Humphrey Development, Inc., a Maryland corporation.

         "Independent Director" means a Director of the Company who within the last two years, has not (i) owned an interest in any of Mr. Humphrey's Affiliates, (ii) been employed by Mr. Humphrey or any of his Affiliates, (iii) been an officer or director of any of Mr. Humphrey's Affiliates, (iv) performed services for the Company, (v) been a director for more than three REITs organized by Mr. Humphrey or any of his Affiliates or (vi) had any material business or professional relationship with Mr. Humphrey or any of his Affiliates.

         "Initial Hotels" means the eight hotels acquired directly or indirectly by the Partnership in connection with the IPO, which hotels include seven Comfort Inn & Suites hotels and one Best Western hotel.

         "Interested Shareholder" means any holder of more than 10% of any class of outstanding voting shares of a Virginia corporation having more than 300 shareholders of record.

         "Investment Policy" means the policy of the Board of Directors limiting the Company's investments in hotel properties, including the acquisition of existing hotels and development of hotels to properties that the Company can reasonably demonstrate will yield an annual return on its investment in such property, after deducting insurance, real estate and personal property taxes and FFE Reserves that is greater than or equal to 12% of the total purchase price to be paid by the Company for such Property.

         "IOC" means the International Operators Council for Choice Hotels.

         "IPO" means the initial public offering of Common Stock of the Company, which closed on November 29, 1994.

         "Leases" means Fixed Leases and/or Percentage Leases.

         "Lessee" means Humphrey Hospitality Management, Inc., a Maryland corporation, which leases the Hotels from the Partnership pursuant to the Percentage Leases.

         "Limited Partners" means the limited partners of the Partnership.

         "LLC" means the Farmville Lodging Associates, LLC, a Maryland limited liability company, which sold the Acquisition Hotel to the Company.

         "NAREIT" means the National Association of Real Estate Investment Trusts, Inc.

         "Net Proceeds" means the proceeds of the Offering to be received by the Company net of all Offering expenses and fees to the Underwriter.

         "New Development" means the Comfort Suites hotel under development by the Company in Dover, Delaware.

         "Non-Competition Agreement" means the acquisition agreement and covenant not to compete between Mr. Humphrey, his Affiliates and the Company pursuant to which Mr. Humphrey and his Affiliates agreed that none of them will compete with the Company for hotel acquisition, development and management opportunities within 20 miles of the Hotels or any other hotel acquired by the Company.

         "Offering" means the offering of Common Shares hereby.

         "Offering Price" means the offering price of $8.25 per Common Share offered hereby.

         "Operator" means Humphrey Hotels, Inc., a Maryland corporation, which operated the Hotels for the Lessee.

         "Option Agreement" means the option agreement to be executed by the Company and Mr. Humphrey and granting the Company certain rights in any hotels to be developed or acquired by Mr. Humphrey or of any Affiliate of Mr. Humphrey within the United States.

         "Ownership Limitation" means the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of more than 9.9% of the outstanding Common Shares or any other class of outstanding shares of capital stock.

         "Partnership" means Humphrey Hospitality Limited Partnership, a limited partnership organized under the laws of the State of Virginia.

         "Partnership Agreement" means the partnership agreement of the Partnership, as amended and restated.

         "Percentage Leases" means operating leases between the Lessee and the Partnership pursuant to which the Lessee leases the Hotels from the Partnership and any additional existing hotels acquired by the Company after the date of the Offering.

         "Percentage Rents" means Rent based on percentages of revenues payable by the Lessee pursuant to the Percentage Leases.

         "Preferred Stock" means the preferred stock, par value $.01 per share, of the Company.

         "Redemption Right" means the right of the persons receiving Units to cause the redemption of Units in exchange for Common Shares on a one-for-one basis (or for cash at the election of the Company or in certain other circumstances).

         "REIT" means real estate investment trust, as defined in section 856 of the Code.

         "Remaining Indebtedness" means that certain indebtedness in the aggregate approximate principal amount of $8.2 million to remain outstanding after the application of the Net Proceeds.

         "Rent" means the Base Rent and the Percentage Rents.

         "REVPAR" means revenue per available room for the applicable period.

         "Rule 144" means the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Partnerships" means the limited partnerships that sold the Initial Hotels to the Company in connection with the IPO.

         "Service" means the Internal Revenue Service.

         "Services Agreement" means the amended and restated services agreement between the Lessee and the Company.

         "Subsidiary Partnership" means the Solomons Beacon Inn Limited Partnership, a Maryland limited partnership, which owns one Initial Hotel, the Comfort Inn-Beacon Marina, Solomons, Maryland.

         "Threshold" means the amount of annual room revenues set out in each Percentage Lease above which the Lessee will pay the Partnership or Limited Partnership, as applicable, a Percentage Rent relating to annual room revenues above that Threshold.

         "Treasury Regulations" means the final, temporary and proposed tax regulations promulgated under the Code.

         "Trustee" means the trustee of the Trust.

         "Underwriter" means Anderson & Strudwick Incorporated.

         "Units" means units of partnership interest in the Partnership.

                         INDEX TO FINANCIAL STATEMENTS



HUMPHREY HOSPITALITY TRUST, INC.

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
             FOR THE YEAR ENDED DECEMBER 31, 1994                           F-4

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
             FOR THE YEAR ENDED DECEMBER 31, 1995                           F-5

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996                   F-7

         PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS
             OF SEPTEMBER 30, 1996                                          F-9

         INDEPENDENT AUDITORS' REPORT                                       F-12

         CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1994 AND 1995
              AND SEPTEMBER 30, 1996 (UNAUDITED)                            F-13

         CONSOLIDATED STATEMENTS OF INCOME FOR THE PERIOD AUGUST 23,
             1994 (DATE OF INCORPORATION) THROUGH DECEMBER 31, 1994,
             THE YEAR ENDED DECEMBER 31, 1995, AND THE NINE MONTHS ENDED
             SEPTEMBER 30, 1996 (UNAUDITED)                                 F-14

         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY FOR THE
             PERIOD AUGUST 23, 1994 (DATE OF INCORPORATION) THROUGH
             DECEMBER 31, 1994, THE YEAR ENDED DECEMBER 31, 1995, AND THE
             NINE MONTHS  ENDED SEPTEMBER 30, 1996 (UNAUDITED)              F-15

         CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE PERIOD
             AUGUST 23, 1994 (DATE OF INCORPORATION) THROUGH DECEMBER
             31, 1994, THE YEAR ENDED DECEMBER 31, 1995, AND THE NINE
             MONTHS ENDED SEPTEMBER  30, 1996 (UNAUDITED)                   F-16

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                         F-19

         SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION            F-33

         NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED
             DEPRECIATION                                                   F-35

HUMPHREY HOSPITALITY MANAGEMENT, INC.

         PRO FORMA CONDENSED STATEMENT OF OPERATIONS FOR THE
             YEAR ENDED DECEMBER 31, 1994                                   F-36

         INDEPENDENT AUDITORS' REPORT                                       F-38

         BALANCE SHEETS AS OF DECEMBER 31, 1994 AND 1995 AND SEPTEMBER
             30, 1996 (UNAUDITED)                                           F-39

         STATEMENTS OF OPERATIONS FOR THE PERIOD FROM AUGUST 18, 1994
             (DATE OF INCORPORATION) THROUGH DECEMBER 31, 1994, THE
             YEAR ENDED DECEMBER 31, 1995, AND THE NINE MONTHS ENDED
             SEPTEMBER 30, 1996  (UNAUDITED)                                F-40

         STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD
             FROM AUGUST 18, 1994 (DATE OF INCORPORATION) THROUGH
             DECEMBER 31, 1994, THE YEAR ENDED DECEMBER 31, 1995, AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1996  (UNAUDITED)          F-41

         STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM AUGUST 18, 1994
             (DATE OF INCORPORATION) THROUGH DECEMBER 31, 1994, THE YEAR
             ENDED DECEMBER 31, 1995, AND THE NINE MONTHS ENDED SEPTEMBER
             30, 1996 (UNAUDITED)                                           F-42

         NOTES TO FINANCIAL STATEMENTS                                      F-43

COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

         INDEPENDENT AUDITORS' REPORT                                       F-48

         COMBINED BALANCE SHEETS AS OF DECEMBER 31, 1992  AND 1993
             AND NOVEMBER 28, 1994                                          F-49

         COMBINED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
             DECEMBER 31, 1991, 1992, AND 1993 AND THE PERIOD
             JANUARY 1, 1994 THROUGH NOVEMBER 28, 1994                      F-50

         COMBINED STATEMENTS OF PARTNERS' DEFICIT FOR THE YEARS
             ENDED DECEMBER 31, 1991, 1992, 1993 AND THE PERIOD
             JANUARY 1, 1994 THROUGH NOVEMBER 28, 1994                      F-51

         COMBINED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
             DECEMBER 31, 1991, 1992, AND 1993 AND THE PERIOD JANUARY 1,
             1994 THROUGH NOVEMBER 28, 1994                                 F-52

         NOTES TO COMBINED FINANCIAL STATEMENTS                             F-53

DAYS INN - FARMVILLE

         INDEPENDENT AUDITORS' REPORT                                       F-64

         HISTORICAL SUMMARIES OF GROSS REVENUE AND DIRECT
              OPERATING EXPENSES FOR THE YEARS ENDED DECEMBER
              31, 1992 AND 1993 AND THE PERIOD FROM JANUARY 1, 1994
              THROUGH OCTOBER 31, 1994                                      F-65

         NOTE TO HISTORICAL SUMMARIES OF GROSS REVENUE AND
              DIRECT OPERATING EXPENSES                                     F-66

FARMVILLE LODGING ASSOCIATES, LLC

         INDEPENDENT AUDITORS' REPORT                                       F-67

         BALANCE SHEETS AS OF DECEMBER 31, 1994 AND JULY 20, 1995
              (DATE OF SALE)                                                F-68

         STATEMENTS OF OPERATIONS FOR THE PERIOD NOVEMBER 1, 1994 (DATE OF
              INCEPTION) THROUGH DECEMBER 31, 1994 AND THE PERIOD JANUARY 1, 1995 THROUGH JULY 20, 1995
              (DATE OF SALE)                                                F-69

         STATEMENTS OF PARTNERS' EQUITY FOR THE PERIOD NOVEMBER 1, 1994
              (DATE OF INCEPTION) THROUGH DECEMBER 31, 1994 AND THE PERIOD
              JANUARY 1, 1995 THROUGH JULY 20, 1995 (DATE OF SALE)          F-70

         STATEMENTS OF CASH FLOWS FOR THE PERIOD NOVEMBER 1, 1994 (DATE OF
              INCEPTION) THROUGH DECEMBER 31, 1994 AND THE PERIOD JANUARY 1, 1995 THROUGH JULY 20, 1995
              (DATE OF SALE)                                                F-71

         NOTES TO FINANCIAL STATEMENTS                                      F-72

         SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION            F-75

         NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED
               DEPRECIATION                                                 F-77

                        HUMPHREY HOSPITALITY TRUST, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENT OF INCOME

                          Year ended December 31, 1994
                           (Unaudited, in thousands)





         This unaudited Pro Forma Condensed Consolidated Statement of Income of Humphrey Hospitality Trust, Inc. is presented as if the consummation of the Company's initial public offering of common stock (IPO) and the acquisition and operation of the Initial Hotels by the Company and the Lessee, respectively, had occurred and/or commenced on January 1, 1994. It should be read in conjunction with the consolidated financial statements of Humphrey Hospitality Trust, Inc. at pages F-12 through F-35. In management's opinion, all adjustments necessary to reflect the effects of the above transactions have been made.

         This unaudited Pro Forma Condensed Consolidated Statement of Income is not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of January 1, 1994, nor does it purport to represent the results of operations for future periods.

                                                                Pro Forma

     Operating data
        Lease revenue                                             $3,560   (A)
        Real estate taxes and casualty insurance                     217
        Depreciation and amortization                                504
        Interest expense                                           1,050
        General and administrative                                   168   (B)
        Minority interest                                            463   (C)
                                                                  ------

              Net income applicable to common shareholders        $1,158
                                                                  =====

--------------
(A) Represents Rent paid by the Lessee to the Partnership or the Subsidiary Partnership pursuant to the Percentage Leases, which payments are calculated by applying the rent provisions in the Percentage Leases to the historical room revenue of the Initial Hotels for the periods indicated.

(B) Represents estimated legal, audit, office, franchise taxes, salaries and other expenses to be paid by the Company and the Lessee, estimated at $42,000 per quarter.

(C) Calculated as 28.54% of estimated income before minority interest of the Limited Partners.

                        HUMPHREY HOSPITALITY TRUST, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENT OF INCOME

                          Year ended December 31, 1995
                           (Unaudited, in thousands)



         This unaudited Pro Forma Condensed Consolidated Statement of Income of Humphrey Hospitality Trust, Inc. is presented as if the consummation of the offering of 1,000,000 shares of the Company's common stock pursuant to this Prospectus (the Offering) and the application of the proceeds of the Offering had occurred on January 1, 1995. It should be read in conjunction with the consolidated financial statements of Humphrey Hospitality Trust, Inc. at pages F-12 through F-35. In management's opinion, all adjustments necessary to reflect the effects of the above transactions have been made.

         This unaudited Pro Forma Condensed Consolidated Statement of Income is not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of January 1, 1995, nor does it purport to represent the results of operations for future periods.


                                               Historical  Adjustments  Pro Forma
Operating data:
   Percentage lease revenue                       $3,750    $    -        $3,750
   Other revenue                                      21        340 (A)      361
   Depreciation and amortization                     680         -           680
   Real estate and personal property taxes
    and property insurance                           196         -           196
   Interest expense                                1,011         -         1,011
   General and administrative                        238         -           238
   Minority interest                                 396        (83)(B)      313
                                                  ------       ----       ------

   Net income applicable to common shareholders   $1,250       $423       $1,673
                                                   =====        ===        =====

                                                     Historical  Pro Forma

    Net income per common share                         $.71       $.50
                                                         ===        ===

    Weighted average common shares and common
     share equivalents outstanding                    2,310,184  3,955,050 (C)
                                                      =========   =========


--------------
(A) Represents interest earned on approximately $6.8 million of Offering proceeds invested for the year at an estimated rate of return of 5% per annum, based on average current rates for liquid investments currently available to the Company.

(B) Represents an adjustment to reflect the reduction in the minority interest to 15.76% as a result of the Offering.

(C) Represents the weighted average common shares and common share equivalents outstanding during 1996 (2,955,050 shares) and 1,000,000 shares to be issued in connection with the Offering.

                        HUMPHREY HOSPITALITY TRUST, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENT OF INCOME

                      Nine months ended September 30, 1996
                           (Unaudited, in thousands)



    This unaudited Pro Forma Condensed Consolidated Statement of Income of Humphrey Hospitality Trust, Inc. is presented as if the consummation of the Offering and the application of the proceeds of the Offering had occurred on January 1, 1996. It should be read in conjunction with the consolidated financial statements of Humphrey Hospitality Trust, Inc. at pages F-12 through F-35. In management's opinion, all adjustments necessary to reflect the effects of the above transactions have been made.

    This unaudited Pro Forma Condensed Consolidated Statement of Income is not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of January 1, 1996, nor does it purport to represent the results of operations for future periods.



                                              Historical  Adjustments  Pro Forma

Operating data:
  Percentage lease revenue                      $2,942    $    -        $2,942
  Other revenue                                     19        254  (A)     273
  Depreciation and amortization                    543         -           543
  Real estate and personal property taxes
    and property insurance                         162         -           162
  Interest expense                                 462         -           462
  General and administrative                       257         -           257
  Minority interest                                324        (42) (B)     282
                                                ------       ----       ------

  Net income applicable to common shareholders  $1,213       $296       $1,509
                                                 =====        ===        =====

                                                     Historical   Pro Forma

   Net income per common share                          $.52        $.45
                                                         ===         ===

   Weighted average common shares and common share
        equivalents outstanding                       2,955,050   3,955,050 (C)
                                                      =========   =========

--------------
(A) Represents interest earned on approximately $6.8 million of Offering proceeds invested for the period at an estimated rate of return of 5% per annum, based on average current rates for liquid investments currently available to the Company.

(B) Represents an adjustment to reflect the reduction in the minority interest from 21.09% to 15.76% as a result of the Offering.

(C) Represents the weighted average common shares and common share equivalents outstanding during 1996 (2,955,050 shares) and 1,000,000 shares to be issued in connection with the Offering.

                        HUMPHREY HOSPITALITY TRUST, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               September 30, 1996
                           (Unaudited, in thousands)




         This unaudited pro forma Condensed Consolidated Balance Sheet is presented as if the consummation of the Offering had occurred on September 30, 1996. Such pro forma information is based upon the consolidated balance sheet of Humphrey Hospitality Trust, Inc. as of September 30, 1996. It should be read in conjunction with the consolidated financial statements of Humphrey Hospitality Trust, Inc. at pages F-12 through F-35. In management's opinion, all adjustments necessary to reflect the effects of the above transactions have been made.

         This unaudited pro forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1996, nor does it purport to represent the future financial position of the Company.

                        HUMPHREY HOSPITALITY TRUST, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               September 30, 1996
                           (Unaudited, in thousands)





                                                             Proceeds      Pro Forma                      Pro Forma
                                                           of Offering      Company                        Company
                                              Historical      (A)             (B)      Use of Proceeds        (C)

    ASSETS
Net investment in hotel properties              $20,474     $   -          $20,474     $   -             $20,474
Cash                                                381       7,458          7,839        (660)  (D)       7,179
Accounts receivable                                 781         -              781         -                 781
Reserve for replacements                            171         -              171         -                 171
Deferred expenses, net                              370         -              370         -                 370
Other assets                                        222         -              222         -                 222
                                                 ------       -----         ------      ------            ------

                                                $22,399     $ 7,458        $29,857     $  (660)          $29,197
                                                 ======       =====         ======        ====            ======

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
   Mortgages and bonds payable                  $ 8,930     $   -          $ 8,930     $  (660)  (D)     $ 8,270
   Obligations under capital leases                  40         -               40         -                  40
   Dividends payable                                561         -              561         -                 561
   Accounts payable                                 136         -              136         -                 136
                                                 ------       -----         ------      ------            ------

                                                  9,667         -            9,667        (660)            9,007
                                                 ------       -----         ------        ----            ------

MINORITY INTEREST                                 2,558         -            2,558         624   (E)       3,182
                                                 ------       -----         ------        ----            ------

SHAREHOLDERS' EQUITY
   Common stock                                      23          10             33         -                  33
   Additional paid-in capital                    10,265       7,448         17,713        (624)  (F)      17,089
   Undistributed earnings  (deficit)               (114)        -             (114)        -                (114)
                                                 ------       -----         ------      ------            -------

                                                 10,174       7,458         17,632        (624)           17,008
                                                 ------       -----         ------        ----            ------

                                                $22,399     $ 7,458        $29,857     $  (660)          $29,197
                                                 ======       =====         ======        ====            ======


                        HUMPHREY HOSPITALITY TRUST, INC.

                               September 30, 1996
                           (Unaudited, in thousands)



-------------------
(A) Represents proceeds of the Offering ($8,250) less expenses of the Offering ($792).

(B) Represents the combined interests of Humphrey Hospitality Trust, Inc. after the proceeds of the Offering, but before the use of proceeds.

(C) Represents the combined interests of the Company after the use of the proceeds of the Offering.

(D) Net decrease reflects the repayment of certain loans payable the interest on which has been capitalized into the construction costs of the New Development.

(E) Represents an adjustment to arrive at the interest in the Partnership that will not be owned by the Company, determined as follows:

                  Net proceeds of the Offering                      $    7,458
                  Stockholders' equity as of September 30, 1996         10,174
                  Minority interest in the Partnership as of
                      September 30, 1996                                 2,558
                                                                     ---------

                                                                        20,190
                  Minority interest percentage                        x  15.76%
                                                                        ------

                  Minority interest                                  $   3,182
                                                                      ========

(F) Net decrease reflects the adjustment to the minority interest in the Partnership.

                [REZNICK FEDDER & SILVERMAN LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT



To the Shareholders and Board of Directors
Humphrey Hospitality Trust, Inc.

         We have audited the accompanying consolidated balance sheets of Humphrey Hospitality Trust, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the period August 23, 1994 (date of incorporation) to December 31, 1994, and the year ended December 31, 1995. Our audits also included the financial statement schedules included on pages F-33 through F-35. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and the financial statement schedules based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Humphrey Hospitality Trust, Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the period from August 23, 1994 (date of incorporation) to December 31, 1994, and the year ended December 31, 1995, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.






                                                    REZNICK FEDDER & SILVERMAN


Baltimore, Maryland
February 27, 1996

                        Humphrey Hospitality Trust, Inc.

                          CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                           December 31, 1994 and 1995
                       and September 30, 1996 (Unaudited)



                                                                           December 31,               September 30,
                                                                      1994            1995                1996
                                                                                                      (Unaudited)

         ASSETS
Investment in hotel properties, net of accumulated
   depreciation of $38, $524 and $978                                 $18,183         $19,709           $20,474

Cash and cash equivalents                                                 554             169               381

Accounts receivable from lessee                                           144           1,025               781

Reserve for replacements                                                  -               407               171

Deferred expenses, net of accumulated amortization
     of $4, $61, and $237                                                 394             445               370

Other assets                                                              100             143               222
                                                                       ------          ------            ------

                  Total assets                                        $19,375         $21,898           $22,399
                                                                       ======          ======            ======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
   Mortgages and bonds payable                                        $13,743         $ 8,327           $ 8,930
   Obligations under capital leases                                        52              56                40
   Dividends payable                                                       81             561               561
   Accounts payable and accrued expenses                                  138              75               136
                                                                       ------          ------            ------

                  Total liabilities                                    14,014           9,019             9,667
                                                                       ------          ------            ------

MINORITY INTEREST                                                         996           2,589             2,558
                                                                       ------          ------            ------

COMMITMENTS AND CONTINGENCIES                                             -               -                 -

SHAREHOLDERS' EQUITY
   Common stock, $.01 par value, 25,000,000 shares authorized, 1,321,800,
      2,331,700 and 2,331,700 shares issued and
      outstanding, respectively                                            13              23                23
   Additional paid-in capital                                           4,338          10,265            10,265
   Undistributed earnings (deficit)                                        14               2              (114)
                                                                       ------          ------            ------
                                                                        4,365          10,290            10,174
                                                                       ------          ------            ------
                  Total liabilities and shareholders' equity          $19,375         $21,898           $22,399
                                                                       ======          ======            ======



                 See notes to consolidated financial statements

                        Humphrey Hospitality Trust, Inc.

                       CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands, except per share data)

                    For the period August 23, 1994 (date of
                 incorporation) through December 31, 1994, the
                          year ended December 31, 1995
            and the nine months ended September 30, 1996 (Unaudited)




                                                          August 23, 1994                             Nine
                                                               through           December         months ended
                                                          December 31, 1994      31, 1995       September 30, 1996
                                                          -----------------   --------------    ------------------
                                                                                                  (Unaudited)
Revenue
   Percentage lease revenue                                   $      273      $      3,750       $       2,942
   Other revenue                                                       -                21                  19
                                                               ---------      ------------       -------------

                  Total revenue                                      273             3,771               2,961
                                                               ---------      ------------       -------------

Expenses
   Interest                                                           97             1,011                 462
   Real estate and personal property  taxes and
     property insurance                                               18               196                 162
   General and administrative                                         15               238                 257
   Depreciation and amortization                                      42               680                 543
                                                               ---------      ------------       -------------

                  Total expenses                                     172             2,125               1,424
                                                               ---------      ------------       -------------

                  Income before allocation to minority
                      interest                                       101             1,646               1,537

Income allocated to minority interest                                 29               396                 324
                                                               ---------      ------------       -------------

                  NET INCOME                                  $       72      $      1,250       $       1,213
                                                               =========      ============        ============

Earnings per common share and common share
   equivalents outstanding                                    $      .05      $        .71       $         .52
                                                               =========      ============        ============

Weighted average common shares and common
   share equivalents outstanding                               1,849,666         2,310,184           2,955,050
                                                               =========         =========           =========


                 See notes to consolidated financial statements

                        Humphrey Hospitality Trust, Inc.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (In thousands)

                    For  the period August 23, 1994 (date of
                      incorporation) through December 31,
                     1994, the year ended December 31, 1995
            and the nine months ended September 30, 1996 (Unaudited)



                                                                                            Additional   Undistributed
                                                                        Common Stock          Paid-in      Earnings
                                                                      Shares      Dollars     Capital      (Deficit)        Total
Balance at August 23, 1994                                                 100      $  -      $     1        $    -      $      1

Issuance of shares, net of offering expenses                         1,321,700        13        6,937             -         6,950

Net decrease resulting from the acquisition of  Humphrey
   Hospitality Limited  Partnership                                        -           -       (2,600)            -        (2,600)

Dividends declared                                                         -           -            -           (58)          (58)

Net income                                                                 -           -            -            72            72
                                                                     ---------       ---       ------         -----       -------

Balance at December 31, 1994                                         1,321,800        13        4,338            14         4,365

Redemption of shares                                                      (100)        -           (1)            -            (1)

Issuance of shares, net of offering expenses                         1,010,000        10        6,947             -         6,957

Net decrease to record the minority interest in the proceeds
   from the second offering                                                -           -       (1,467)            -        (1,467)

Net increase resulting from the acquisition of Farmville, LLC              -           -          448             -           448

Dividends declared                                                         -           -            -        (1,262)       (1,262)

Net income                                                                 -           -            -         1,250         1,250
                                                                     ---------       ---       ------         -----       -------

Balance at December 31, 1995                                         2,331,700        23       10,265             2        10,290

Dividends declared                                                         -           -            -        (1,329)       (1,329)

Net Income                                                                 -           -            -         1,213         1,213
                                                                     ---------       ---       ------         -----       -------

Balance at September 30, 1996 (unaudited)                            2,331,700      $ 23      $10,265        $ (114)     $ 10,174
                                                                     =========       ===       ======         =====        ======


                 See notes to consolidated financial statements

                        Humphrey Hospitality Trust, Inc.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                    For  the period August 23, 1994 (date of
                      incorporation) through December 31,
                     1994, the year ended December 31, 1995
            and the nine months ended September 30, 1996 (Unaudited)



                                                                         August 23, 1994                              Nine
                                                                             through            December           months ended
                                                                        December 31, 1994       31, 1995         September 30, 1996
                                                                        -----------------    --------------      ------------------
                                                                                                                    (Unaudited)
Cash flows from operating activities
    Net income                                                             $       72             $ 1,250              $  1,213
    Adjustments to reconcile net income to net cash provided
    by operating activities
      Depreciation and amortization                                                42                 680                   543
      Income allocated to minority interests                                       29                 396                   324
      Changes in assets and liabilities
         (Increase) decrease in accounts receivable                              (144)               (881)                  243
         Decrease (increase) in other assets                                      105                 (43)                  (80)
         Increase in financing costs                                                -                (221)                    -
         Increase (decrease) in accounts payable and accrued expenses              66                 (68)                   61
                                                                             --------              ------               -------

         Net cash provided by operating activities                                170               1,113                 2,304
                                                                             --------              ------               -------

Cash flows from investing activities
    Investment in hotel properties                                             (4,840)               (212)               (1,232)
    Deposits to reserve for replacements                                            -                (407)                 (387)
    Interests earned on reserve for replacements                                    -                 -                      (3)
    Withdrawals from reserve for replacements                                       -                 -                     627
                                                                             --------              ------               -------

         Net cash used in investing activities                                 (4,840)               (619)                 (995)
                                                                             --------              ------               -------

Cash flows from financing activities
    Proceeds from sale of stock                                                 6,950               6,957                     -
    Proceeds from mortgages payable                                                 -               1,283                     -
    Principal payments on mortgages and bonds payable                            (562)             (7,930)                  (56)
    Proceeds from line of credit                                                    -                 600                   660
    Repayment of line of credit                                                     -                (600)                    -
    Dividends paid                                                                  -              (1,172)               (1,684)
    Principal payments on capital leases                                           (1)                (16)                  (17)
    Redemption of common stock                                                      -                  (1)                    -
    Payment of amounts payable to affiliates and partners                      (1,164)                  -                     -
                                                                             --------              ------               -------

         Net cash provided by (used in) financing activities                    5,223                (879)               (1,097)
                                                                             --------              ------               -------

         INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                         553                (385)                  212

Cash and cash equivalents, beginning                                                1                 554                   169
                                                                             --------              ------               -------

Cash and cash equivalents, ending                                          $      554             $   169              $    381
                                                                             ========             =======               =======


                                  (continued)

                        Humphrey Hospitality Trust, Inc.

                                 (In thousands)

                    For  the period August 23, 1994 (date of
                      incorporation) through December 31,
                     1994, the year ended December 31, 1995
            and the nine months ended September 30, 1996 (Unaudited)




                                                                  August 23, 1994                              Nine
                                                                      through            December           months ended
                                                                 December 31, 1994       31, 1995         September 30, 1996
                                                                 -----------------    --------------      ------------------
                                                                                                             (Unaudited)

Supplemental disclosures of cash flow information
  Cash paid during the period for interest (net of amount
      capitalized of $21 in 1996)                                   $       24            $  1,074             $     462
                                                                     =========             =======              ========


Supplemental disclosures of non-cash investing and financing activities
    During 1994, the Partnership issued units of limited partnership interest which are redeemable for an aggregate of 527,866 common shares with a value of approximately $3,200 based upon the initial offering price of $6 per common share, in exchange for the interests of Mr. Humphrey and Humphrey Associates, Inc. in the Selling Partnerships.

    During 1995, the Partnership issued units of limited partnership interest to Farmville Lodging Associates, LLC, which are redeemable for an aggregate of 95,484 common shares with a value of approximately $740 based on the offering price of $7.75 per common share, in connection with the acquisition of the Days Inn Hotel in Farmville, Virginia.

    During 1994, the Partnership acquired the Initial Hotels in exchange for (i) approximately $4,840 in cash, (ii) units of limited partnership interest referred to above, and (iii) the assumption of approximately $15,500 of indebtedness. The assets acquired and the liabilities assumed consisted of:

 Investment in hotel properties                                       $ 18,221
 Deferred expenses                                                         398
 Prepaid and other assets                                                  205
 Mortgages and bonds payable                                           (14,305)
 Obligations under capital leases                                          (53)
 Amounts payable to affiliates and partners                             (1,164)
 Accounts payable and accrued expenses                                     (72)
 Minority interest                                                        (990)
 Net decrease in additional paid-in capital resulting from acquisition
     of Humphrey Hospitality Limited Partnership                         2,600
                                                                       -------
                                                                      $  4,840
                                                                       =======

                                  (continued)

                        Humphrey Hospitality Trust, Inc.

                                 (In thousands)

                    For  the period August 23, 1994 (date of
                      incorporation) through December 31,
                     1994, the year ended December 31, 1995
            and the nine months ended September 30, 1996 (Unaudited)



    The decrease in additional paid-in capital reflects the recognition of the net combined deficits of the Initial Hotels attributable to the sponsor ($1,610) and the recording of the minority interest ($990).

    During 1995, the Partnership acquired the Days Inn Hotel in Farmville, Virginia in exchange for (i) units of limited partnership interest referred to above, and (ii) the assumption of approximately $1,231 of indebtedness. The assets acquired and the liabilities assumed consisted of:

  Investment in hotel properties                                        $ 1,800
  Deferred expenses                                                          24
  Mortgages payable                                                      (1,231)
  Obligations under capital leases                                          (20)
  Accounts payable and accrued expenses                                      (6)
  Minority interest                                                        (119)
  Net increase in additional paid-in capital resulting from acquisition
      of Farmville Lodging Associates, LLC                                 (448)
                                                                         ------
                                                                        $     -
                                                                         ======

    Dividends declared on December 15, 1994, December 12, 1995, and September 19, 1996, of $81, $561, and $561, respectively, are payable as of December 31, 1994 and 1995 and September 30, 1996, respectively. Dividends declared during 1994, 1995, and 1996, included $23, $390, and $237, respectively, to the minority interest which has been deducted from the minority interest on the balance sheets as of December 31, 1994 and 1995 and September 30, 1996, respectively.

                 See notes to consolidated financial statements

                        Humphrey Hospitality Trust, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)


Note 1.  Organization and Summary of Significant Accounting Policies

         Humphrey Hospitality Trust, Inc. (the Company) was incorporated on August 23, 1994, to acquire equity interests in eight existing hotel properties. The Company is a self-administered, Virginia corporation and qualifies as a real estate investment trust (REIT) for federal income tax purposes. During the fourth quarter of 1994, the Company completed an initial public offering (IPO) of 1,321,700 shares of $.01 par value common stock. The offering price per share was $6 resulting in gross proceeds of $7,930,200. Net of selling commissions and offering expenses, the Company received net proceeds of $6,949,899.

         Upon completion of the IPO, the Company contributed substantially all of the net proceeds of the offering to Humphrey Hospitality Limited Partnership (the Partnership) in exchange for a 71.46% general partnership interest in the Partnership. The Partnership used the proceeds from the Company to acquire an equity interest in seven existing hotel properties and a general partnership interest in Solomons Beacon Inn Limited Partnership (the Subsidiary Partnership) (collectively the Initial Hotels) and to retire certain indebtedness of the Initial Hotels. The Partnership acquired the Initial Hotels in exchange for (i) approximately $4.8 million in cash, (ii) units of limited partnership interest in the Partnership which are redeemable, subject to certain limitations, for an aggregate of 527,866 Common Shares, with a value of approximately $3.2 million, and (iii) the assumption of approximately $15.5 million of indebtedness. James
I. Humphrey, Jr. and Humphrey Associates, Inc. (the Humphrey Affiliates) received limited partnership interests in the Partnership aggregating a 28.54% equity interest in the Partnership (collectively the Formation Transaction). The Partnership owns a 99% general partnership interest and the Company owns a 1% limited partnership interest in the Subsidiary Partnership. The Company began operations on November 29, 1994.

         On July 21, 1995, the Company completed a public offering (the Secondary Offering) of 1,010,000 shares of common stock. The gross proceeds were $7,827,500 based on the offering price of $7.75 per share (the Offering Price). Net of selling commissions and offering expenses, the Company received proceeds of approximately $6,957,000. The Company used the proceeds to repay certain debt and through the Partnership, acquired the Days Inn Hotel in Farmville, Virginia (the Acquisition Hotel and together with the Initial Hotels, the Hotels), which has 60 rooms and was built in 1989. The Partnership acquired the Acquisition Hotel from Farmville Lodging Associates, LLC (the LLC), a Maryland limited liability company in which James I. Humphrey, Jr., Chairman of the Board of Directors and President of the Company, owns a 98% equity interest. The Partnership acquired the Acquisition Hotel in exchange for (i) 95,484 units, which will be redeemable, subject to certain limitations, for an aggregate of approximately 95,484 shares of common stock and (ii) assumption of approximately $1.23 million of debt secured by the Acquisition Hotel, which was repaid immediately with proceeds of the Secondary Offering. The 95,484 units issued to the LLC in connection with the purchase of the Acquisition Hotel have a value of approximately $740,000 based on the Offering Price. The acquisition of the Acquisition Hotel has been recorded by the Company at the affiliates historical cost which is

                        Humphrey Hospitality Trust, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 1.  Organization and Summary of Significant Accounting Policies (Continued)

less than net realizable value. The equity of the Acquisition Hotel, net of the portion allocated to the minority interest, has been recorded as an increase in paid-in capital. As of December 31, 1995 and September 30, 1996, the Company owns a 78.91% interest, and Mr. Humphrey, Humphrey Associates and the LLC collectively own a 21.09% interest in the Partnership.

Principles of Consolidation

         The consolidated financial statements include the accounts of the Company, the Partnership and the Subsidiary Partnership. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Hotel Properties

         Hotel properties are stated at cost. Depreciation is based upon the straight-line method over estimated useful lives of the assets ranging from 5 to 40 years. For tax purposes, the Modified Accelerated Cost Recovery System (MACRS) and the Alternative Depreciation System (ADS) are used in accordance with the Internal Revenue Code. Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the cost and related accumulated depreciation are removed from the accounts, and the gain or loss is included in income from operations.

Cash and Cash Equivalents

         Cash and cash equivalents includes cash and a repurchase agreement with an original maturity of three months or less when acquired, carried at cost which approximates fair value.

Deferred Expenses

         Deferred expenses consist of deferred loan costs. Amortization is computed using the straight-line method over the terms of the loan agreements.

                        Humphrey Hospitality Trust, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 1.  Organization and Summary of Significant Accounting Policies (Continued)

Revenue Recognition

         Lease income is recognized when due from Humphrey Hospitality Management, Inc. (the Lessee) under the lease agreements (see Note 6). Mr. James I. Humphrey, Jr., Chairman of the Board of Directors of the Company, is the sole shareholder of the Lessee.

Earnings Per Common Share and Common Share Equivalents

         Earnings per common share and common share equivalents are computed by dividing net income before allocation to minority interest by the weighted average number of shares of common stock and common stock equivalents outstanding for the period. The redemption rights referred to in Note 6 are common stock equivalents and the number of shares issuable upon redemption are added to the common shares outstanding.

Distributions

         The Company intends to pay regular quarterly dividends which are dependent upon the receipt of distributions from the Partnership.

Income Taxes

         The Company has elected to be taxed as a REIT under Sections 856 and 860 of the Internal Revenue Code effective with its taxable period ended December 31, 1994. Accordingly, no provision for federal income taxes has been reflected in the financial statements.

         Earnings and profits, which will determine the taxability of dividends to shareholders, will differ from net income reported for financial reporting purposes due to the differences for federal tax purposes in the estimated useful lives and methods used to compute depreciation.

Concentration of Credit Risk

         The Company places cash deposits with three major banks. At December 31, 1995 and September 30, 1996, the balances reported by the banks exceeded the federal depository insurance limits by $355,128, and $275,288, respectively. Management believes that no significant concentration of credit risk exists with respect to these cash balances.

                        Humphrey Hospitality Trust, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 2.  Investment in Hotel Properties

         Hotel properties consist of the following at December 31, 1994 and 1995, and September 30, 1996:

                                               December 31,          September
                                            1994        1995         30, 1996
                                                                    (Unaudited)

       Land                              $  2,758     $  3,048      $  3,048
       Buildings and improvements          14,321       15,809        15,884
       Furniture and equipment              1,069        1,276         1,760
       Leased equipment                        73          100           100
       Construction-in-progress              -             -             660
                                           ------        ------       -------

                                           18,221       20,233        21,452
       Less accumulated depreciation           38          524           978
                                           ------       ------       -------

                                         $ 18,183     $ 19,709      $ 20,474
                                           ======       ======        ======

The nine hotel properties are limited service hotels located in Virginia, West Virginia, Maryland and Tennessee and are subject to leases as described in Note 6.

         Depreciation expense was $38,000 and $486,000 and $454,167 for the periods ended December 31, 1994 and 1995 and September 30, 1996, respectively.

Note 3.  Dividends Payable

         On December 15, 1994, the Company declared a $.044 dividend on each share of common stock and each unit of interest outstanding on December 31, 1994. The dividend was paid on February 6, 1995.

         On December 12, 1995, the Company declared a $.19 dividend on each share of common stock and each unit of interest outstanding on December 31, 1995. The dividend (including the distribution to minority interests) was paid on January 29, 1996.

         On September 19, 1996, the Company declared a $.19 dividend on each share of common stock and each unit of interest outstanding on September 30, 1996. The dividend (including the distribution to minority interests) was paid on October 31, 1996.

                        Humphrey Hospitality Trust, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 4.  Mortgages and Bonds Payable

         Mortgages and bonds payable at December 31, 1994 and 1995 and September 30, 1996, consisted of the following:


                                                                             (in thousands)
                                                                     ------------------------------
                                                                       December 31,      September
                                                                     1994      1995      30, 1996
                                                                     ----      ----     -----------
                                                                                        (Unaudited)
         Comfort Inn - Morgantown, West Virginia

         Bonds payable; see (a) below for repayment terms,
         interest rates, and maturity; collateralized by a first
         mortgage on the hotel facility and equipment with a
         net book value of $3,007,235, $2,954,828 and
         $2,977,371 at December 31, 1994 and 1995, and
         September 30, 1996 respectively, secured by a letter
         of credit issued by Crestar Bank in the amount of
         $2,406,507 expiring in April 2000 and cross-
         collateralized by the Best Western-Wytheville,
         Virginia. The outstanding principal and interest are
         guaranteed jointly and severally by the Company
         and James I. Humphrey, Jr.                                 $2,350     $2,315    $2,275

         Comfort Inn - Dublin, Virginia

         Bonds payable; see (b) below for repayment terms,
         interest rates, and maturity; collateralized by a first
         mortgage on the hotel facility and equipment with a
         net book value of $2,898,239, $2,852,770 and
         $2,829,246 at December 31, 1994 and 1995, and
         September 30, 1996, respectively.                           2,460      2,420     2,420


                                         Humphrey Hospitality Trust, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
                                  1996 and for
                   the nine months then ended are unaudited)



Note 4.  Mortgages and Bonds Payable (Continued)


                                                                            (in thousands)
                                                                    -----------------------------
                                                                       December 31,     September
                                                                    1994       1995     30, 1996
                                                                    ----       ----     --------
                                                                                       (Unaudited)

         Best Western - Wytheville, Virginia

         Bonds payable; see (c) below for repayment terms,
         interest rates, and maturity; collateralized by a first
         mortgage on the hotel facility and equipment with a
         net book value of $2,054,264, $2,024,362 and
         $2,091,936 at December 31, 1994 and 1995 and
         September 30, 1996, respectively, and secured by a
         letter of credit issued by Crestar Bank in the amount
         of $2,256,309 which expires November 1, 1999 and
         cross-collateralized by the Comfort Inn-Morgan-
         town, West Virginia. The outstanding principal and
         accrued interest are guaranteed jointly and severally
          by the Company and James I. Humphrey, Jr.                 1,940      1,870     1,870

         Comfort Inn - Beacon Marina, Solomons, Maryland

         First mortgage payable to a bank with principal
         payments, adjusted annually ranging from $7,960 to
         $11,455, plus interest at 7.83% per annum due
         monthly, with the remaining balance of $934,000
         due on October 20, 1996; collateralized by a first
         and third mortgage on the hotel facility and
         equipment having a net book value of $3,516,955 at
         December 31, 1994. The outstanding principal and
         interest are guaranteed by the Company and the
         Humphrey Affiliates.                                       1,175       -         -

                                      F-24

                        Humphrey Hospitality Trust, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 4.  Mortgages and Bonds Payable (Continued)


                                                                            (in thousands)
                                                                    ------------------------------
                                                                      December 31,       September
                                                                    1994       1995      30, 1996
                                                                    ----       ----      --------
                                                                                        (Unaudited)
         Comfort Inn - Beacon Marina, Solomon, Maryland

         Bonds payable with principal payments, adjusted
         annually, ranging from $1,421 to $3,481 plus
         accrued interest at the prime rate plus 1% (9.5% at
         December 31, 1994) payable monthly with the
         remaining balance of $1,523,004 due on December
         1, 1996; collateralized by a second mortgage on the
         hotel facility and equipment having a net book value
         of $3,516,955 at December 31, 1994. The
         outstanding principal and interest are guaranteed by
         the Company and the Humphrey Affiliates.                  1,603          -             -

         Comfort Inn - Elizabethton, Tennessee

         First mortgage payable to a bank with monthly
         principal payments, adjusted annually, ranging from
         $7,500 to $12,500, plus accrued interest at the
         prime rate plus 1% per annum (9.5% at December
         31, 1994) with the remaining balance due in full on
         October 31, 1997; collateralized by a first mortgage
         on the hotel facility and equipment with a net book
         value of $1,279,909 at December 31, 1994. The
         outstanding principal and interest are guaranteed by
         the Company and the Humphrey Affiliates.                    809          -             -

         Comfort Inn - Farmville, Virginia

         First mortgage payable to a bank with principal payments adjusted annually, ranging from $1,542 to $9,224 plus accrued interest at 97.77% of the prime rate, subject to a floor rate of 8% (8.186% at December 31, 1994), payable monthly with the

                                      F-25

                        Humphrey Hospitality Trust, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 4.  Mortgages and Bonds Payable (Continued)

                                                                             (in thousands)
                                                                    ------------------------------
                                                                       December 31,      September
                                                                    1994       1995      30, 1996
                                                                    ----       ----     ----------
                                                                                        (Unaudited)

         remaining principal balance due on January 1, 2005;
         the outstanding principal amount plus accrued
         interest is subject to mandatory prepayment with
         ninety days written notice; collateralized by a first
         mortgage on the hotel facility and equipment with a
         net book value of $1,442,295 as of December 31,
         1994. The outstanding principal and interest are
         guaranteed jointly and severally by the Company
         and the Humphrey Affiliates. The bank agreed to
         forbear from exercising its right to mandatory
         prepayment through March 31, 1996.                          748         -              -

         Comfort Inn - Dahlgren, Virginia

         First mortgage payable, see (d) below for repayment
         terms, interest rate, and maturity; collateralized by
         a mortgage on the hotel facility and equipment with
         a net book value of $1,871,368 as of December 31,
         1994. The outstanding principal and interest are
         guaranteed by the Company and James I.
         Humphrey, Jr.                                             1,833         -              -

         Comfort Inn - Princeton, West Virginia

         First mortgage payable, see (e) below for repayment
         terms, interest rate, and maturity; collateralized by
         a mortgage on the hotel facility and equipment with
         a net book value of $2,040,802 as of December 31,
         1995. The outstanding principal and interest are
         guaranteed jointly and severally by the Company
         and the Humphrey Affiliates.                                825         -              -



                        Humphrey Hospitality Trust, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 4.  Mortgages and Bonds Payable (Continued)

                                                                           (in thousands)
                                                                    ------------------------------
                                                                       December 31,      September
                                                                    1994       1995      30, 1996
                                                                    ----       ----      --------
                                                                                        (Unaudited)

         In January 1995, mortgages and notes payable
         collateralized by five of the hotel properties were
         consolidated and refinanced with NationsBank, N.A.
         in the original amount of $3,661,731. The terms of
         the new mortgage require monthly principal
         installments of $5,600 plus interest at 8.64% per
         annum. The remaining outstanding balance plus
         any accrued interest are payable in full on January
         11, 1998. The mortgage is collateralized by hotel
         facilities and equipment having a combined net
         book value of $6,567,156 at December 31, 1995,
         and is guaranteed jointly and severally by the Comp-
         any and the Humphrey Affiliates.                            -          1,722           -

         On April 10, 1996, the Company obtained a $6.5
         million credit facility with Mercantile Safe Deposit
         and Trust Company. The term of the credit facility
         is for three years with two one-year extensions at the
         option of the bank. The line of credit bears interest
         at prime rate plus 25 points, 8.5% at September 30,
         1996. The credit facility is collateralized by hotel
         facilities and equipment having a combined net
         book value of $12,575,039.                                  -              -       2,365
                                                                ------          -----       -----

                                                               $13,743         $8,327      $8,930
                                                                ======          =====       =====


---------------
(a) The bonds are Monongalia County, West Virginia Commercial Development Variable Rate Demand Refunding Revenue Bonds, Series 1988 issued through Crestar Bank in the amount of $2,500,000.

                        Humphrey Hospitality Trust, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 4.  Mortgages and Bonds Payable (Continued)

         Interest is accrued at the rate necessary to remarket the bonds at a price equal to 100% of the outstanding principal balance. The rate is adjusted weekly and is not to exceed 11.3636%. At December 31, 1994 and 1995 and September 30, 1996, the interest rate was 5.6%, 4.9%, and 3.8%, respectively. In addition, letter of credit fees and financing fees increase the effective rate on the bonds. The bonds may be redeemed at the option of the Partnership in denominations greater than $25,000. Mandatory redemptions are pursuant to a sinking fund redemption schedule which began on April 1, 1989, in the amount of $15,000 increasing annually until April 1, 2017, when the payment equals $140,000. The Partnership is required to fund a principal reserve fund monthly equal to one-twelfth of the mandatory sinking fund redemption. In addition, the Partnership is required to fund an interest reserve fund. All principal and interest payments will be automatically deducted by the trustee. Any deficiencies will be drawn down under the letter of credit.

(b) On October 14, 1992, $2,528,000 of Variable Rate First Mortgage Refunding Revenue Bonds were issued by the Industrial Development Authority of Pulaski County, Virginia. Crestar Bank is the trustee. The outstanding principal balance bears interest at a rate equal to the Wall Street Prime Rate of Interest adjusted upward or downward by a factor that incorporates the maximum marginal federal corporate income tax rate (8.371% 8% and 8% at December 31, 1994 and 1995 and September 30, 1996, respectively). In August 1995, the bonds were refinanced with approximately $2,460,000 of 1995 First Mortgage Refunding Revenue Bonds bearing interest at 8% per annum. The agreement establishes a sinking fund from which principal payments on the bonds will be made. The bonds mature in varying amounts November 1, 1995 through November 1, 2005.

(c) The original $2,600,000 bond issue financing of 1984 was refunded with $2,270,000, 1993 Series Industrial Development Revenue Bonds on December 21, 1993. Crestar Bank is the lender and bond trustee. Interest is accrued at the rate necessary to remarket the bonds at a price equal to 100% of the outstanding principal balance. The rate is adjusted weekly and is not to exceed 15%. At December 31, 1994 and 1995 and September 30, 1996, the interest rate was 5.6%, 4.85%, and 3.8%, respectively. The bonds are subject to mandatory redemption at a redemption price equal to the principal amount thereof plus all unpaid accrued interest thereon, pursuant to the sinking fund installments beginning on November 1, 1994, in the amount of $65,000 increasing annually until November 1, 2009, when the payment equals $300,000. The Partnership is required to fund a principal reserve monthly equal to one- twelfth of the mandatory sinking fund redemption. In addition, the Partnership is required to fund an interest reserve fund. All principal and interest payments will be automatically deducted by the trustee. Any deficiencies will be drawn under the letter of credit described above.

                        Humphrey Hospitality Trust, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 4.  Mortgages and Bonds Payable (Continued)

(d) Interest was adjusted every five years to a rate equal to three hundred twenty-five (325) basis points over the weekly average gross yield on five-year United States Treasury notes for the most recently available month and is subject to a floor of 12.55%, the rate at closing. At December 31, 1994, the interest rate was 12.55%. Principal and interest were payable by the Partnership in monthly installments sufficient to amortize the mortgage over a thirty-year term at the current rate of interest. For the five-year period beginning January 1, 1994, the monthly installments were $20,243. The mortgage was refinanced in January 1995.

(e) The mortgage was financed through a tax-exempt bond issue of Mercer County, West Virginia Industrial Development Revenue Bonds, 1984 Series. Interest was accrued at prime plus 1.5% (10.0% at December 31, 1994). Principal payments, as outlined in the bond document, plus accrued interest were payable monthly through January 1, 2011. The mortgage was refinanced in January 1995.

         Aggregate annual principal payments and payments to bond sinking funds for the five years following December 31, 1995 and September 30, 1996, respectively, and thereafter are as follows:

                                            December                September
                                           31, 1995                 30, 1996
                                           ---------               -----------
                                                                   (Unaudited)

                             1996           $   227              $      -
                             1997               242                     180
                             1998             1,783                     193
                             1999               205                   2,571
                             2000               225                     223
                         Thereafter           5,645                   5,763
                                              -----                   -----

                                             $8,327                  $8,930
                                              =====                   =====

Bond sinking funds and escrows for taxes and insurance in the amount of approximately $69,000, $99,000 and $202,000 are included in other assets at December 31, 1994 and 1995 and September 30, 1996, respectively.

         The Company's outstanding debt at December 31 1995, and September 30, 1996, consists of variable rate bonds and fixed rate bonds and mortgages, the terms of which were modified in 1995. Management believes that the carrying amounts of the Company's mortgages and bonds payable approximate fair value at December 31, 1995 and September 30, 1996.

                        Humphrey Hospitality Trust, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 5.  Obligations Under Capital Leases

         Certain of the hotel properties lease equipment under noncancellable capital leases expiring at various intervals through 1999. The leases provide for bargain purchase options at the end of the respective terms. Future minimum lease payments under the capital leases, together with the present value of the net minimum lease payments are as follows:

                                              December           September
                                              31, 1995            30, 1996
                                              --------          -----------
                                                               (Unaudited)

         Years ended December 31, 1996          $28                  $  -
                                  1997           26                    28
                                  1998           11                    13
                                  1999            1                     4
                                                ---                  ----

                                                 66                    45
         Less amount representing interest       10                     5
                                                ---                  ----

         Present value of net minimum           $56                  $ 40
           lease payments                       ===                  ====

Note 6.  Commitments and Contingencies

         Pursuant to the Humphrey Hospitality Limited Partnership Agreement (the Partnership Agreement), the Humphrey Affiliates and the LLC received Redemption Rights, which will enable them to cause the Partnership to redeem their interests in the Partnership in exchange for shares of Common Stock or for cash at the election of the Company. The Redemption Rights may be exercised by Humphrey Affiliates and the LLC at any time. The number of shares of Common Stock issuable to Humphrey Affiliates and the LLC upon exercise of the Redemption Rights is 623,350, consisting of 527,866 Redemption Rights received by the Humphrey Affiliates in connection with the IPO determined based on the cash value of their interests in the Selling Partnerships divided by the initial offering price of $6 per share and 95,484 Redemption Rights received by the LLC in connection with the acquisition of the Acquisition Hotel. The number of shares issuable upon exercise of the Redemption Rights will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Humphrey Affiliates, the LLC, or the shareholders of the Company.

         The Company acts as the general partner in the Partnership, which acts as a general partner in the Subsidiary Partnership and as such, is liable for all recourse debt of the partnerships to the extent not paid by the partnerships. In the opinion of management, the Company does not anticipate any losses as a result of its general partner obligations.

                        Humphrey Hospitality Trust, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 6.  Commitments and Contingencies (Continued)

         The Company has entered into percentage leases relating to each of the Hotels with the Lessee, for a term of 10 years, with a five-year renewal option at the option of the Lessee. Pursuant to the terms of the percentage leases, the Lessee is required to pay both base rent and percentage rent and certain other additional charges and is entitled to all profits from the operations of the Hotels after the payment of certain specified operating expenses. Also pursuant to the terms of the percentage leases, the Company is required to make available to the Lessee an amount equal to 4% of room revenue on a quarterly cumulative basis for capital improvements and refurbishments. The Company has future lease commitments from the Lessee through November 2004. Minimum future rental income under these noncancellable operating leases at December 31, 1995 are as follows:

                  Year                                  (in thousands)

                  1996                                     $ 1,678
                  1997                                       1,678
                  1998                                       1,678
                  1999                                       1,679
                  2000                                       1,679
                  Thereafter                                 6,657
                                                           -------
                                                           $15,049
                                                           =======

         The Company earned base rents of $140,404, $1,608,976 and $1,258,761 and percentage rents of $132,413, $2,141,480 and $1,682,982 for the period from November 29, 1994 (inception of operations) through December 31, 1994, the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. As of December 31, 1994 and 1995 and September 30, 1996 approximately $143,404, $1,024,848, and $781,170, respectively, of lease revenue was due from the Lessee. The percentage rents are based on a percentage of gross room and other revenue.

         The Company has executed an Amended Development Agreement with Humphrey Development, Inc., an affiliate of Mr. Humphrey. The Agreement provides for the development of a 64-unit Comfort Suites hotel in Dover, Delaware (the New Development) for a fixed price of $2,795,910. Humphrey Development, Inc. will pay any development costs in excess of $2,795,910 in exchange for a right to purchase the New Development from the Company on the sixth anniversary of its commencement of operations for $2,795,910. As of September 30, 1996, $660,213 has been incurred.

                        Humphrey Hospitality Trust, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 6.  Commitments and Contingencies (Continued)

         On January 1, 1996, the Company executed an agreement with the Lessee to provide accounting and securities reporting services for the Company. The initial terms of the agreement provided for a fixed fee of $80,000 per year. As of September 30, 1996, the Company has paid $60,000 under the terms of the Agreement. On October 1, 1996, the Company amended the Agreement reducing the initial annual fee to $30,000 per year, with an increase of $10,000 per year (prorated from the time of acquisition) for each hotel added to the Company's portfolio (excluding the New Development). Under the terms of the amended Agreement, the service fee cannot exceed $100,000 in any year.

         The hotel properties are operated under franchise agreements assumed by the Lessee that generally have lives of fifteen years or more. The agreements require annual payments for franchise royalties, reservation, and advertising services which are based upon percentages of gross room revenue. These fees are paid by the Lessee.

Note 7.  Pro Forma Financial Information (Unaudited)

         Unaudited pro forma condensed statements of operations of the Company are presented as if the acquisition of the Hotels had occurred on January 1, 1994. These unaudited pro forma condensed statements of operations are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of January 1, 1994, nor do they purport to represent the results of operations for future periods.

                                                                  Pro Forma
                                                                (in thousands)
                                                               ----------------
                                                                1994     1995
                                                                ----     ----
    Operating data
        Revenue
           Lease revenue                                        $3,824   $3,901
           Other revenue                                             -       21
                                                                 -----    -----

                      Total revenue                              3,824    3,922
                                                                 -----    -----

        Expense
           Real estate taxes and casualty insurance                182      174
           Depreciation and amortization                           543      704
           Interest expense                                        764      710
           General and administrative                              224      268
           Minority interest                                       445      436
                                                                 -----    -----

                 Total expense                                   2,158    2,292
                                                                 -----    -----

                 Net income applicable to common shareholders   $1,666   $1,630
                                                                 =====    =====

                        HUMPHREY HOSPITALITY TRUST, INC.

            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 1994
                                 (in thousands)



                                                                Cost Capitalized              Gross Amounts at
                                                                  Subsequent to               Which Carried at
                                          Initial Cost             Acquisition                Close of Period
                                       --------------------    --------------------    ------------------------------
                                                 Buildings               Buildings               Buildings
                                                   and                      and                    and
Description            Encumbrances     Land   Improvements     Land    Improvements    Land    Improvements    Total
-----------            ------------    ------  ------------    ------   ------------   ------   ------------   -------
Comfort Inn Hotel
Morgantown, West
   Virginia              $ 2,350       $  277     $ 2,574      $   -        $ -        $  277      $ 2,574     $ 2,851

Comfort Inn Hotel
Dublin, Virginia           2,460          118       2,611          -          -           118        2,611       2,729

Best Western Hotel
Wytheville, Virginia       1,940          137       1,737          -          -           137        1,737       1,874

Solomons Beacon Inn
Solomons Island,
   Maryland                2,778        1,354       2,012          -          -         1,354        2,012       3,366

Comfort Inn Hotel
Elizabethton,
   Tennessee                 809          156       1,040          -          -           156        1,040       1,196

Comfort Inn Hotel
Farmville, Virginia          748          148       1,202          -          -           148        1,202       1,350

Comfort Inn Hotel
Dahlgren, Virginia         1,833          205       1,545          -          -           205        1,545       1,750

Comfort Inn Hotel
Princeton, West
   Virginia                  825          363       1,600          -          -           363        1,600       1,963
                          ------        -----      ------       -----        ---        -----       ------      ------

                         $13,743       $2,758     $14,321      $   -        $ -        $2,758      $14,321     $17,079
                          ======        =====      ======       =====        ===        =====       ======      ======

                                  (continued)

                        HUMPHREY HOSPITALITY TRUST, INC.

                               December 31, 1994
                                 (in thousands)





                          Accumulated        Net                       Life Upon Which
                            Deprecia-     Book Value                   Depreciation in
                           tion Build-      Build-                      Latest Income
                            ings and       ings and        Date of       Statement is
Description               Improvements   Improvements    Acquisition       Computed
-----------               ------------   ------------    -----------   ---------------
Comfort Inn Hotel
Morgantown, West
   Virginia                   $ 5          $ 2,846         11/29/94           (d)

Comfort Inn Hotel
Dublin, Virginia                5            2,724         11/29/94           (d)

Best Western Hotel
Wytheville, Virginia            7            1,867         11/29/94           (d)

Solomons Beacon Inn
Solomons Island,
   Maryland                     4            3,362         11/29/94           (d)

Comfort Inn Hotel
Elizabethton,
   Tennessee                    2            1,194         11/29/94           (d)

Comfort Inn Hotel
Farmville, Virginia             3            1,347         11/29/94           (d)

Comfort Inn Hotel
Dahlgren, Virginia              3            1,747         11/29/94           (d)

Comfort Inn Hotel
Princeton, West
   Virginia                     3            1,960         11/29/94           (d)
                               --           ------

                              $32          $17,047
                               ==           ======

                                  (continued)

                        HUMPHREY HOSPITALITY TRUST, INC.

                               December 31, 1995
                                 (in thousands)



                                                                  Cost Capitalized             Gross Amounts at
                                                                  Subsequent to                Which Carried at
                                          Initial Cost             Acquisition                 Close of Period
                                       --------------------    --------------------    ------------------------------
                                                 Buildings               Buildings               Buildings
                                                   and                      and                    and
Description            Encumbrances     Land   Improvements     Land    Improvements    Land    Improvements    Total
-----------            ------------    ------  ------------    ------   ------------   ------   ------------   -------
Comfort Inn Hotel
Morgantown, West
   Virginia             $2,315         $  277     $ 2,574      $   -         $21       $  277      $ 2,595     $ 2,872

Comfort Inn Hotel
Dublin, Virginia         2,420            118       2,611          -           4          118        2,615       2,733

Best Western Hotel
Wytheville, Virginia     1,870            137       1,737          -           3          137        1,740       1,877

Solomons Beacon Inn
Solomons Island,
   Maryland                 (e)         1,354       2,012          -          29        1,354        2,041       3,395

Comfort Inn Hotel
Elizabethton,
   Tennessee                (e)           156       1,040          -          28          156        1,068       1,224

Comfort Inn Hotel
Farmville, Virginia         (e)           148       1,201          -          -           148        1,201       1,349

Comfort Inn Hotel
Dahlgren, Virginia          (e)           205       1,546          -           3          205        1,549       1,754

Comfort Inn Hotel
Princeton, West
   Virginia                 (e)           363       1,600          -          -           363        1,600       1,963

Days Inn Hotel
Farmville, Virginia         -             290       1,389          -          11          290        1,400       1,690
                         -----          -----      ------       -----         --        -----       ------      ------

                        $8,327   (e)   $3,048     $15,710      $   -         $99       $3,048      $15,809     $18,857
                         =====          =====      ======       =====         ==        =====       ======      ======


                        HUMPHREY HOSPITALITY TRUST, INC.

                               December 31, 1995
                                 (in thousands)





                          Accumulated        Net                      Life Upon Which
                          Deprecia-       Book Value                  Depreciation in
                          tion Build-       Build-                     Latest Income
                           ings and       ings and        Date of      Statement is
Description              Improvements   Improvements    Acquisition      Computed
-----------              ------------   ------------    -----------    -----------
Comfort Inn Hotel
Morgantown, West
   Virginia                  $ 70         $ 2,846           1994             (d)

Comfort Inn Hotel
Dublin, Virginia               71           2,724           1994             (d)

Best Western Hotel
Wytheville, Virginia           47           1,870           1994             (d)

Solomons Beacon Inn
Solomons Island,
   Maryland                    56           3,362           1994             (d)

Comfort Inn Hotel
Elizabethton,
   Tennessee                   28           1,194           1994             (d)

Comfort Inn Hotel
Farmville, Virginia            33           1,346           1994             (d)

Comfort Inn Hotel
Dahlgren, Virginia             42           1,748           1994             (d)

Comfort Inn Hotel
Princeton, West
   Virginia                    43           1,960           1994             (d)

Days Inn Hotel
Farmville, Virginia            16           1,674           1995             (d)
                              ---          ------

                             $406         $18,724
                              ===          ======


                             See notes to schedules

                        HUMPHREY HOSPITALITY TRUST, INC.

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 (in thousands)



(a)      Reconciliation of real estate:

         Balance at August 23, 1994                                  $      -

         Additions during period
             Building and improvements                                 14,321
                                                                       ------

         Balance at December 31, 1994                                  14,321

         Additions during period
             Building and improvements                                  1,488
                                                                        -----

         Balance at December 31, 1995                                $ 15,809
                                                                       ======

(b)      Reconciliation of accumulated depreciation:

         Balance at beginning of year                                $      -

         Depreciation for the period ended December 31, 1994               29
                                                                      -------

         Balance at December 31, 1994                                      29

         Depreciation for the period ended December 31, 1995              377
                                                                      -------

         Balance at December 31, 1995                                $    406
                                                                      =======

(c) The aggregate cost of land, buildings and furniture and equipment for federal income tax purposes is approximately $24,117.

(d)      Depreciation is computed based upon the following useful lives:

                  Buildings and improvements                           40 years
                  Furniture and equipment                            5-12 years

(e) The Company has a mortgage payable with a bank which is collateralized by five of the Hotels. The outstanding balance at December 31, 1995 was $1,722.

                     HUMPHREY HOSPITALITY MANAGEMENT, INC.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                          Year ended December 31, 1994
                           (Unaudited, in thousands)


         This unaudited Pro Forma Condensed Statement of Operations of Humphrey Hospitality Management, Inc. is presented as if the consummation of the IPO and the acquisition and operation of the Initial Hotels by the Company and the Lessee, respectively, had occurred and/or commenced on January 1, 1994. It should be read in conjunction with the consolidated financial statements of Humphrey Hospitality Management, Inc. and the Combined Selling Partnerships - Initial Hotels at pages F-38 through F-63. In management's opinion, all adjust ments necessary to reflect the effects of the above transactions have been made.

         This unaudited Pro Forma Condensed Statement of Operations is not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of January 1, 1994, nor does it purport to represent the results of operations for future periods.



                                                 Initial Hotels      The Lessee
                                                    January           November
                                                    1, 1994           29, 1994
                                                       to               to
                                                    November          December                       Pro Forma
                                                    28, 1994          31, 1994      Adjustments        1994
                                                  -----------     ------------     ------------      ---------
         Revenue                                       $7,298           $497          $  (109) (A)     $7,686
                                                        -----            ---           ------           -----

         Expenses
             Hotel operating costs                      2,074            154                -           2,228
             General and administrative                   360             32             (151) (B)        241
             Advertising and promotion                    234             18                -             252
             Utilities                                    548             43                -             591
             Repairs and maintenance                      249             15                -             264
             Real estate and personal prop-
                erty taxes and insurance                  227              9             (217) (C)         19
             Franchise fees                               379             28                -             407
             Management fees                              419             15             (204) (D)        230
             Other                                         23              -              (20) (E)          3
             Percentage lease payment                       -              -            3,560  (F)      3,560
                                                        -----            ---           ------           -----

                Total expenses                          4,513            314            2,968           7,795
                                                        -----            ---           ------           -----

                Lessee operating income                $2,785           $183          $(2,859)        $  (109)
                                                        =====            ===           ======          ======

--------------
(A) Represents the elimination of nonrecurring revenue due to the forgiveness of certain debts to affiliates during 1994.

(B) Represents the elimination of nonrecurring write-off of receivables from affiliates and costs incurred in connection with the sale of the Initial Hotels.

(C) Reflects the elimination of real estate and personal property taxes and certain types of insurance to be paid by the Partnership.

(D) Represents the reduction of management and accounting fees to reflect the current management fees at 3% of total revenue.

(E) Represents the reduction of nonrecurring legal costs associated with the sale of the Initial Hotels.

(F)      Represents the percentage lease payments.

                          INDEPENDENT AUDITORS' REPORT



To the Shareholder
Humphrey Hospitality Management, Inc.

         We have audited the accompanying balance sheets of Humphrey Hospitality Management, Inc. as of December 31, 1994 and 1995, and the related statements of operations, shareholder's equity (deficit), and cash flows for the period August 18, 1994 (date of incorporation) through December 31, 1994 and year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Humphrey Hospitality Management, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the period August 18, 1994 (date of incorporation) through December 31, 1994 and year ended December 31, 1995, in conformity with generally accepted accounting principles.






                                                     REZNICK FEDDER & SILVERMAN


Baltimore, Maryland
March 1, 1996

                     Humphrey Hospitality Management, Inc.

                                 BALANCE SHEETS

         December 31, 1994 and 1995 and September 30, 1996 (Unaudited)


                                        December 31,
                                    1994          1995       September 30, 1996
                                  --------     -----------   ------------------
                                                                 (Unaudited)

                            ASSETS

CURRENT ASSETS
    Cash and cash equivalents     $197,598      $1,253,229        $   957,070
    Accounts receivable             87,556          78,585            145,699
    Prepaid expenses                17,608          17,976             57,197
                                  --------      ----------        -----------

           Total current assets   $302,762      $1,349,790        $ 1,159,966
                                   =======       =========          =========

                 LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
    Accounts payable                      $140,457   $   170,455   $    134,893
    Prepaid slip rentals - Marina           48,596        38,065         57,463
    Due to affiliates                      203,307     1,092,473        788,959
                                           -------     ---------    -----------

           Total current liabilities       392,360     1,300,993        981,315
                                           -------     ---------    -----------

COMMITMENTS                                      -             -              -

SHAREHOLDER'S EQUITY (DEFICIT)
    Common stock, $.01 par value, 1,000
        shares authorized, 100 shares
        issued and outstanding                   1             1              1
    Retained earnings (deficit)            (89,599)       48,796        178,650
                                           --------     --------     ----------

           Total shareholder's equity
                  (deficit)                (89,598)       48,797        178,651
                                           --------     ----------   ----------

           Total liabilities and
                  shareholder's equity    $302,762    $1,349,790     $1,159,966
                                           =======     =========      =========


                       See notes to financial statements

                     Humphrey Hospitality Management, Inc.

                            STATEMENTS OF OPERATIONS

                    For the period August 18, 1994 (date of
                 incorporation) through December 31, 1994, the
                          year ended December 31, 1995
            and the nine months ended September 30, 1996 (Unaudited)


                                     August 18, 1994                         Nine
                                        through          December         months ended
                                    December 31, 1994    31, 1995     September 30, 1996
                                    -----------------   -----------  ------------------
                                                                        (Unaudited)
Revenue from hotel operations
   Room revenue                        $459,353          $7,499,245      $6,157,769
   Telephone revenue                     12,612             168,385         135,374
   Slip revenue                          18,412             262,113         191,558
   Other revenue                          6,472             104,137         151,608
   Interest revenue                           -              20,972          17,835
                                        -------           ---------     -----------

                  Total revenue         496,849           8,054,852       6,654,144
                                        -------           ---------       ---------

Expenses
   Salaries and wages                   119,556           1,737,805       1,573,438
   Room expense                          31,614             407,335         323,041
   Telephone                             11,436             145,777         124,491
   Marina expense                         3,235              33,822          30,153
   General and administrative            31,899             299,591         318,334
   Marketing and promotion               17,425             240,438         186,927
   Utilities                             31,986             390,894         325,609
   Repairs and maintenance               14,516             150,932         178,099
   Taxes and insurance                    9,098             130,544         107,406
   Management fees                       14,904             241,010               -
   Franchise fees                        27,962             387,853         313,799
   Lease payments                       272,817           3,750,456       2,941,743
                                        -------           ---------       ---------

                  Total expenses        586,448           7,916,457       6,423,040
                                        -------           ---------       ---------

                  NET INCOME (LOSS)   $ (89,599)        $   138,395      $  231,104
                                       ========          ==========       =========


                       See notes to financial statements

                     Humphrey Hospitality Management, Inc.

                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)

         For the period August 18, 1994 (date of incorporation) through
              December 31, 1994, the year ended December 31, 1995
            and the nine months ended September 30, 1996 (Unaudited)






                                   Common Stock         Retained
                              ----------------------    Earnings
                              Shares      Dollars    (Deficit)         Total
                              ------      -------    ---------         -----
Issuance of common stock       100         $ 1      $       -       $       1

Net loss                         -           -        (89,599)        (89,599)
                              ------        ---       -------       ---------

Balance, December 31, 1994     100           1        (89,599)        (89,598)

Net income                       -           -        138,395         138,395
                              ------        ---       --------        -------

Balance, December 31, 1995     100           1         48,796          48,797

Net Income                       -           -        231,104         231,104

Distributions                    -           -       (101,250)       (101,250)
                              ------        ---       --------        -------

Balance, September 30, 1996
    (Unaudited)                100         $ 1      $ 178,650       $ 178,651
                              =====        ====       ========        =======

                       See notes to financial statements

                     Humphrey Hospitality Management, Inc.

                            STATEMENTS OF CASH FLOWS

         For the period August 18, 1994 (date of incorporation) through
              December 31, 1994, the year ended December 31, 1995
            and the nine months ended September 30, 1996 (Unaudited)



                                                                         August 18, 1994                              Nine
                                                                            through             December           months ended
                                                                        December 31, 1994       31, 1995         September 30, 1996
                                                                        -----------------    --------------      ------------------
                                                                                                                    (Unaudited)
Cash flows from operating activities
    Net (loss) income                                                        $(89,599)          $  138,395          $   231,104
    Adjustments to reconcile net (loss) income to net cash
    provided by operating  activities
      Changes in assets and liabilities
         (Increase) decrease in accounts receivable                           (87,556)               8,971              (67,114)
         (Increase) decrease in prepaid expenses                              (17,608)                (368)             (39,221)
         Increase (decrease)  in accounts payable                             140,457               29,998              (35,562)
         Increase (decrease) in prepaid slip rentals - Marina                  48,596              (10,531)              19,398
         Increase (decrease) in due to affiliates                             203,307              889,166             (303,514)
                                                                              -------            ---------           -----------

                  Net cash provided by operating  activities                  197,597            1,055,631             (194,909)
                                                                              -------            ---------           -----------

Cash flows from financing activities
    Issuance of common stock                                                        1                  -                    -
    Distributions                                                                 -                    -               (101,250)
                                                                              -------            ---------           ----------

                  Net cash provided by (used in) financing activities               1                  -               (101,250)
                                                                              -------            ---------           -----------

                  NET INCREASE (DECREASE) IN CASH AND
                      CASH EQUIVALENTS                                        197,598            1,055,631             (296,159)

Cash and cash equivalents, beginning of year                                      -                197,598            1,253,229
                                                                              -------            ---------            ---------

Cash and cash equivalents, end of year                                       $197,598           $1,253,229          $   957,070
                                                                              =======            =========           ==========


                       See notes to financial statements

                     Humphrey Hospitality Management, Inc.

                         NOTES TO FINANCIAL STATEMENTS

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 1.  Organization and Summary of Significant Accounting Policies

         Humphrey Hospitality Management, Inc. (the Lessee) was incorporated under the laws of the State of Maryland on August 18, 1994 to lease and operate seven existing hotel properties (the Initial Partnership Hotels) from Humphrey Hospitality Limited Partnership (the Partnership), one hotel property from Solomons Beacon Inn Limited Partnership (the Subsidiary Partnership) (together with the Initial Partnership Hotels, the Initial Hotels), and the Days Inn Hotel (the Acquisition Hotel) (together with the Initial Hotels, the Hotels) which was acquired by the Partnership on July 21, 1995. James I. Humphrey, Jr. is the sole shareholder of the Lessee. The Lessee began operations on November 29, 1994. Prior to November 29, 1994, the Initial Hotels were operated by Humphrey Hotels, Inc. From November 1, 1994, the Acquisition Hotel was operated by Humphrey Hotels, Inc., and was owned and operated by an unaffiliated party prior to November 1994.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

         The Lessee considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Income Taxes

         The Lessee has elected to be treated as an S Corporation for federal and state income tax purposes. Therefore, no provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the stockholder individually.

Cash and Cash Equivalents

         Cash and cash equivalents consist of cash and a repurchase agreement with a bank with an original maturity of three months or less when acquired, carried at cost, which approximates fair value.

                     Humphrey Hospitality Management, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 1.  Organization and Summary of Significant Accounting Policies (Continued)

Concentration of Credit Risk

         The Company places cash deposits with major banks. At December 31, 1995, and September 30, 1996, the balances reported by one bank exceeded the federal depository insurance limits by $1,008,772 and $695,424, respectively. Management believes that no significant concentration of credit risk exists with respect to these cash balances.

Note 2.  Related Party Transactions

Management Fees and Payroll Reimbursements

         The Lessee had entered into separate management agreements, relating to each of the Initial Hotels, with Humphrey Hotels, Inc. (the Operator), an affiliate. Pursuant to the management agreements, a fee equal to 3% of total revenue is payable to Humphrey Hotels, Inc. and is subordinate in all respects to the Lessee's obligations under the percentage leases. For the period August 18, 1994 through December 31, 1994 and the year ended December 31, 1995, management fees of $14,904 and $241,010, respectively, have been accrued and charged to operations.

         The Operator provided all site employees for the Lessee and was reimbursed for the salaries and related costs. During the period from August 18, 1994 through December 31, 1994 and the year ended December 31, 1995, the Lessee incurred charges of $119,556 and $1,737,805, respectively, for such payroll reimbursements.

         As of December 31, 1994 and 1995, the amount due the Operator for management fees and payroll reimbursements was $59,903 and $67,625, respectively, which are included in due to affiliates on the balance sheet.

         On February 9, 1996, the Lessee announced the termination of its operating agreements with the Operator effective January 1, 1996. The Lessee immediately began operating all of the hotels that it leases from the Partnership. All personnel from the Operator were hired in identical capacities by the Lessee. The Lessee intends to operate the hotels throughout the lease term.

                     Humphrey Hospitality Management, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 2.  Related Party Transactions (Continued)

Percentage Lease Payment

         The Lessee has entered into percentage leases, each with a term of 10 years, relating to each of the Hotels with the Partnership and the Subsidiary Partnership (the Lessors). Pursuant to the terms of the percentage leases, the Lessee is required to pay both base rent and percentage rent and certain other additional charges. The Lessee has future lease commitments through July 2005. Minimum future lease payments due under these noncancellable operating leases as of December 31, 1995 are as follows:

                  Year                                         Amount

                  1996                                      $ 1,678,334
                  1997                                        1,678,334
                  1998                                        1,678,334
                  1999                                        1,678,334
                  2000                                        1,678,334
                  Thereafter                                  6,657,059
                                                            -----------
                                                            $15,048,729
                                                             ==========

         The Lessee has incurred base rents of $140,404, $1,608,976 and $1,258,761 and percentage rents of $132,413, $2,141,480 and $1,682,982 for the period from November 29, 1994 through December 31, 1994, the year ending December 31, 1995, and September 30, 1996 respectively. As of December 31, 1994 and 1995 and September 30, 1996, the amount due Humphrey Hospitality Limited Partnership and Solomons Beacon Inn Limited Partnership for lease payments was $143,404, $1,024,848, and $781,170, respectively, and is included in due to affiliates on the balance sheet.

Services Agreement

         On January 1, 1996, the Lessee executed an Agreement with Humphrey Hospitality Trust, Inc., to provide accounting and securities reporting services. The initial terms of the Agreement provided for a fixed fee of $80,000 per year. As of September 30, 1996, the Lessee has received $60,000 under the terms of the Agreement. On October 1, 1996, the Agreement was amended reducing the initial annual fee to $30,000 per year with an increase of $10,000 per year (prorated from the time of acquisition) for each hotel acquired by Humphrey Hospitality Trust, Inc. Under the terms of the amendment, the service fee cannot exceed $100,000 in any year.

                     Humphrey Hospitality Management, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 3.  Commitments

Franchise Agreements

         The Lessee assumed the rights and obligations under the terms of existing franchise agreements relating to the Hotels upon acquisition of the hotels by the Partnership and the Subsidiary Partnership. The franchise licenses generally specify certain management, operational, accounting, reporting and marketing standards and procedures with which the franchisee must comply and provide for annual franchise fees based upon percentages of gross room revenue. During the period from August 18, 1994 through December 31, 1994, the year ended December 31, 1995 and September 30, 1996, $27,962, $387,854 and $313,799 of
franchise fees were paid, respectively.

Restaurant Leases

         Three of the eight Hotels have executed lease agreements for the hotel's restaurant facilities with varying expiration dates, including renewal periods, through December 1, 2023. Monthly rent is payable during the terms of the leases on a monthly basis in accordance with the terms of the respective agreements.

Note 4.  Economic Dependency

         The Lessee receives the majority of its income from related hotel entities. The related hotels are located in the Mid-Atlantic region of the United States.

Note 5.  Pro Forma Financial Information (Unaudited)

         The following pro forma condensed statements of operations of the Lessee are presented as if the operation of the hotel properties had commenced on January 1, 1994. These unaudited pro forma condensed statement of operations are not necessarily indicative of what actual results of operations of the Lessee would have been assuming such operations had commenced as of January 1, 1994, nor does it purport to represent the results of operations for future periods.

                     Humphrey Hospitality Management, Inc.

                  December 31, 1994 and 1995 and September 30,
               1996 (Amounts and disclosures as of September 30,
             1996 and for the nine months then ended are unaudited)



Note 5.  Pro Forma Financial Information (Unaudited) (Continued)

                                                              (in thousands)
                                                           --------------------
                                                           1994            1995
                                                           ----            ----

      Revenue                                             $8,218          $8,386
                                                           -----           -----

      Expenses
         Hotel operating costs                             2,443           2,428
         General and administrative                          272             282
         Advertising and promotion                           259             247
         Utilities                                           535             409
         Repairs and maintenance                             292             163
         Real estate and personal property taxes and
             insurance                                       138             137
         Franchise fees                                      383             411
         Management fees                                     247             251
         Other                                                14              -
         Percentage lease payment                          3,824           3,901
                                                           -----           -----

             Total expenses                                8,407           8,229
                                                           -----           -----

             Lessee operating income (loss)              $  (189)        $   157
                                                          ======          ======

                          INDEPENDENT AUDITORS' REPORT



To the Shareholders and Board of Directors
Humphrey Hospitality Trust, Inc.

         We have audited the accompanying combined balance sheets of the Combined Selling Partnerships Initial Hotels as of December 31, 1992 and 1993, and November 28, 1994, and the related combined statements of operations, partners' deficit, and cash flows for each of the three years in the period ended December 31, 1993 and the period from January 1, 1994 to November 28, 1994. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Combined Selling Partnerships - Initial Hotels as of December 31, 1992 and 1993, and November 28, 1994, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1993 and the period from January 1, 1994 to November 28, 1994, in conformity with generally accepted accounting principles.





                                                    REZNICK FEDDER & SILVERMAN


Baltimore, Maryland
March 18, 1996

                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

                            COMBINED BALANCE SHEETS
                                 (in thousands)

                December 31, 1992 and 1993 and November 28, 1994



                                                                 December 31,
                                                              -------------------          November
                                                              1992           1993          28, 1994
                                                              ----           ----          --------
                                     ASSETS
Investment in hotel properties
    Land                                                    $  2,401       $  2,401        $  2,401
    Buildings and improvements                                12,527         12,565          12,561
    Furniture and equipment                                    2,131          2,454           2,844
    Equipment under capital lease                                377            122              60
                                                              ------         ------         -------

                                                              17,436         17,542          17,866
    Less accumulated depreciation                              5,209          5,829           6,356
                                                              ------         ------          ------

    Net investment in hotel properties                        12,227         11,713          11,510

Cash                                                             637            825           1,165
Accounts receivable                                               96            101             136
Bond sinking funds and escrows                                   222            167             204
Inventories                                                       13              4            -
Deferred expenses, net                                           465            382             399
Prepaid expenses and other assets                                 62             50              84
Due from affiliates                                               32             24              42
                                                              ------         ------          ------

                                                             $13,754        $13,266         $13,540
                                                              ======         ======          ======

                       LIABILITIES AND PARTNERS' DEFICIT

Mortgage notes and bonds payable                             $15,268        $14,804         $14,305
Obligations under capital leases                                  51             45              53
Accounts payable                                                 172            253             336
Accrued expenses and other liabilities                           347            304             303
Due to affiliates                                                                34              34
Advances from partners                                         1,123          1,163           1,374
                                                              ------         ------          ------

                                                              16,995         16,603          16,405

Commitments                                                      -              -              -


Partners' deficit                                             (3,241)        (3,337)         (2,865)
                                                              ------         ------          ------

                                                             $13,754        $13,266         $13,540
                                                              ======         ======          ======


                   See notes to combined financial statements

                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

                       COMBINED STATEMENTS OF OPERATIONS
                                 (in thousands)

          Years ended December 31, 1991, 1992, and 1993 and the period from January 1, 1994 through November 28, 1994



                                                                       1991         1992        1993         1994
                                                                      ------       ------      ------       ------
Revenue from hotel operations
    Room revenue                                                      $6,272       $6,295      $6,627       $6,583
    Marina rental revenue                                                338          312         306          209
    Telephone revenue                                                    121          157         191          177
    Restaurant revenue                                                   270          150         113           77
    Other revenue                                                        135          123          94          252
                                                                       -----        -----       -----        -----

                  Total revenue                                        7,136        7,037       7,331        7,298
                                                                       -----        -----       -----        -----

Expenses
    Salaries and wages                                                 1,744        1,730       1,768        1,733
    Hotel operating expenses                                             571          554         470          341
    General and administrative                                           297          254         266          360
    Marketing and promotion                                              289          261         222          234
    Utilities                                                            512          546         525          548
    Repairs and maintenance                                              226          118         337          249
    Real estate, personal property taxes, and insurance                  276          275         263          227
    Interest expense                                                   1,636        1,351       1,272        1,062
    Franchise fees                                                       320          314         351          379
    Management and accounting fees                                       347          346         386          419
    Depreciation and amortization                                        816          743         776          690
    Other                                                                  2           11          15           23
                                                                      ------       ------      ------        -----

                  Total expenses                                       7,036        6,503       6,651        6,265
                                                                      ------       ------      ------        -----

                  NET INCOME                                         $   100      $   534     $   680       $1,033
                                                                      ======       ======      ======        =====


                   See notes to combined financial statements

                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

                    COMBINED STATEMENTS OF PARTNERS' DEFICIT
                                 (in thousands)

          Years ended December 31, 1991, 1992, and 1993 and the period from January 1, 1994 through November 28, 1994







Balance, December 31, 1990                                          $(3,304)
    Net income                                                          100
    Capital contributions                                                56
    Cash distributions                                                 (347)
                                                                     ------

Balance, December 31, 1991                                           (3,495)
    Net income                                                          534
    Capital contributions                                               105
    Cash distributions                                                 (385)
                                                                     ------

Balance, December 31, 1992                                           (3,241)
    Net income                                                          680
    Capital contributions                                                89
    Cash distributions                                                 (865)
                                                                     ------

Balance, December 31, 1993                                           (3,337)
    Net income                                                        1,033
    Capital contributions                                                69
    Cash distributions                                                 (630)
                                                                     ------

Balance, November 28, 1994                                          $(2,865)
                                                                     ======


                   See notes to combined financial statements

                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

          Years ended December 31, 1991, 1992, and 1993 and the period from January 1, 1994 through November 28, 1994


                                                                                         1991        1992        1993       1994
                                                                                       --------    --------    --------    ------
Cash flows from operating activities
    Net income                                                                          $  100     $   534     $   680      $1,033
    Adjustments to reconcile net income to net cash provided by operating activities
        Depreciation and amortization expense                                              816         743         776         690
        Gain (loss) on sale of assets                                                      -           -           -           (40)
        Changes in assets and liabilities
           Decrease (increase) in accounts receivable                                       42          26          (5)        (35)
           Interest earned on bond sinking fund                                             (1)         (6)         (7)         (2)
           Decrease (increase) in inventories, prepaid expenses and other
               assets                                                                       49          (5)         21         (30)
           (Decrease) increase in accounts payable, accrued expenses and
               other liabilities                                                          (237)         27          38          82
                                                                                         -----      ------      ------       -----

             Net cash provided by operating activities                                     769       1,319       1,503       1,698
                                                                                         -----      ------      ------       -----

Cash flows from investing activities
    Improvements and additions to hotel properties                                         (48)       (151)       (113)       (367)
    Deposits to bond sinking funds                                                        (396)       (421)       (386)       (322)
    Disbursements from bond sinking funds and escrows                                      422         376         448         287
    Advances to/from affiliates                                                           (523)         (1)          8         (18)
    Repayment of advances to affiliates                                                    -            65           3          -
    Proceeds from sale of assets                                                           -            -          -            47
                                                                                         -----      ------      ------       -----

             Net cash used in investing activities                                        (545)       (132)        (40)       (373)
                                                                                         -----      ------      ------       -----

Cash flows from financing activities
    Proceeds from mortgage notes and bonds payable                                         400       2,528         -          -
    Principal payments on mortgage notes and bonds payable                                (309)     (3,037)       (464)       (499)
    Principal payments on capital lease obligations                                        (93)        (72)        (27)        (15)
    Increase in deferred costs                                                              (9)        (17)        (48)       (121)
    Advances from partners                                                                 208         186         131         246
    Repayments of advances from partners                                                   (19)        (87)        (91)        (35)
    Capital contributions                                                                   56         105          89          69
    Distributions paid                                                                    (347)       (385)       (865)       (630)
                                                                                         -----      ------      ------       -----

             Net cash used in financing activities                                        (113)       (779)     (1,275)       (985)
                                                                                         -----      ------      ------       -----

             NET INCREASE IN CASH                                                          111         408         188         340

Cash, beginning of period                                                                  118         229         637         825
                                                                                         -----      ------      ------       -----

Cash, end of period                                                                     $  229     $   637     $   825      $1,165
                                                                                         =====      ======      ======       =====

Supplemental disclosures of cash flow information
    Cash paid during the period for interest                                            $1,500     $ 1,333     $ 1,287      $1,050
                                                                                         =====      ======      ======       =====

Supplemental schedule of non-cash investing and financing activities
    Acquisition of equipment by incurring a  capital lease obligation                   $   -      $    11     $    21      $   23
                                                                                         =====      ======      ======       =====

                   See notes to combined financial statements

                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Dollars in thousands)

                December 31, 1992 and 1993 and November 28, 1994




Note 1.  Organization, Proposed Initial Public Offering and Basis of
Presentation

Organization

         Humphrey Hospitality Trust, Inc. (the Company) was established to own initially seven existing hotels directly (the Partnerships) and a 99% general partnership interest in Solomons Beacon Inn Limited Partnership (the Subsidiary Partnership), which owns the remaining hotel (collectively the Initial Hotels) and to continue the hotel acquisition and operating strategies of James I. Humphrey, Jr., Chairman of the Board of Directors and President of the Company, and Humphrey Hotels, Inc. (Humphrey Hotels). The Company qualifies as a real estate investment trust (REIT) under the Internal Revenue Code of 1986, as amended, (the Code). The Initial Hotels include seven Comfort Inn hotels and one Best Western hotel with an aggregate of 557 rooms and are located in Maryland (one hotel), Tennessee (one hotel), Virginia (four hotels), and West Virginia (two hotels). Upon completion of the Formation Transactions, the Company will own a 71.46% interest in Humphrey Hospital ity Limited Partnership, a Virginia limited partnership (the Partnership). The Company will be the sole general partner of the Partnership. The Partnership will own an equity interest in and lease each Initial Hotel to Humphrey Hospitality Management, Inc. (Lessee) under a Percentage Lease which provides for rent equal to the sum of (i) fixed base rent, plus (ii) percentage rent based on the room revenue from the hotel.

         As of November 28, 1994, the Selling Partnerships were owned as follows:


                                                                               Partnership Interest
                                                                               --------------------
                                                                       General                      Limited
                                                                       -------                      -------
                                                               Humphrey       Third-         Humphrey       Third-
         Selling Partnerships                                Affiliates       Party        Affiliates       Party
         --------------------                                ----------       -----        ----------       -----
Morgantown Lodging Associates Limited
      Partnership                                               1.0%             -%           21.60%         77.40%
Dublin Lodging Associates Limited Partnership                   1.0              -            28.80          70.20
Wytheville Motor Inn Limited Partnership                        2.0              -            55.42          42.58
Solomons Beacon Inn Limited Partnership                         1.0              -            33.60          65.40
Elizabethton Lodging Associates Limited Partnership             1.0              -            62.25          36.75
Farmville Motor Inn Limited Partnership                         1.0              -            31.25          67.75
Dahlgren Lodging Associates Limited Partnership                 1.0              -            37.50          61.50
Princeton Inn Limited Partnership                               2.0              -            33.20          64.80


         It is intended that the Partnership will purchase the Initial Hotels from the Selling Partnerships for an aggregate purchase price of approximately $22,875. The third-party partners of the Selling Partnerships have consented to the sale of the respective hotels to the Partnership and will receive cash from the Selling Partnerships as a result of the sale of the Hotels.

                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

                             (Dollars in thousands)

                December 31, 1992 and 1993 and November 28, 1994



Note 1. Organization, Proposed Initial Public Offering and Basis of Presentation (Continued)

         The Partnership will enter into percentage leases, each having a ten
(10) year term, with the Lessee. The percentage leases will provide for lease payments equal to the sum of (i) minimum base rent in the aggregate of $1,552 annually plus (ii) percentage rent based upon specific percentages of room and other revenue of each of the Initial Hotels.

         The Lessee will enter into management agreements with Humphrey Hotels, Inc. (the Operator) whereby the Operator will be required to perform all management functions necessary to operate the Initial Hotels. Under the management agreements, the Operator will be paid a fee equal to 3% of gross revenue from the Initial Hotels.

Proposed Initial Public Offering

         The Company expects to file a registration statement with the Securities and Exchange Commission pursuant to which the Company expects to offer 1,849,566 shares of its common stock, including approximately 527,866 units to be received by James I. Humphrey, Jr. and Humphrey Associates, Inc. (the Humphrey Associates), to the public (the Offering). The Company expects to qualify as a real estate investment trust under Sections 856-860 of the Internal Revenue Code. Under the proposed structure, the Company will become the sole general partner in the Partnership and the Humphrey Associates will be the limited partners.

         Upon completion of the Offering, the Company will contribute substantially all of the net proceeds of the Offering to the Partnership in exchange for 71.46% general partnership interest in the Partnership. The Partnership will use the proceeds from the Company to acquire the Initial Hotels from the Selling Partnerships, to repay certain outstanding indebtedness, and to acquire the interest of certain existing limited partners. Rather than receiving cash for their interests in the Selling Partnerships upon the sale of the Initial Hotels, the Humphrey Associates have elected to receive limited partnership interests in the Partnership aggregating 28.54%.

         After consummation of the Offering, the Company's acquisition of an interest in the Partnership and the Partnership's acquisition of the Initial Hotels, (a) the Company will own 71.46% of the Partnership, (b) the Humphrey Associates will own an aggregate of 28.54% of the Partnership, and (c) the Partnership will own approximately 100% of the equity interest in all eight Initial Hotels.

Basis of Presentation

         The combined financial statements include the accounts of the Selling Partnerships using their historical cost basis. Because the Company and the Partnership began operations on November 29, 1994, there is no account activity for inclusion in these combined financial statements. Additionally, no adjustments have been reflected in these combined financial statements to give effect to the purchase of the Initial Hotels by the Partnership.

                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

                             (Dollars in thousands)

                December 31, 1992 and 1993 and November 28, 1994



Note 1. Organization, Proposed Initial Public Offering and Basis of Presentation (Continued)

         Management believes that these combined financial statements result in a more meaningful presentation of the businesses to be acquired and thus appropriately reflect the historical financial position and results of operations.

Note 2.  Summary of Significant Accounting Policies

Investment in Hotel Properties

         Investment in hotel properties is stated at cost. Depreciation for financial reporting purposes is principally based upon the straight-line method for buildings and improvements and accelerated methods for furniture and equipment. For tax purposes, the accelerated cost recovery system (ACRS) and the modified accelerated cost recovery system (MACRS) is used, in accordance with the Internal Revenue Code, to depreciate buildings and improvements and furniture and equipment.

         The estimated lives used to depreciate the Initial Hotel properties are as follows:

                                                                     Years
                                                                     -----
                  Building and improvements                        25 to 31.5
                  Furniture and equipment                              5 to 7

         Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts, and the gain or loss is included in income from operations.

Inventories

         Inventories are stated at the lower of cost (generally, first-in, first-out) or market.

Deferred Expenses

         Deferred expenses consist of franchise fees and deferred loan costs. Amortization is computed using the straight-line method based upon the terms of the franchise and loan agreements which range from 5 to 30 years.

                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

                             (Dollars in thousands)

                December 31, 1992 and 1993 and November 28, 1994



Note 2.  Summary of Significant Accounting Policies (Continued)

Income Taxes

         The Selling Partnerships are not subject to federal or state income taxes; however, they must file informational income tax returns and the partners must take income or loss of the Selling Partnerships into consideration when filing their respective tax returns. The cumulative difference between the book basis and tax basis of the Selling Partnerships' assets and liabilities is approximately $1,070 due primarily to depreciation and amortization expense on the tax basis in excess of the book basis.

Revenue Recognition

         Revenue is recognized as earned. The management of the Partnership considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Concentration of Credit Risk

         The Selling Partnerships placed cash deposits with major banks. At November 28, 1994, bank accounts exceeded the federal depository insurance limits by $71.

Note 3.  Bond Sinking Funds and Escrows

         Bond sinking funds and escrows consist of amounts for taxes and insurance remitted to the lenders which hold the mortgages on the hotel facilities and sinking funds created to make principal payments.

Note 4.  Mortgage Notes and Bonds Payable

         Mortgage notes and bonds payable as of December 31, 1992 and 1993 and November 28, 1994, consisted of the following:



                                                                                      1992       1993       1994
                                                                                     --------   --------   ------
         Bonds payable; see (a) below for repayment terms, interest rates, and maturity, collateralized by a first mortgage on a hotel facility with a net book value of $1,652,000 at November 28, 1994, and secured by a letter of credit issued by Crestar Bank in the amount of $2,556,507 expiring in April 1995. Twenty-five percent of the outstanding principal and accrued interest are guaranteed by Humphrey Associates,
         Inc., the general partner, and the personal guarantees of
         various  limited partners of the Selling Partnership.                        $ 2,415    $ 2,385    $ 2,350

                                      F-56



                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
                             (Dollars in thousands)

                December 31, 1992 and 1993 and November 28, 1994



Note 4.  Mortgage Notes and Bonds Payable (Continued)



                                                                                       1992       1993      1994
                                                                                     --------   --------   ------
         Note payable to a bank with principal payments in equal monthly installments of $1,467 plus interest at prime plus 1% (7% at December
         31, 1993) through April 1, 1995 with any remaining balance due at that time; collateralized by a second mortgage on a hotel facility with a net book value of $1,670,000 at December 31, 1993 and a guarantee of
         25% of the balance by the general and
         certain limited partners of the Selling Partnership.                              42         25       -

         Bonds payable; see (b) below for repayment terms, interest rates, and maturity; collateralized by a first mortgage on a hotel facility with a
         net book value of $1,808,000 at November 28, 1994.                             2,528      2,495      2,460

         Note payable to the general partner of the Selling Partnership with principal payments in equal monthly installment of $1,666, plus interest at the prime rate plus 2% (8% at December 31, 1993) with
         the loan balance due  and payable on demand and unsecured.                        86         65       -

         Bonds payable; see (c) below for repayment terms, interest rates, and maturity; collateralized by a first mortgage on a hotel facility with a net book value of $1,438,000 at November 28, 1994, and secured by a letter of credit issued by Crestar Bank in the amount of $2,321,309 which expires November 1, 1997; outstanding principal and accrued interest are guaranteed 100% by the general partner and 25% by a limited partner of the Selling Partnership; the limited partner has also assigned his 21.6% limited partnership interest in Morgantown
         Lodging Associates Limited Partnership to Crestar as additional
         collateral.                                                                    2,330      2,270      2,270

         First mortgage note payable to a bank with principal payments, adjusted annually ranging from $7,960 to $11,455, plus interest at 7.83% per annum are due monthly with the remaining balance of $934,000 due on
         October 20, 1996; collateralized by a first and third mortgage on a hotel facility having a net book value of $2,770,000 at November 28,
         1994, and the personal guarantees of certain limited
         partners of the Selling Partnership in the amount of $1,100,000.               1,394      1,290      1,186


                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

                             (Dollars in thousands)

                December 31, 1992 and 1993 and November 28, 1994



Note 4.  Mortgage Notes and Bonds Payable (Continued)


                                                                                       1992       1993       1994
                                                                                     --------   --------   ------
         Bonds payable with principal payments, adjusted annually, ranging from
         $1,421 to $3,481 plus accrued interest at the prime rate plus 1% (9.5%
         at November 28, 1994) payable monthly with the remaining balance of
         $1,523,004 due on December 1, 1996; collateralized by a second mortgage on a hotel facility having a net book value of $2,770,000 at November
         28, 1994, and the personal guarantees of certain limited partners of the Selling Partnership in the amount of
         50%  of the outstanding loan balance.                                          1,668      1,637      1,605

         First mortgage note payable to a bank with monthly principal pay ments, adjusted annually, ranging from $7,500 to $12,500, plus ac crued interest at the prime rate plus 1% per annum (9.5% at November 28,
         1994) with the remaining balance due in full on October 31, 1997;
         collateralized by a first mortgage on a hotel facility with a net book value of $1,009,000 and guaranteed in its entirety by the general and certain limited partners of the Selling Partnership;
         see (d) below.                                                                 1,235      1,134      1,022

         First mortgage note payable to a bank with principal payments ad justed annually, ranging from $1,542 to $9,224 plus accrued interest at 97.77%
         of the prime rate, subject to a floor rate of 8%, payable monthly with the remaining principal balance due on January 1, 2005; the outstanding principal amount plus accrued interest is subject to mandatory prepayment with ninety days written notice; col lateralized by a first mortgage on a hotel facility with a net book value of $675,000 as of
         November 28, 1994 and a partial guarantee from the general and certain limited partners of the Selling Partnership. The bank has agreed to forbear from exercising its right to mandatory prepayment through March 31,
         1996.                                                                            825        789        752

         First mortgage note payable, see (e) below for repayment terms, interest rate, and maturity; collateralized by a mortgage on a hotel facility with a net book value of $1,505,000 as of November 28, 1994, and guaranteed by certain limited partners of the Selling Part-
         nership in the amount of $1,000,000.                                           1,865      1,855      1,834


                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

                             (Dollars in thousands)

                December 31, 1992 and 1993 and November 28, 1994



Note 4.  Mortgage Notes and Bonds Payable (Continued)


                                                                                       1992       1993       1994
                                                                                     --------   --------   ------
         First mortgage note payable, see (f) below for repayment terms, interest rate, and maturity; collateralized by a mortgage on a Hotel facility with a net book value of $654,000 as of November 28, 1994, and guaranteed by the general partner of the Selling Partnership in an
         an amount not to exceed $467,500.                                                859        843        826

         Note payable to the general partner of the Selling Partnership with principal payments of $420 plus accrued interest at the prime rate plus
         2% per annum (8% at December 31, 1993) payable monthly with the outstanding balance and accrued interest due on demand and
         unsecured.                                                                        21         16        -
                                                                                       ------     ------     ------

                                                                                      $15,268    $14,804    $14,305
                                                                                       ======     ======     ======


(a) The bonds are Monongalia County, West Virginia Commercial Development Variable Rate Demand Refunding Revenue Bonds, Series 1988 issued through Crestar Bank in the amount of $2,500,000. Interest is accrued at the rate necessary to remarket the bonds at a price equal to 100% of the outstanding principal balance. The rate is adjusted weekly and is not to exceed 11.3636%. At November 28, 1994, the interest rate was 3.75%. In addition, letter of credit fees and financing fees increase the effective rate on the bonds. The bonds may be redeemed at the option of the Partnership in denominations greater than $25,000. Mandatory redemptions are pursuant to a sinking fund redemption beginning on April 1, 1989, in the amount of $15,000 increasing annually until April 1, 2017, when the payment equals $140,000. The Partnership is required to fund a principal reserve fund monthly equal to one-twelfth of the mandatory sinking fund redemption. In addition, the Partnership is required to fund an interest reserve fund. All principal and interest payments will be automatically deducted by the trustee. Any deficiencies will be drawn under the letter of credit.

(b) On October 14, 1992, $2,528,000 of Variable Rate First Mortgage Refunding Revenue Bonds were issued by the Industrial Development Authority of Pulaski County, Virginia. Crestar Bank is the trustee. The outstanding principal balance bears interest at a rate equal to the Wall Street Prime Rate of Interest adjusted upward or downward by a factor that incorporates the maximum marginal federal corporate income tax rate (7.633% at November 28, 1994). The agreement establishes a sinking fund from which principal payments on the bonds will be made. The bonds mature in varying amounts November 1, 1994 through November 1, 2005.

                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

                             (Dollars in thousands)

                December 31, 1992 and 1993 and November 28, 1994



Note 4.  Mortgage Notes and Bonds Payable (Continued)

(c) The original $2,600,000 bond issue financing of 1984 was refunded with $2,270,000, 1993 Series Industrial Development Revenue Bonds on December 21, 1993. Crestar Bank is the lender and bond trustee. Interest is accrued at the rate necessary to remarket the bonds at a price equal to 100% of the outstanding principal balance. The rate is adjusted weekly and is not to exceed 15%. At November 28, 1994, the interest rate was 3.75%. The bonds are subject to mandatory redemption at a redemption price equal to the principal amount thereof plus all unpaid accrued interest thereon, pursuant to the sinking fund installments beginning on November 1, 1994, in the amount of $65,000 increasing annually until November 1, 2009, when the payment equals $300,000. The Partnership is required to fund a principal reserve monthly equal to one-twelfth of the mandatory sinking fund redemption. In addition, the Partnership is required to fund an interest reserve fund. All principal and interest payments will be automatically deducted by the trustee. Any deficiencies will be drawn under the letter of credit described above. The Partnership is also required to establish an additional escrow account into which 50% of the hotel's cash flow after debt service and capital expenditures is to be deposited monthly. Additionally, 50% of the capital distributions from Morgantown Lodging Associates limited partnership to James I. Humphrey, Jr., a limited partner, are required to be contributed to the Partnership and deposited into an escrow account. All funds in the additional escrow account revert to the Partnership when the bonds are refinanced.

(d) Effective October 31, 1992, the Partnership executed a mortgage modification agreement with the bank extending the maturity date to October 31, 1997. The terms of the modification agreement provided for a principal payment of $180,000 upon execution of the agreement.

(e) Interest is adjusted every five years to a rate equal to three hundred twenty-five basis points over the weekly average gross yield on five-year United States Treasury notes for the most recently available month and is subject to a floor of 12.55%, the rate of closing. At November 28, 1994, the interest rate was 12.55%. Principal and interest are payable by the Partnership in monthly installments sufficient to amortize the mortgage over a thirty-year term at the current rate of interest. For the five-year period beginning January 1, 1989, the monthly installments are $20,243. The maturity date of the mortgage is January 2019. Allied Capital Commercial Corporation at its option may on January 1, 1999, and on every fifth anniversary date thereafter, declare the entire unpaid balance of principal and interest immediately due and payable upon giving at least ninety days advance written notice.

(f) The mortgage is financed through a tax-exempt bond issue of Mercer County, West Virginia Industrial Development Revenue Bonds, 1984 Series. Interest is accrued at prime plus 1.5% (10% at November 28, 1994). Principal payments as outlined in the bond document plus accrued interest are payable monthly through January 1, 2011. The mortgage was subject to mandatory redemption on November 1, 1994 with ninety days notice.

                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

                             (Dollars in thousands)

                December 31, 1992 and 1993 and November 28, 1994



Note 4.  Mortgage Notes and Bonds Payable (Continued)

         Aggregate annual principal payments and payments to bond sinking funds for the five years following November 28, 1994, and thereafter are as follows:

                  Year ending
                  December 31,

                    1995                         $    502
                    1996                            2,995
                    1997                            1,066
                    1998                              301
                    1999                              327
                  Thereafter                        9,114
                                                   ------

                                                  $14,305
                                                   ======
Note 5.  Capital Leases

         Certain Initial Hotels lease equipment under noncancellable capital leases expiring at various intervals through 1998. The leases provide for bargain purchase options at the end of the respective terms. Future minimum lease payments under the capital leases, together with the present value of the net minimum lease payments for the five years following November 28, 1994, are as follows:

                  Year ending December 31,                    1995          $16
                                                              1996           16
                                                              1997           13
                                                              1998           11
                                                              1999            8
                                                                            ---

                                                                             64
                  Less amount representing interest                          11
                                                                             --

                  Present value of net minimum lease payments               $53
                                                                             ==

                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

                             (Dollars in thousands)

                December 31, 1992 and 1993 and November 28, 1994



Note 6.  Related Party Transactions

         Humphrey Hotels, Inc. (Operator) is wholly-owned by James I. Humphrey. Mr. Humphrey is a limited partner in the Selling Partnerships and is sole shareholder of Humphrey Associates, Inc., the general partner in the Selling Partnerships.

         The Initial Hotels have executed management agreements with the Operator. The Initial Hotels are required to pay management fees equal to 5% of net operating income (as defined) plus 2% of gross income. Fees incurred for the years ended December 31, 1991, 1992, and 1993, and the period from January 1, 1994 through November 28, 1994 amounted to $256, $256, $277, and $312, respectively.

         The Operator provides accounting services to the Initial Hotels and is paid fees equal to 1.5% of gross revenue (as defined). Fees incurred for the years ended December 31, 1991, 1992, and 1993, and the period from January 1, 1994 through November 28, 1994, amounted to $91, $90, $109, and $107, respectively. The Operator also provides all site employees for the Initial Hotels and is reimbursed for the salaries and related payroll costs. For the years ended December 31, 1991, 1992, and 1993, and the period from January 1, 1994 through November 28, 1994, such charges incurred amounted to $1,744, $1,730, $1,768, and $1,733, respectively. As of December 31, 1992 and 1993, and
November 28, 1994, amounts due to Humphrey Hotels, Inc. for management fees, accounting fees, and payroll and miscellaneous reimbursements totaled $54, $103, and $29, respectively, which are included in accounts payable and accrued expenses.

         During 1993 and 1994, certain Initial Hotels contracted with Unit Services, Inc., an affiliate of the general partner, to perform certain repairs and maintenance to the properties amounting to $55 and $41, respectively.

         As of December 31, 1992 and 1993, and November 28, 1994, $34 is payable to the general partner as the developer of a hotel facility for construction management and development fees, which has been included in due to affiliates on the balance sheets.

         Included in advances from partners are advances for construction costs of $314, $314 and $314 and operating advances of $809, $849, and $1,060 as of December 31, 1992 and 1993, and November 28, 1994, respectively. The advances are unsecured, non-interest bearing and are repayable from operating cash flow and the proceeds from a sale or refinancing of the Hotels.

         The Operator maintains a central disbursement account from which all operating disbursements of the Initial Hotels are made. As of December 31, 1992 and 1993, and November 28, 1994, $32, $24, and $42, respectively, is due from the central disbursing account and is classified as due from affiliates on the balance sheets.

                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

                             (Dollars in thousands)

                December 31, 1992 and 1993 and November 28, 1994



Note 7.  Commitments

Franchise Agreements

         The Selling Partnerships have executed franchise agreements that have indefinite lives but may be terminated by either party on certain anniversary dates specified in the agreements. In addition to initial fees totalling $146, which are being amortized over the estimated franchise lives of 20 years, the agreements require annual payments for franchise royalties, reservation, and advertising services which are based upon percentages of gross room revenue. Such fees were approximately $320, $314, $351, and $379 during 1991, 1992, 1993, and 1994, respectively. The Initial Hotels will continue to be operated under the franchise agreements.

Restaurant Leases

         Three of the eight Selling Partnerships have executed lease agreements for the Hotel's restaurant facilities with varying expiration dates, including renewal periods, through December 1, 2023. Monthly rent is payable during the terms of the leases at 3% to 8% of the previous month's gross receipts.

                          INDEPENDENT AUDITORS' REPORT



To the Shareholders and Board of Directors
Humphrey Hospitality Trust, Inc.

         We have audited the accompanying Historical Summaries of Gross Revenue and Direct Operating Expenses (the Historical Summaries) of the Days Inn - Farmville (the Acquisition Hotel) for the years ended December 31, 1992 and 1993 and for the period from January 1, 1994 through October 31, 1994. The Historical Summaries are the responsibility of the management of the Acquisition Hotel. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates make by management, as well as evaluation the overall presentation of the Historical Summaries. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying Historical Summaries were prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission (for inclusion in the Form S-11, Registration Statement of Humphrey Hospitality Trust, Inc.) as described in Note 1 to the Historical Summaries, and is not intended to be a complete presentation of the Acquisition Hotel's expenses.

         In our opinion, such Historical Summaries present fairly, in all material respects, the gross revenue and direct operating expenses of the Days Inn - Farmville for the years ended December 31, 1992 and 1993 and for the period from January 1, 1994 through October 31, 1994, in conformity with generally accepted accounting principles.



                                                     REZNICK FEDDER & SILVERMAN


Baltimore, Maryland
April 26, 1995

                              Days Inn - Farmville

                     HISTORICAL SUMMARIES OF GROSS REVENUE
                         AND DIRECT OPERATING EXPENSES
                                 (in thousands)

               Years ended December 31, 1992 and 1993 and for the
              period from January 1, 1994 through October 31, 1994


                                                                                                 January 1, 1994
                                                                       December 31,                    through
                                                                   1992         1993              October 31, 1994
                                                                   ----         ----              ----------------
Gross revenue                                                      $511         $563                    $488
                                                                    ---          ---                     ---

Direct operating expenses
   Hotel operations and  maintenance                                257          266                     235
   Real estate taxes and insurance                                   19           26                      16
   General and administrative                                        61           54                      52
                                                                  -----        -----                   -----

                  Total direct operating expenses                   337          346                     303
                                                                    ---          ---                     ---

                  EXCESS OF REVENUE OVER
                    EXPENSES                                       $174         $217                    $185
                                                                    ===          ===                     ===

                        See note to historical summaries

                              Days Inn - Farmville

                        NOTE TO HISTORICAL SUMMARIES OF
                  GROSS REVENUE AND DIRECT OPERATING EXPENSES

                         December 31, 1992 and 1993 and
                    January 1, 1994 through October 31, 1994



Note 1.  Basis of Presentation

         The Historical Summaries of gross Revenue and Direct Operating Expenses (the Historical Summaries) relate to the operation of Days Inn - Farmville (the Acquisition Hotel) in Farmville, Virginia which was sold to Farmville Lodging Associates LLC (LLC) by an unaffiliated party and is expected to be sold to Humphrey Hospitality Limited Partnership (the Partnership), an affiliate of LLC.

         The Historical Summaries have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for real estate operations acquired or to be acquired. The Historical Summaries are not representative of the actual operations for the year presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Partnership in the proposed operations of the Acquisition Hotel have been excluded. Expenses excluded consist of interest, depreciation and amortization and other indirect costs not directly related to the future operations of the Acquisition hotel.

         Revenue is recognized as earned.

                          INDEPENDENT AUDITORS' REPORT



To the Partners
Farmville Lodging Associates, LLC

         We have audited the accompanying balance sheets of Farmville Lodging Associates, LLC as of December 31, 1994 and July 20, 1995, and the related statements of operations, partners' equity and cash flows for the period November 1, 1994 (date of inception) to December 31, 1994, and the period January 1, 1995 to July 20, 1995 (date of sale). Our audits also included the financial statement schedules included on pages F-75 through F-77. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Farmville Lodging Associates, LLC as of December 31, 1994 and July 20, 1995, and the results of its operations, changes in partners' equity and its cash flows for the period November 1, 1994 (date of inception) to December 31, 1994, and the period January 1, 1995 to July 20, 1995 (date of sale), in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.


                                                     REZNICK FEDDER & SILVERMAN


Baltimore, Maryland
February 26, 1996

                       Farmville Lodging Associates, LLC

                                 BALANCE SHEETS

                      December 31, 1994 and July 20, 1995



                                                      ASSETS

                                                  1994          1995
                                               ----------    -------

CURRENT ASSETS
  Cash                                         $   41,513     $   29,845
  Accounts receivable                               5,460         10,580
                                                ---------      ---------

          Total current assets                     46,973         40,425
                                                ---------      ---------


PROPERTY AND EQUIPMENT
  Land                                            289,400        289,400
  Building                                      1,402,600      1,402,600
  Personal property                               108,000        108,000
  Equipment under capital lease                    28,253         28,253
                                                ---------      ---------

                                                1,828,253      1,828,253

  Less accumulated depreciation                     6,259         28,107
                                                ---------      ---------

                                                1,821,994      1,800,146
                                                ---------      ---------


OTHER ASSETS
  Amortizable assets, less accumulated
    amortization of $1,478 and $6,389              28,972         24,061
                                                ---------      ---------

                                               $1,897,939     $1,864,632
                                               ==========     ==========

                        LIABILITIES AND PARTNERS' EQUITY

                                                  1994           1995
                                               ----------     -------

CURRENT LIABILITIES
  Current maturities of mortgage payable       $   43,200     $1,231,200
  Current maturities of obligations
    under capital lease                            13,675          8,902
  Amounts due to affiliates                         4,742             -
  Accounts payable and accrued expenses            39,159         38,779
  Accrued interest payable                         10,675          6,689
  Advance deposits                                  9,342             -
                                                ---------      --------

        Total current liabilities                 120,793      1,285,570
                                                ---------      ---------

LONG-TERM OBLIGATIONS
  Mortgage payable, less current
    maturities                                  1,213,200             -
  Obligation under capital lease,
    less current maturities                        12,700         11,164
                                                ---------      ---------

                                                1,225,900         11,164
                                                ---------      ---------

COMMITMENT                                             -              -


PARTNERS' EQUITY                                  551,246        567,898
                                                ---------      ---------

                                               $1,897,939     $1,864,632
                                               ==========     ==========


                       See notes to financial statements

                       Farmville Lodging Associates, LLC

                            STATEMENTS OF OPERATIONS

                     For the period November 1, 1994 (date
                   of inception) to December 31, 1994 and the
          period January 1, 1995 through July 20, 1995 (date of sale)


                                                      November 1,    January 1,
                                                     1994 through   1995 through
                                                       December       July 20,
                                                      31, 1994          1995
                                                                     (Unaudited)

Revenue
    Room rentals                                         $75,465      $314,638
    Telephones                                             2,097         9,102
    Miscellaneous                                          1,523         7,136
                                                         -------     ---------

                                                          79,085       330,876
                                                          ------       -------

Operating expenses
    Salaries and wages                                    16,197        67,591
    Payroll taxes                                            998         7,108
    Employee benefits and worker's compensation              326         2,990
    Room expenses                                          3,888        21,595
    General and administrative                             7,191        21,712
    Marketing and sales                                      826         6,784
    Franchise fees                                         2,692        23,613
    Management fees                                        3,556        13,817
    Utilities                                              5,385        24,018
    Repairs and maintenance                                2,855        12,662
                                                         -------      --------

                                                          43,914       201,890
                                                          ------       -------

                  Operating income                        35,171       128,986
                                                          ------       -------

Capital expenses
    Real estate taxes                                      1,542         5,072
    Business and occupation taxes                            234         2,665
    Other taxes                                              233         1,781
    Insurance                                                905         3,203
    Depreciation                                           6,259        21,848
    Amortization                                           1,478         4,911
    Interest                                              23,274        72,854
                                                          ------       -------

                                                          33,925       112,334
                                                          ------       -------

                  EXCESS OF REVENUE OVER EXPENSES        $ 1,246      $ 16,652
                                                          ======       =======

                       See notes to financial statements

                       Farmville Lodging Associates, LLC

                         STATEMENTS OF PARTNERS' EQUITY

                     For the period November 1, 1994 (date
                   of inception) to December 31, 1994 and the
          period January 1, 1995 through July 20, 1995 (date of sale)



Capital contributions                                   $550,000

Excess of revenue over expenses                            1,246
                                                         -------
Balance, December 31, 1994                               551,246

Excess of revenue over expenses                           16,652
                                                         -------
Balance, July 20, 1995                                  $567,898
                                                         =======

                       See notes to financial statements

                       Farmville Lodging Associates, LLC

                            STATEMENTS OF CASH FLOWS

                     For the period November 1, 1994 (date
                   of inception) to December 31, 1994 and the
          period January 1, 1995 through July 20, 1995 (date of sale)



                                                                                     November
                                                                                     1, 1994          January
                                                                                     through          1, 1995
                                                                                     December        through July
                                                                                     31, 1994          20, 1995
                                                                                 ----------------   -----------
   Cash flows from operating activities
   Excess of revenue over expenses                                                 $    1,246       $  16,652
   Adjustments to reconcile excess of revenue
   over expenses to net cash
   provided by operating activities
      Depreciation                                                                      6,259          21,848
      Amortization                                                                      1,478           4,911
      Changes in assets and liabilities
         Increase in accounts receivable                                               (5,460)         (5,120)
         Increase in prepaid expenses                                                    -               -
         Increase in mortgage escrows                                                    -               -
         Increase (decrease) in advance deposits                                        9,342          (9,342)
         Increase in amounts due to affiliates                                          4,742             -
         Increase (decrease) in accounts payable and accrued expenses                  39,159          (5,122)
         Increase in accrued interest payable                                          10,675          (3,986)
                                                                                   ----------         -------

                  Net cash provided by operating activities                            67,441          19,841
                                                                                  -----------         -------

Cash flow from investing activities
   Purchase of fixed assets                                                        (1,800,000)            -
   Payment of deferred fees                                                           (30,450)            -
                                                                                  -----------         -------

                  Net cash used in investing activities                            (1,830,450)            -
                                                                                  -----------         -------

Cash flows from financing activities
   Proceeds from mortgage payable                                                   1,260,000             -
   Principal payments on obligations under capital lease                               (1,878)         (6,309)
   Principal payments on mortgage                                                      (3,600)        (25,200)
   Capital contributions from partners                                                550,000             -
                                                                                  -----------         -------

                  Net cash provided by (used in) financing activities               1,804,522         (31,509)
                                                                                  -----------         -------

                  NET INCREASE (DECREASE) IN CASH                                      41,513         (11,668)


Cash beginning                                                                              -          41,513
                                                                                   ----------         -------

Cash, ending                                                                     $     41,513        $ 29,845
                                                                                  ===========         =======

Supplemental disclosure of cash flow information                                  ===========         =======
   Cash paid during the period for interest                                      $     12,599        $ 72,854

Supplemental schedule of non-cash investing and financing activities
   Additions to equipment under capital lease                                    $     28,253        $      -
                                                                                  ===========         =======


                                         See notes to financial statements

                       Farmville Lodging Associates, LLC

                         NOTES TO FINANCIAL STATEMENTS

               November 1, 1994 through December 31, 1994 and the
                  period January 1, 1995 through July 20, 1995



Note 1. Organization and Summary of Significant Accounting Policies

         Farmville Lodging Associates, LLC, a limited liability company (the Company) formed on October 27, 1994, owns and operates a Days Inn Hotel in Prince Edward County, Virginia (the Hotel), pursuant to a franchise agreement with Days Inn of America, Inc. The Hotel began operations on November 1, 1994.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

         The Partnership considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Property and Equipment

         Property and equipment are carried at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of the assets to operations over their estimated service lives, on the straight-line method.

Amortizable Assets

         Costs of financing are being amortized over the term of the mortgage, using the straight-line method.

         Organization costs are being amortized on a straight-line basis over five years.

Income Taxes

         No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reported by, the partners individually.

                       Farmville Lodging Associates, LLC

               November 1, 1994 through December 31, 1994 and the
                  period January 1, 1995 through July 20, 1995



Note 2.  Mortgage Payable

         The Company has a mortgage payable to Benchmark Community Bank in the original amount of $1,260,000. The mortgage is secured by a first lien on the property and equipment. Interest is adjusted every month to establish the rate at 1.5% above the prime rate (10.0% and 10.25% at December 31, 1994 and July 20, 1995, respectively). Principal and interest are payable in monthly installments. Principal payments are $3,600 per month for 35 consecutive months until November 1, 1997 when the full amount of principal and accrued interest are due.

         Aggregate maturities of the mortgage payable for the period ending July 20, 1996, are as follows:

                      Period ending July 20, 1996                   $1,231,200
                                                                     =========

Note 3. Capital Lease

         The Company leases telephone equipment, televisions, and laundry equipment under a capital lease. Upon expiration of the lease and provided all rentals have been paid in full, title will be transferred to the Company upon payment of a nominal fee.

         Future minimum lease payments under the capital leases together with the present value of the net minimum lease payments were as follows at July 20, 1995:

                                                              Amount
                                                              ------

                  Period ending July 20,  1996               $11,187
                                          1997                10,358
                                          1998                 1,612
                                                              ------

                                                              23,157
                  Less amount representing interest            3,091
                                                              ------
                                                             $20,066
                                                              ======

                       Farmville Lodging Associates, LLC

               November 1, 1994 through December 31, 1994 and the
                  period January 1, 1995 through July 20, 1995



Note 4. Related Party Transactions

         The Company executed a management agreement with Humphrey Hotels, Inc., an affiliate. The Company is required to pay management fees equal to 5% of net operating income (as defined) plus 2% of gross revenue. Fees incurred for the period November 1, 1994 (date of inception) to December 31, 1994 and the period January 1, 1995 to July 20, 1995 (date of sale) amounted to $3,556 and $13,817, respectively. Humphrey Hotels, Inc. also provides accounting services to the Company. Accounting fees equal 1.5% of gross revenue (as defined). For the period November 1, 1994 (date of inception) to December 31, 1994 and the period January 1, 1995 to July 20, 1995 (date of sale), accounting fees incurred amounted to $1,186 and $4,963, respectively, and are included in general and administrative expenses.

         At December 31, 1994 and July 20, 1995, fees payable to Humphrey Hotels, Inc. for management and accounting services were $4,742 and $2,381, respectively.

         Humphrey Hotels, Inc. provides all site employees for the Company and is reimbursed for the salaries and related payroll costs. For the period November 1, 1994 (date of inception) to December 31, 1994 and the period January 1, 1995 to July 20, 1995 (date of sale), the Company incurred charges of $17,195 and $77,698, respectively, for salaries and related payroll costs. At December 31, 1994 and July 20, 1995, no amounts were due.

Note 5. Commitment

         The Company executed a franchise agreement (the Agreement) with Days Inn of America, Inc. which permits the Company to use the Days Inn trademark and to share a national reservations and marketing system maintained by Days Inn of America, Inc. The Agreement has an indefinite life but may be terminated by either party on certain anniversary dates specified in the Agreement. The Agreement requires the Company to pay various annual fees which approximate 5% of gross room revenue. Such fees and other incidental expenses aggregated $2,692 for the period November 1, 1994 to December 31, 1994 and $23,613 for the period January 1, 1995 to July 20, 1995 (date of sale).

Note 6. Subsequent Event

         On July 21, 1995, the Company sold the hotel property and equipment to Humphrey Hospitality Limited Partnership, an affiliate, in exchange for 95,484 units of limited partnership interests valued at approximately $740,000 and the assumption of approximately $1,231,000 of debt secured by the hotel property.

                       FARMVILLE LODGING ASSOCIATES, LLC

            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 1994
                                 (in thousands)


                                                            Cost Capitalized            Gross Amounts at
                                                             Subsequent to              Which Carried at
                                     Initial Cost             Acquisition               Close of Period
                                 --------------------    --------------------    -----------------------------
                                           Buildings               Buildings               Buildings
                                             and                      and                    and
Description      Encumbrances     Land   Improvements     Land    Improvements    Land    Improvements    Total
-----------      ------------    ------  ------------    ------   ------------   ------   ------------   -------
Days Inn
Farmville,
  Virginia         $1,256        $289       $1,403       $  -        $  -         $289      $1,403        $  -
                    =====         ===        =====        ====        ====         ===       =====         ====


                                  (continued)

                       FARMVILLE LODGING ASSOCIATES, LLC

            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 1994
                                 (in thousands)



                 Accumulated        Net                       Life Upon Which
                  Deprecia-      Book Value                   Depreciation in
                  tion Build-      Build-                      Latest Income
                   ings and       ings and        Date of       Statement is
Description      Improvements   Improvements    Acquisition       Computed
-----------      ------------   ------------    -----------    -----------

Days Inn
Farmville,
  Virginia          $   6         $1,397           1994            (d)
                     ====          =====


                                  (continued)

                       FARMVILLE LODGING ASSOCIATES, LLC

                                 July 20, 1995
                                 (in thousands)



                                                          Cost Capitalized            Gross Amounts at
                                                           Subsequent to              Which Carried at
                                   Initial Cost             Acquisition               Close of Period
                               --------------------    --------------------    ------------------------------
                                         Buildings               Buildings               Buildings
                                           and                      and                    and
Description    Encumbrances     Land   Improvements     Land    Improvements    Land    Improvements    Total
-----------    ------------    ------  ------------    ------   ------------   ------   ------------   -------
Days Inn
Farmville,
  Virginia         $1,231       $289       $1,403       $  -        $  -         $289      $1,403        $  -
                    =====        ===        =====        ====        ====         ===       =====         ====


                             See notes to schedules

                       FARMVILLE LODGING ASSOCIATES, LLC

                                 July 20, 1995
                                 (in thousands)



                 Accumulated         Net                      Life Upon Which
                  Deprecia-       Book Value                  Depreciation in
                  tion Build-       Build-                      Latest Income
                   ings and       ings and        Date of       Statement is
Description      Improvements   Improvements    Acquisition       Computed
-----------      ------------   ------------    -----------    -----------

Days Inn
Farmville,
  Virginia           $  25         $1,378           1994            (d)
                      ====          =====


                             See notes to schedules

                       FARMVILLE LODGING ASSOCIATES, LLC

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 (in thousands)



(a)      Reconciliation of real estate:

         Balance at November 1, 1994                              $      -

         Additions during period                                     1,403
                                                                   -------
         Balance at December 31, 1994                                1,403

         Additions during period                                         -
                                                                   -------
         Balance at July 20, 1995                                 $  1,403
                                                                   =======

(b)      Reconciliation of accumulated depreciation

         Balance at November 1, 1994                              $      -

         Depreciation for the period                                     6
                                                                   -------
         Balance at December 31, 1994                                    6

         Depreciation for the period                                    19
                                                                   -------
         Balance at July 20, 1995                                 $     25
                                                                   =======

(c) The aggregate cost of land, building and furniture and equipment for federal income tax purposes is approximately $1,800.

(d)      Depreciation is computed based upon the following useful lives:

         Buildings and improvements                                    40 years
         Furniture and equipment                                       12 years

    No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS

                                                                     Page

PROSPECTUS SUMMARY....................................................  1
RISK FACTORS.......................................................... 14
THE COMPANY........................................................... 25
GROWTH STRATEGY....................................................... 25
USE OF PROCEEDS....................................................... 28
PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS......................... 29
CAPITALIZATION........................................................ 31
DILUTION.............................................................. 32
SELECTED FINANCIAL INFORMATION........................................ 33
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS....................................................... 39
BUSINESS AND PROPERTIES............................................... 45
POLICIES AND OBJECTIVES WITH RESPECT
  TO CERTAIN ACTIVITIES............................................... 59
MANAGEMENT............................................................ 63
CERTAIN RELATIONSHIPS AND TRANSACTIONS................................ 65
THE LESSEE............................................................ 67
OWNERSHIP OF THE COMPANY'S COMMON STOCK............................... 69
DESCRIPTION OF CAPITAL STOCK.......................................... 70
CERTAIN PROVISIONS OF VIRGINIA LAW AND
  OF THE COMPANY'S ARTICLES OF
  INCORPORATION AND BYLAWS............................................ 73
SHARES AVAILABLE FOR FUTURE SALE...................................... 75
PARTNERSHIP AGREEMENT................................................. 77
FEDERAL INCOME TAX CONSIDERATIONS..................................... 79
UNDERWRITING.......................................................... 96
EXPERTS............................................................... 98
REPORTS TO SHAREHOLDERS............................................... 98
LEGAL MATTERS......................................................... 98
GLOSSARY.............................................................. 99
INDEX TO FINANCIAL STATEMENTS.........................................F-1



                                1,000,000 Shares


                              HUMPHREY HOSPITALITY
                                  TRUST, INC.


                                  Common Stock


                                 --------------
                                   PROSPECTUS
                                 --------------


                              ANDERSON & STRUDWICK
                                  INCORPORATED


                                         , 1996

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Other Expenses of Issuance and Distribution

         Set forth below is an estimate of the approximate amount of the fees and expenses (other than sales commissions) payable by the Registrant in connection with the issuance and distribution of the Common Shares.

Securities and Exchange Commission, registration fee..............  $    3,050
NASD filing fee...................................................       1,507
Printing and mailing..............................................      20,000
Accountant's fees and expenses....................................      40,000
Nasdaq National Market listing fee................................      17,554
Counsel fees and expenses.........................................     125,000
Miscellaneous.....................................................      17,889
                                                                      --------

    Total.........................................................    $225,000
                                                                       =======

Item 31.  Sales to Special Parties

         None.

Item 32.  Recent Sales of Unregistered Securities

         None.

Item 33.  Indemnification of Directors and Officers

         The Articles of Incorporation of the Company contain a provision which, subject to certain exceptions described below, eliminates the liability of a Director or officer to the Company or its shareholders for monetary damages for any breach of duty as a Director or officer. This provision does not eliminate such liability to the extent that it is proved that the Director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

         The Company's Articles of Incorporation also require the Company to indemnify any Director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the Company, by reason of the fact that he or she is or was such a Director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another entity provided that the Board of Directors determines that the conduct in question was in the best interest of the Company and such person was acting on behalf of the Company. A Director or officer of the Company is entitled to be indemnified against all liabilities and expenses incurred by the Director or officer in the proceeding, except such liabilities and expenses as are incurred
(i) if such person is an Independent Director or officer, because of his or her gross negligence, willful misconduct or knowing violation of the criminal law or
(ii) in the case of the Director other than the Independent Directors, because of his or her negligence or misconduct. Unless a determination has been made that indemnification is not permissible, a director or officer also is entitled to have the Company make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the Director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. Such advance shall be permissible when the proceeding has been initiated by a shareholder of the Company only if such advance is approved by a court of competent jurisdiction. The Board of Directors of the Company also has the authority to extend to any person who is an employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another entity, the same indemnification rights held by Directors and officers, subject to all of the accompanying conditions and obligations.

         The Company has not purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

         The Underwriting Agreement contains certain provisions pursuant to which certain officers, directors and controlling persons may be entitled to be indemnified by the underwriter named therein.

Item 34.  Treatment of Proceeds from Shares Being Registered

         None.

Item 35.  Financial Statements and Exhibits



                         INDEX TO FINANCIAL STATEMENTS

HUMPHREY HOSPITALITY TRUST, INC.

   PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
      FOR THE YEAR ENDED DECEMBER 31, 1995                                   F-4

   PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996                           F-6

   PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS
      OF SEPTEMBER 30, 1996                                                  F-8

   INDEPENDENT AUDITORS' REPORT                                             F-11

   CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1994 AND 1995
      AND SEPTEMBER 30, 1996 (UNAUDITED)                                    F-12

   CONSOLIDATED STATEMENTS OF INCOME FOR THE PERIOD AUGUST 23, 1994 (DATE
      OF INCORPORATION) THROUGH DECEMBER 31, 1994, THE YEAR ENDED DECEMBER
      31, 1995, AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996
      (UNAUDITED)                                                           F-13

   CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY FOR THE
      PERIOD AUGUST 23, 1994 (DATE OF INCORPORATION) THROUGH
      DECEMBER 31, 1994, THE YEAR ENDED DECEMBER 31, 1995, AND THE
      NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)                      F-14

   CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE PERIOD
      AUGUST 23, 1994 (DATE OF INCORPORATION) THROUGH DECEMBER
      31, 1994, THE YEAR ENDED DECEMBER 31, 1995, AND THE NINE
      MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)                           F-15

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                               F-18

   SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION                  F-32

   NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED
      DEPRECIATION                                                          F-34

HUMPHREY HOSPITALITY MANAGEMENT, INC.

   INDEPENDENT AUDITORS' REPORT                                             F-35

   BALANCE SHEETS AS OF DECEMBER 31, 1994 AND 1995 AND SEPTEMBER
      30, 1996 (UNAUDITED)                                                  F-36

   STATEMENTS OF OPERATIONS FOR THE PERIOD FROM AUGUST 18, 1994 (DATE OF
      INCORPORATION) THROUGH DECEMBER 31, 1994, THE YEAR ENDED DECEMBER
      31, 1995, AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996
      (UNAUDITED)                                                           F-37

   STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD
      FROM AUGUST 18, 1994 (DATE OF INCORPORATION) THROUGH
      DECEMBER 31, 1994, THE YEAR ENDED DECEMBER 31, 1995, AND THE
      NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)                      F-38

   STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM AUGUST 18, 1994 (DATE OF
      INCORPORATION) THROUGH DECEMBER 31, 1994, THE YEAR ENDED DECEMBER
      31, 1995, AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)    F-39

   NOTES TO FINANCIAL STATEMENTS                                            F-40

COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

    INDEPENDENT AUDITORS' REPORT                                            F-44

    COMBINED BALANCE SHEETS AS OF DECEMBER 31, 1992 AND 1993
       AND NOVEMBER 28, 1994                                                F-45

    COMBINED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
       DECEMBER 31, 1991, 1992, AND 1993 AND THE PERIOD JANUARY 1,
       1994 THROUGH NOVEMBER 28, 1994                                       F-46

    COMBINED STATEMENTS OF PARTNERS' DEFICIT FOR THE YEARS
       ENDED DECEMBER 31, 1991, 1992, 1993 AND THE PERIOD JANUARY 1,
       1994 THROUGH NOVEMBER 28, 1994                                       F-47

    COMBINED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
       DECEMBER 31, 1991, 1992, AND 1993 AND THE PERIOD JANUARY 1,
      1994 THROUGH NOVEMBER 28, 1994                                        F-48

    NOTES TO COMBINED FINANCIAL STATEMENTS                                  F-49

ACQUISITION HOTEL

   DAYS INN - FARMVILLE

            INDEPENDENT AUDITORS' REPORT                                    F-60

            HISTORICAL SUMMARIES OF GROSS REVENUE AND DIRECT
               OPERATING EXPENSES FOR THE YEARS ENDED DECEMBER
               31, 1992 AND 1993 AND THE PERIOD FROM JANUARY 1, 1994
               THROUGH OCTOBER 31, 1994                                     F-61

            NOTE TO HISTORICAL SUMMARIES OF GROSS REVENUE AND
               DIRECT OPERATING EXPENSES                                    F-62

   FARMVILLE LODGING ASSOCIATES, LLC

            INDEPENDENT AUDITORS' REPORT                                    F-63

            BALANCE SHEETS AS OF DECEMBER 31, 1994 AND JULY 20, 1995
               (DATE OF SALE)                                               F-64

            STATEMENTS OF OPERATIONS FOR THE PERIOD NOVEMBER 1, 1994 (DATE
               OF INCEPTION) THROUGH DECEMBER 31, 1994 AND THE PERIOD
               JANUARY 1, 1995 THROUGH JULY 20, 1995 (DATE OF SALE)         F-65

            STATEMENTS OF PARTNERS' EQUITY FOR THE PERIOD NOVEMBER 1, 1994
               (DATE OF INCEPTION) THROUGH DECEMBER 31, 1994 AND THE
               PERIOD JANUARY 1, 1995 THROUGH JULY 20, 1995 (DATE OF SALE)  F-66

            STATEMENTS OF CASH FLOWS FOR THE PERIOD NOVEMBER 1, 1994 (DATE
               OF INCEPTION) THROUGH DECEMBER 31, 1994 AND THE PERIOD
               JANUARY 1, 1995 THROUGH JULY 20, 1995 (DATE OF SALE)         F-67

            NOTES TO FINANCIAL STATEMENTS                                   F-68

            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION         F-71

            NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED
             DEPRECIATION                                                   F-73

                               INDEX TO EXHIBITS

Exhibits

  1.1      Form of Underwriting Agreement.

 *3.1      Amended and Restated Articles of Incorporation of the Registrant
          (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658)).

 *3.2      Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658)).

 *4.1     Form of Common Stock Certificate (incorporated by reference to Exhibit
          4.1 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658)).

  5.1     Form of Opinion of Hunton & Williams.

**8.1     Form of Opinion of Hunton & Williams as to Tax Matters.

*10.1 First Amended and Restated Agreement of Limited Partnership of Humphrey Hospitality Limited Partnership (incorporated by reference to
          Exhibit 10.1 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.2 Second Amended and Restated Agreement of Limited Partnership of Solomons Beacon Inn Limited Partnership (incorporated by reference to
          Exhibit 10.2 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.3 Agreement of Purchase and Sale dated November 29, 1994 between Dahlgren Lodging Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn - Dahlgren, Virginia (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.4 Agreement of Purchase and Sale dated November 29, 1994 between Dublin Lodging Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn - Dublin, Virginia (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.5 Agreement of Purchase and Sale dated November 29, 1994, between Elizabethton Lodging Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn - Elizabethton, Tennessee (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.6 Agreement of Purchase and Sale dated November 29, 1994 between Farmville Motor Inn Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn - Farmville, Virginia (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.7 Agreement of Purchase and Sale dated November 29, 1994 between Morgantown Lodging Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn - Morgantown, West Virginia (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.8 Agreement of Purchase and Sale dated November 29, 1994 between Princeton Inn Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn - Princeton, West Virginia (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.9 Agreement of Purchase and Sale dated November 29, 1994 between Wytheville Motor Inn Limited Partnership and Humphrey Hospitality Limited Partnership for the Best Western - Wytheville, Virginia (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.10 Agreement of Purchase and Sale dated June 8, 1995 between Farmville Lodging Associates, LLC, and Humphrey Hospitality Limited Partnership for the Days Inn - Farmville, Virginia (incorporated by reference to
          Exhibit 10.10 to the Company's Registration Statement on Form S-11 (Registration No. 33- 93346)).

*10.11 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn - Dahlgren, Virginia

          (incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.12 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn - Dublin, Virginia (incorporated by reference to Exhibit 10.12 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.13 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn - Elizabethton, Tennessee (incorporated by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.14 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn - Farmville, Virginia (incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.15 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn - Morgantown, West Virginia (incorporated by reference to Exhibit 10.15 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.16 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn - Princeton, West Virginia (incorporated by reference to Exhibit 10.16 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.17 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Best Western - Wytheville, Virginia (incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.18 Form of Percentage Lease Agreement between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Days Inn - Farmville, Virginia (incorporated by reference to
          Exhibit 10.18 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.19 Percentage Lease Agreement dated November 29, 1994 between Solomons Beacon Inn Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn - Beacon Marina, Solomons, Maryland (incorporated by reference to Exhibit 10.19 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.20 Option Agreement (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658)).

*10.21 Non-Competition Agreement (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658))

10.22 Services Agreement, dated as of January 1, 1996, between the Company and the Lessee.

10.23 First Amendment to Services Agreement, dated as of October 1, 1996, between the Company and the Lessee.

10.24 Construction Loan Agreement dated April 1, 1996, by and among the Partnership, and Mercantile.

10.25 Development Services Agreement, dated as of April 4, 1996, between the Partnership and Humphrey Development.

10.26 First Amendment to Development Services Agreement dated November 6, 1996 between the Partnership and Humphrey Development.

 23.1     Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1).

 23.2     Consent of Reznick Fedder & Silverman.

--------------------
*Previously filed.
**To be filed by amendment.

Item 36. Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 33 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Silver Spring, State of Maryland, on the 11th day of November, 1996.

                                     Humphrey Hospitality Trust, Inc.,
                                     a Virginia corporation
                                     (Registrant)

                                     By /s/ James I. Humphrey, Jr.
                                             James I. Humphrey, Jr.
                                             Chairman of the Board and President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 11th day of November, 1996 in the capacities indicated. Each of the directors and/or officers of Humphrey Hospitality Trust, Inc. whose signature appears below hereby appoints James I. Humphrey, Jr., as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments to this Registration Statement, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Humphrey Hospitality Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature                                     Title


/s/ James I. Humphrey, Jr.       Chairman of the Board of Directors, President
James I. Humphrey, Jr               and Director (Principal Executive Officer,
                                    Financial and Accounting Officer)


/s/ Charles A Mills, III         Treasurer, Vice President and Director
Charles A. Mills, III


/s/ Margaret Allen               Director
Margaret Allen


/s/ Andrew A. Mayer              Director
Andrew A. Mayer


/s/ Leah T. Robinson             Director
Leah T. Robinson


/s/ George R. Whittemore         Director
George R. Whittemore


/s/ Jeffrey M. Zwerdling         Director
Jeffrey M. Zwerdling

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